FILED PURSUANT TO RULE 424(B)(3); REGISTRATION STATEMENT NO. 333-44993



                                                             [George Mason Logo]

                         GEORGE MASON BANKSHARES, INC.
                               11185 MAIN STREET
                            FAIRFAX, VIRGINIA 22030
                                 (703) 352-1100

                                JANUARY 29, 1998

Dear Shareholders:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of George Mason Bankshares, Inc. ("George Mason") to be held at the Washington Golf and Country Club located at 3017 North Glebe Road, Arlington, Virginia at 10:00 a.m. on Monday, March 9, 1998.

    At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, among George Mason, United Bankshares, Inc. ("United") and George Mason Holding Company, a wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"), under which Merger Sub will be merged with and into George Mason and George Mason will become a wholly owned subsidiary of United (the "Merger"). Upon consummation of the Merger, each outstanding share of common stock of George Mason will be converted into and exchanged for 0.85 of a share of common stock of United, subject to adjustment as provided in the Merger Agreement (the "Exchange Ratio"). Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998, the Exchange Ratio is expected to be adjusted to 1.7 shares of common stock of United. This adjustment, the Merger and the United stock dividend are contingent upon the shareholders of United approving an increase in the number of authorized shares of common stock of United from 20,000,000 to 41,000,000 shares.

    The Board of Directors of George Mason has unanimously approved the Merger. THE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GEORGE MASON AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. George Mason's financial adviser, Friedman, Billings, Ramsey & Co., has issued its opinion to George Mason's Board of Directors that the Exchange Ratio is fair to George Mason's shareholders from a financial point of view.

    Consummation of the Merger is subject to certain conditions, including, but not limited to, the receipt of certain regulatory approvals.

    Regardless of the number of shares you own, or whether you plan to attend the Special Meeting, it is very important that your shares be represented and voted at the Special Meeting. The affirmative vote of more than two-thirds of the outstanding shares of common stock of George Mason entitled to vote at the Special Meeting is required for approval of the Merger Agreement. Please read the enclosed material carefully and complete, sign and return the enclosed proxy in the envelope provided as soon as possible.

    We have engaged Regan & Associates, Inc. ("Regan") to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy. In addition, if you have questions, you may call Regan at 1-800-737-3426.

    We look forward to seeing you at the Special Meeting.

                                         Sincerely,


                                         /s/ Bernard H. Clineburg
                                         _____________________________________
                                         Bernard H. Clineburg
                                         President & Chief Executive Officer

                                                             [George Mason Logo]

                         GEORGE MASON BANKSHARES, INC.
                               11185 MAIN STREET
                            FAIRFAX, VIRGINIA 22030
                                 (703) 352-1100
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 1998
                            ------------------------

To the Shareholders of George Mason Bankshares, Inc.:

    Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of George Mason Bankshares, Inc. ("George Mason") will be held at the Washington Golf and Country Club, located at 3017 North Glebe Road, Arlington, Virginia at 10:00 a.m., on Monday, March 9, 1998, for the following purposes:

         (1) To consider and vote upon an Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, among George Mason, United Bankshares, Inc. ("United") and George Mason Holding Company, a wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub would merge with and into George Mason and George Mason would become a wholly owned subsidiary of United (the "Merger") and each share of outstanding common stock, par value $1.11 per share, of George Mason ("George Mason Common Stock") on the effective date of the Merger will be converted into 0.85 of a share of common stock, par value $2.50 per share, of United, subject to adjustment as provided for in the Merger Agreement (the "Exchange Ratio"). Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998, the Exchange Ratio is expected to be adjusted to 1.7 shares of common stock of United. This adjustment, the Merger and the United stock dividend are contingent upon the shareholders of United approving an increase in the number of authorized shares of common stock of United from 20,000,000 to 41,000,000 shares. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

    Only shareholders of record at the close of business on January 29, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the outstanding shares of George Mason Common Stock entitled to vote at the Special Meeting.

    THE BOARD OF DIRECTORS OF GEORGE MASON UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSAL.

                                         By Order of the Board of Directors,


                                         /s/ Kevin F. DeCoste
                                         ______________________________________
                                         Kevin F. DeCoste
                                         Secretary

January 29, 1998
Fairfax, Virginia

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                                                                   [UNITED Logo]

                            UNITED BANKSHARES, INC.
                               300 UNITED CENTER
                           500 VIRGINIA STREET, EAST
                        CHARLESTON, WEST VIRGINIA 25301
                                 (304) 424-8761

                                JANUARY 29, 1998

Dear Shareholders:

    You are cordially invited to attend a special meeting of Shareholders (the "Special Meeting") of United Bankshares, Inc. ("United") to be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia at 10:00 a.m. on Monday, March 9, 1998.

    At the Special Meeting, you will be asked to consider and vote upon two proposals in connection with the proposed merger of George Mason Holding Company ("Merger Sub"), a wholly owned subsidiary of United, and George Mason Bankshares, Inc. ("George Mason") pursuant to which George Mason would become a wholly owned subsidiary of United (the "Merger"). The first is a proposal to amend the articles of incorporation of United (the "United Articles Amendment") to increase the number of authorized shares of common stock, par value $2.50 per share, of United ("United Common Stock") from 20,000,000 to 41,000,000 shares. The second is a proposal to approve the issuance of the shares of United Common Stock to be issued in the merger (the "United Share Issuance"). If the Merger is consummated, each outstanding share of common stock of George Mason will be converted into and exchanged for 0.85 of a share of United Common Stock, subject to adjustment as provided in the Merger Agreement (the "Exchange Ratio"). Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998, the Exchange Ratio is expected to be adjusted to 1.7 shares of common stock of United. This adjustment, the Merger and the United stock dividend are contingent upon the shareholders of United approving the United Articles Amendment.

    The Board of Directors of United has unanimously approved the United Articles Amendment and the United Share Issuance and believes that they and the transactions contemplated by the Merger Agreement are in the best interests of United and its shareholders. Accordingly, the Board strongly encourages you to vote FOR the proposals.

    Regardless of the number of shares you own, or whether you plan to attend the Special Meeting, it is very important that your shares be represented and voted at the Special Meeting. The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of the United Articles Amendment. The approval of a majority of the votes present or represented by proxy and entitled to vote on the matter at the Special Meeting is required to approve the United Share Issuance. Please read the enclosed material carefully and complete, sign and return the enclosed proxy in the envelope provided as soon as possible.

    We have engaged Corporate Investor Communications, Inc. to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy.

    We look forward to seeing you at the Special Meeting.

                                         Sincerely,


                                         /s/ Richard M. Adams
                                         _______________________________________
                                         Richard M. Adams
                                         Chairman of the Board & Chief Executive
                                         Officer

                                                                   [UNITED Logo]

                            UNITED BANKSHARES, INC.
                               300 UNITED CENTER
                           500 VIRGINIA STREET, EAST
                        CHARLESTON, WEST VIRGINIA 25301
                                 (304) 424-8761
                            ------------------------

              NOTICE OF UNITED SPECIAL MEETING OF SHAREHOLDERS TO
                             BE HELD MARCH 9, 1998
                            ------------------------

To the Shareholders of United Bankshares, Inc.:

    Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of United Bankshares, Inc. ("United") will be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia at 10:00 a.m., on Monday, March 9, 1998, for the following purposes:

         (1) To consider and vote upon a proposal to amend the articles of incorporation of United to increase the number of authorized shares of common stock, par value $2.50 per share of United ("United Common Stock"), from 20,000,000 to 41,000,000 shares (the "United Articles Amendment").

         (2) To consider and vote upon a proposal to approve the issuance of shares of United Common Stock (the "United Share Issuance") in connection with the proposed merger of George Mason Holding Company, a wholly owned subsidiary of United ("Merger Sub"), with and into George Mason Bankshares, Inc. ("George Mason"), which would become a wholly owned subsidiary of United pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, among George Mason, United and Merger Sub (the "Merger") and the related Plan of Merger (together, the "Merger Agreement"). Pursuant to the Merger, each share of common stock, par value $1.11 per share, of George Mason, outstanding on the effective date of the Merger (excluding certain shares held by George Mason, United or their subsidiaries, if any) shall be converted into 0.85 of a share of United Common Stock, subject to adjustment as provided in the Merger Agreement (the "Exchange Ratio"). Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998, the Exchange Ratio is expected to be adjusted to 1.7 shares of common stock of United. This adjustment, the Merger and the United stock dividend are contingent upon the shareholders of United approving the United Articles Amendment. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

         (3) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

    Only shareholders of record at the close of business on January 29, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The affirmative vote of a majority of the outstanding shares entitled to vote for the United Articles Amendment is required for approval of the United Articles Amendment, and the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the matter at the Special Meeting is required for approval of the United Share Issuance.

    THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT AND THE UNITED SHARE ISSUANCE. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSALS.

                                         By Order of the Board of Directors,

                                         /s/ Richard M. Adams
                                         _____________________________________
                                         Richard M. Adams
                                         Chairman of the Board and
                                         Chief Executive Officer

January 29, 1998
Charleston, West Virginia

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                      PROXY STATEMENT OF                                              PROXY STATEMENT OF
                GEORGE MASON BANKSHARES, INC.                                      UNITED BANKSHARES, INC.

               SPECIAL MEETING OF SHAREHOLDERS                                 SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON MARCH 9, 1998                                     TO BE HELD ON MARCH 9, 1998

                                   PROSPECTUS
                            UNITED BANKSHARES, INC.

                                  COMMON STOCK
                           $2.50 PAR VALUE PER SHARE
                            ------------------------

     This Joint Proxy Statement/Prospectus is being furnished by George Mason Bankshares, Inc., a Virginia corporation ("George Mason"), to holders of common stock, par value $1.11 per share ("George Mason Common Stock"), of George Mason, as a proxy statement in connection with the solicitation of proxies by the Board of Directors of George Mason (the "George Mason Board") for use at a Special Meeting of Shareholders to be held at 10:00 a.m., on Monday, March 9, 1998, at the Washington Golf and Country Club, located at 3017 North Glebe Road, Arlington, Virginia, and at any adjournments or postponements thereof (the "George Mason Special Meeting").

     This Joint Proxy Statement/Prospectus is also being furnished by United Bankshares, Inc., a West Virginia corporation ("United"), to holders of common stock, par value $2.50 per share ("United Common Stock"), of United as a proxy statement in connection with the solicitation of proxies by the Board of Directors of United (the "United Board") for use at a Special Meeting of Shareholders to be held at 10:00 a.m., on Monday, March 9, 1998, at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia, and at any adjournments or postponements thereof (the "United Special Meeting"), and to holders of George Mason Common Stock as a Prospectus with respect to the shares (the "United Common Shares") of United Common Stock that are issuable upon consummation of the Merger (as hereinafter defined).

     At the George Mason Special Meeting, the holders of George Mason Common Stock will consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, among George Mason, United and George Mason Holding Company, a Virginia corporation and wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"), pursuant to which Merger Sub will merge with and into George Mason and George Mason will become a wholly owned subsidiary of United (the "Merger"), all on and subject to the terms and conditions contained therein. The Merger Agreement is included in this Joint Proxy Statement/Prospectus as Appendix A.

     At the United Special Meeting, the holders of United Common Stock will have the opportunity to consider and vote upon proposals to approve (i) the amendment of the restated articles of incorporation of United (the "United Articles") to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares (the "United Articles Amendment") and (ii) the issuance of the shares of United Common Stock to be issued in connection with the Merger, which includes shares to be reserved for issuance in connection with the conversion of certain George Mason Stock options into United stock options (the "United Share Issuance"). See "Summary," "The Merger," "United Articles Amendment" and Appendix A.

     Upon consummation of the Merger, each share of George Mason Common Stock issued and outstanding immediately prior to the Merger shall cease to be outstanding and each such share (excluding certain shares held by George Mason, United or their subsidiaries, if any) shall be converted into and exchanged for
0.85 of a share of United Common Stock (the "Exchange Ratio"), subject to adjustment as provided in the Merger Agreement and as described herein with cash paid in lieu of fractional shares. Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998 (the "United Stock Dividend"), the Exchange Ratio will be 1.7 shares of common stock of United; PROVIDED that the effective date of the Merger occurs after March 13, 1998 and that the shareholders of United approve the United Articles Amendment. The Merger Agreement also provides for the conversion upon consummation of the Merger of all stock options (the "George Mason Stock Options") outstanding under the George Mason Stock Plans (as defined herein) into options to acquire shares of United Common Stock, appropriately adjusted to reflect the Exchange Ratio. See "The Merger."

     Based on the 5,277,301 shares of George Mason Common Stock outstanding on the George Mason Record Date (as hereinafter defined), the 310,100 shares issuable upon exercise of outstanding George Mason Stock Options and 13,820 shares estimated to be issued under certain employee benefit plans of George Mason and the Exchange Ratio of 0.85, up to approximately 4,761,038 shares of United Common Stock will be issuable upon consummation of the Merger. Up to 9,522,076 shares of United Common Stock will be issuable upon consummation of the Merger if, as anticipated, the effective date of the Merger occurs after March 13, 1998 in light of the United Stock Dividend. The shares of George Mason Common Stock and United Common Stock are listed and traded on The Nasdaq Stock Market Inc. (the "Nasdaq Stock Market"). On September 10, 1997, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of George Mason Common Stock and of United Common Stock on the Nasdaq Stock Market were $34 1/2 and $45 1/2, respectively, and on January 28, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sale prices per share were $38 5/8 and $46 3/4, respectively.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
                STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

            THE SHARES OF UNITED COMMON STOCK OFFERED HEREBY ARE NOT
              SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A
                BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED
                BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                         ANY OTHER GOVERNMENTAL AGENCY.

     The date of this Joint Proxy Statement/Prospectus is January 29, 1998, and it is first being mailed or otherwise delivered to George Mason and United shareholders on or about such date.

                               TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          -----
AVAILABLE INFORMATION..................................................................................................       1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......................................................................       2
SUMMARY................................................................................................................       3
  Parties to the Merger................................................................................................       3
  Special Meetings; Record Date........................................................................................       3
  The Merger...........................................................................................................       4
  United Articles Amendment............................................................................................       4
  Consideration; Exchange Ratio........................................................................................       4
  Votes Required and Board Recommendations.............................................................................       4
  General..............................................................................................................       5
  Recent Developments..................................................................................................       8
  Market for Common Stock and Related Shareholder Matters..............................................................       8
  Comparison of Certain Unaudited per Share Data.......................................................................       9
  Selected Financial Data of United (Historical).......................................................................      10
  Selected Financial Data of George Mason (Historical).................................................................      11
  United and George Mason Unaudited Pro Forma Condensed Consolidated Financial Data....................................      12
RECENT DEVELOPMENTS....................................................................................................      13
  United...............................................................................................................      13
  George Mason.........................................................................................................      13
GENERAL INFORMATION....................................................................................................      13
  Special Meetings.....................................................................................................      13
  Record Date, Solicitation and Revocability of Proxies................................................................      14
  General..............................................................................................................      15
  Votes Required.......................................................................................................      15
  Recommendation of George Mason Board of Directors....................................................................      16
  Recommendation of United Board of Directors..........................................................................      16
THE MERGER.............................................................................................................      16
  General..............................................................................................................      16
  Background of the Merger.............................................................................................      17
  Reasons of George Mason for the Merger...............................................................................      18
  Opinion of George Mason Financial Advisor............................................................................      18
  Reasons of United for the Merger.....................................................................................      21
  Effective Time.......................................................................................................      21
  Distribution of United Certificates..................................................................................      22
  Fractional Shares....................................................................................................      22
  Stock Options........................................................................................................      22
  Certain Federal Income Tax Consequences..............................................................................      22
  Management and Operations After the Merger...........................................................................      24
  Post-Acquisition Compensation and Benefits...........................................................................      24
  Interests of Certain Persons in the Merger...........................................................................      24
  Conditions to Consummation...........................................................................................      26
  Regulatory Approvals.................................................................................................      27
  Amendment, Waiver and Termination....................................................................................      28
  Conduct of Business Pending the Merger...............................................................................      28
  Dividend Coordination................................................................................................      29
  Expenses and Fees....................................................................................................      30
  Accounting Treatment.................................................................................................      30
  No Dissenters' Rights................................................................................................      30
  Nasdaq Listing of United Common Stock................................................................................      30
  Resales of United Common Stock.......................................................................................      30
  Stock Option Agreement...............................................................................................      31
  Termination Fee......................................................................................................      33

                                                                                                                          PAGE
                                                                                                                          -----
UNITED ARTICLES AMENDMENT..............................................................................................      34
UNITED AND GEORGE MASON UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL INFORMATION...................................................................................      34
DESCRIPTION OF UNITED CAPITAL STOCK....................................................................................      42
  General..............................................................................................................      42
  Voting Rights........................................................................................................      42
  Dividends............................................................................................................      42
  Preemptive Rights....................................................................................................      42
  Liquidation..........................................................................................................      42
  Issuance of Stock....................................................................................................      42
CERTAIN DIFFERENCES IN THE RIGHTS OF UNITED SHAREHOLDERS
  AND GEORGE MASON SHAREHOLDERS........................................................................................      43
  Authorized Capital Stock.............................................................................................      43
  Voting Rights........................................................................................................      43
  Dividends and Other Distributions....................................................................................      43
  Director Conflict of Interest Transactions...........................................................................      43
  Amendment of Articles of Incorporation and Bylaws....................................................................      44
  Special Meetings of Shareholders.....................................................................................      44
  Number of Directors, Classified Board of Directors...................................................................      44
  Director Vacancies and Removal of Directors..........................................................................      44
  Restrictions on Certain Business Combinations........................................................................      45
  Control Share Acquisitions...........................................................................................      45
  Indemnification, Limitation on Liability.............................................................................      46
  Dissenters' Rights...................................................................................................      46
  Shareholder Inspection Rights; Shareholder Lists.....................................................................      47
COMPARATIVE MARKET PRICES AND DIVIDENDS................................................................................      48
  United...............................................................................................................      48
  George Mason.........................................................................................................      49
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF GEORGE MASON...........................................................      50
  Principal Beneficial Owners..........................................................................................      50
  Shares Beneficially Owned by Directors and Executive Officers........................................................      50
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF UNITED.................................................................      52
  Principal Beneficial Owners..........................................................................................      52
  Shares Beneficially Owned by Directors and Executive Officers........................................................      52
EXPERTS................................................................................................................      54
VALIDITY OF UNITED COMMON STOCK........................................................................................      54
OTHER MATTERS..........................................................................................................      54
SHAREHOLDER PROPOSALS..................................................................................................      54
  George Mason.........................................................................................................      54
  United...............................................................................................................      54

APPENDICES:
APPENDIX A -- Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, by and among United,
              George Mason Holding Company and George Mason, and the related Plan of Merger
APPENDIX B -- Stock Option Agreement, dated as of September 11, 1997, by and between United and George Mason
APPENDIX C -- Opinion of Friedman, Billings, Ramsey & Co.

                             AVAILABLE INFORMATION

     United and George Mason are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by United and George Mason with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and may be inspected at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. In addition, both United Common Stock and George Mason Common Stock are traded on the Nasdaq Stock Market. Reports, proxy statements and other information concerning United and George Mason may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part, and exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by United with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     This Joint Proxy Statement/Prospectus contains statements describing the material provisions of certain documents included herein as Appendices or filed or incorporated by reference as exhibits to the Registration Statement. Such descriptions are not necessarily complete, and all such statements contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by reference to the full text of such documents.

     All information contained herein with respect to United and its subsidiaries has been supplied by United, and all information with respect to George Mason and its subsidiaries has been supplied by George Mason.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED OR GEORGE MASON. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED, GEORGE MASON, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by United with the Commission (File No. 0-13322) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: United's Annual Report on Form 10-K as of and for the year ended December 31, 1996 (the "1996 United 10-K"); the portions of United's Proxy Statement for the Annual Meeting of shareholders held on May 19, 1997 (the "1997 United Proxy Statement") that have been incorporated by reference into the 1996 United 10-K; United's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, the six months ended June 30, 1997 and the nine months ended September 30, 1997; and United's Current Reports on Form 8-K, dated September 10, 1997, November 7, 1997, November 25, 1997 and January 21, 1998.

     The following documents filed by George Mason with the Commission (File No. 0-13833) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: George Mason's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 George Mason 10-K"), the portions of George Mason's Proxy Statement for the Annual Meeting of shareholders held on May 16, 1997 that have been incorporated by reference into the 1996 George Mason 10-K; George Mason's Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, the six months ended June 30, 1997 and the nine months ended September 30, 1997; and George Mason's Current Reports on Form 8-K, dated September 17, 1997 and January 22, 1998.

     All documents filed by United and George Mason pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

     Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any supplement hereto.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: UNITED BANKSHARES, INC., 300 UNITED CENTER, 500 VIRGINIA STREET, EAST, CHARLESTON, WEST VIRGINIA 25301, (304) 424-8761, ATTENTION: SECRETARY, AS TO UNITED DOCUMENTS; AND GEORGE MASON BANKSHARES, INC., 11185 MAIN STREET, FAIRFAX, VIRGINIA 22030, (703) 352-1100,
ATTENTION: KEVIN F. DECOSTE, SECRETARY, AS TO GEORGE MASON DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 2, 1998.

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF EACH OF UNITED AND GEORGE MASON. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UNITED AND GEORGE MASON ARE GREATER THAN EXPECTED; (3) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED;
(4) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY;
(5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR
(7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED.

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. A COPY OF THE MERGER AGREEMENT IS SET FORTH IN APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. A COPY OF THE STOCK OPTION AGREEMENT (AS DEFINED HEREIN) IS INCLUDED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE OPTION (AS DEFINED HEREIN). SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES AND THE DOCUMENTS INCORPORATED BY REFERENCE. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "UNITED" AND "GEORGE MASON" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES.

PARTIES TO THE MERGER

     UNITED. United is a West Virginia corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") with its principal executive office located at 300 United Center, 500 Virginia Street, East, Charleston, West Virginia 25301 and its telephone number is (304) 424-8761. United operates through its subsidiaries, United National Bank ("UNB") which operates in West Virginia through 42 offices, and United Bank, a Virginia state chartered commercial bank headquartered in Arlington, Virginia and operating principally in Northern Virginia through 10 offices. United also owns United Venture Fund, Inc., a West Virginia capital company which is primarily engaged in lending activities consistent with the requirements of the West Virginia Capital Company Act and the BHCA. As of September 30, 1997, United had consolidated assets of $2.58 billion, consolidated deposits of $2.02 billion and stockholders' equity of $272.49 million. See " -- Recent Developments,"
" -- Comparison of Certain Unaudited Per Share Data," " -- Selected Financial Data of United,", "Incorporation of Certain Information By Reference" and "Recent Developments -- United."

     United regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of United's book value and net income per common share may occur in connection with any future transactions.

     GEORGE MASON. George Mason is a Virginia corporation and a registered bank holding company under the BHCA with its principal executive offices located at 11185 Main Street, Fairfax, Virginia 22030, and its telephone number is (703) 352-1100. George Mason operates through its principal subsidiaries, George Mason Bank, a Virginia state chartered bank ("GMB"), and George Mason Mortgage Company ("GMMC"). GMB provides a wide range of financial services principally to individuals and to small and medium-sized businesses, is community-oriented and offers services customarily provided by full-service banks, including individual and commercial checking, savings and time deposit accounts, commercial loans, real estate and consumer loans, travelers' checks and safe deposit facilities. GMB operates through 21 offices in the Washington metropolitan area. George Mason Mortgage Company, a wholly-owned subsidiary of GMB, is engaged in the operation of a general mortgage and agency business. It currently operates through 7 offices. As of September 30, 1997, George Mason had consolidated assets of $969.6 million, consolidated deposits of $760.3 million and shareholders' equity of $70.7 million. See " -- Comparison of Certain Unaudited Per Share Data," " -- Selected Financial Data of George Mason," "Incorporation of Certain Information By Reference" and "Recent Developments -- George Mason."

SPECIAL MEETINGS; RECORD DATE

     GEORGE MASON. The George Mason Special Meeting will be held at 10:00 a.m., on Monday, March 9, 1998, at the Washington Golf and Country Club, located at 3017 North Glebe Road, Arlington, Virginia. At the George Mason Special Meeting, George Mason shareholders will consider and vote upon approval of the Merger Agreement. The George Mason Board has fixed the close of business on January 29, 1998, as the record date for determining the George Mason shareholders entitled to receive notice of and to vote at the George Mason Special Meeting (the "George Mason Record Date"). As of the George Mason Record Date, there were 5,271,625 shares of George Mason Common Stock issued and outstanding and entitled to be voted at the Special Meeting.

     UNITED. The United Special Meeting will be held at 10:00 a.m., on Monday, March 9, 1998, at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia. At the United Special Meeting, United shareholders will consider and vote upon (i) the United Articles Amendment and (ii) the United Share Issuance. The United Board has fixed the close of business on January 29, 1998, as the record date for determining the United shareholders entitled to receive notice of and to vote at the United Special Meeting (the "United Record Date"). As of the United Record Date, there were 14,983,758 shares of United Common Stock issued and outstanding and entitled to be voted at the United Special Meeting.

THE MERGER

     The Merger Agreement provides that Merger Sub will merge with and into George Mason, which will be the surviving corporation in the Merger and will be governed by the laws of the Commonwealth of Virginia. If the Merger Agreement is approved at the George Mason Special Meeting and the United Articles Amendment and United Share Issuance are approved at the United Special Meeting, all required governmental and other consents and approvals are obtained and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Appendix A to this Joint Proxy Statement/Prospectus. See "The Merger."

UNITED ARTICLES AMENDMENT

     In connection with the Merger and the United Stock Dividend, the United Board approved the United Articles Amendment to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares. Approval of the United Articles Amendment requires the approval of a majority of the outstanding shares of United Common Stock entitled to vote on the matter. The purpose of the United Articles Amendment is to provide United with a sufficient number of authorized shares of United Common Stock to consummate the Merger and effect the United Stock Dividend. Over 99% of the increase in authorized United Common Stock will be used for such purpose. Approval of the United Articles Amendment is a condition precedent to consummation of the Merger. See "The Merger -- Conditions to Consummation" and "United Articles Amendment."

CONSIDERATION; EXCHANGE RATIO

     Upon consummation of the Merger, all of the outstanding shares of George Mason Common Stock (excluding certain shares held by George Mason, United or their subsidiaries, if any) will be converted into and exchanged for shares of United Common Stock based upon the Exchange Ratio. No fractional shares of United Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any George Mason shareholder would be entitled upon consummation of the Merger, based on the average of the last sale prices of the United Common Stock as reported by the Nasdaq Stock Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) for the five trading days immediately preceding the Effective Date (as defined herein).

VOTES REQUIRED AND BOARD RECOMMENDATIONS

     GEORGE MASON. Approval of the Merger Agreement requires the affirmative vote of the holders of more than two-thirds of the outstanding shares of the George Mason Common Stock entitled to vote at the Special Meeting. As of the George Mason Record Date, the directors and executive officers of George Mason and their affiliates held 673,527 shares (or approximately 12.76% of the outstanding shares) of George Mason Common Stock so entitled to vote. As of the George Mason Record Date, United held no shares of George Mason Common Stock and directors and executive officers of United and their affiliates held no shares of George Mason Common Stock. As of the George Mason Record Date, George Mason held 53,229 shares and United held no shares of George Mason Common Stock in a fiduciary capacity for others. See "General Information -- Vote Required" and "The Merger -- Interests of Certain Persons in the Merger."

     The George Mason Board believes that the Merger is in the best interests of George Mason and its shareholders and has unanimously adopted the Merger Agreement and approved the consummation of the transactions contemplated therein. In deciding to adopt the Merger Agreement and approve the transactions contemplated therein, the George Mason Board considered a number of factors, including the financial condition, results of operations and future prospects of George Mason and United and the opinion referred to below. See "The
Merger -- Background of the Merger" and "The Merger -- Reasons of George Mason for the Merger."

     THE GEORGE MASON BOARD UNANIMOUSLY RECOMMENDS THAT GEORGE MASON SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     Friedman, Billings, Ramsey & Co., Inc. ("FBR") has served as financial adviser to George Mason in connection with the Merger and has rendered an opinion to the George Mason Board that the Exchange Ratio is fair from a financial point of view to George Mason shareholders. For additional information concerning FBR and its opinion, see "The Merger -- Opinion of George Mason's Financial Adviser" and the opinion included as Appendix C to this Joint Proxy Statement/Prospectus.

     UNITED. The affirmative vote of a majority of the outstanding shares of United Common Stock entitled to vote is required for approval of the United Articles Amendment increasing the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 and the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the matter at the United Special Meeting is required for approval of the United Share Issuance. As of the United Record Date, the directors and executive officers of United and their affiliates held 2,453,046 shares (or approximately 16.37% of the outstanding shares) of United Common Stock. As of the United Record Date, George Mason held no shares of United Common Stock and directors and executive officers of George Mason and their affiliates held no shares of United Common Stock. As of the United Record Date, United held 1,103,772 shares and George Mason held no shares of United Common Stock in a fiduciary capacity for others. See "General Information -- Vote Required" and "The Merger -- Interests of Certain Persons in the Merger."

     The United Board believes that the United Articles Amendment and United Share Issuance in connection with the Merger are in the best interests of United and its shareholders and unanimously recommends that you vote for the United Articles Amendment and United Share Issuance. See "Background of the Merger," "Reasons of United for the Merger," and "United Articles Amendment."

     THE UNITED BOARD UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT AND THE UNITED SHARE ISSUANCE.

GENERAL

     EFFECTIVE TIME. If the Merger Agreement is approved by the requisite votes of the George Mason shareholders, the United Articles Amendment and United Share Issuance are approved by the requisite votes of United shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date (the "Effective Date") and at the time (the "Effective Time") that articles of merger are filed with the Virginia State Corporation Commission (the "Corporation Commission") and a certificate of merger is issued by the Corporation Commission. Subject to the conditions to the obligations of the parties to effect the Merger, the parties have agreed to cause the Effective Date to occur on the fifth business day to occur after the last of the conditions to the consummation of the Merger have been satisfied or waived (or, at the election of United, on the last business day of the month in which such fifth business day occurs, or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month); PROVIDED, HOWEVER, that in no event shall the Effective Date occur on or prior to January 1, 1998. United and George Mason each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by July 15, 1998, except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement. See "The
Merger -- Amendment, Waiver and Termination."

     DELIVERY OF UNITED CERTIFICATES. Promptly after the Effective Time, United will send or will cause to be sent transmittal materials to each record holder of shares of George Mason Common Stock outstanding at the Effective Time for use in exchanging those certificates for shares of United Common Stock. See "The Merger -- Distribution of United Certificates."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss will be recognized for federal income tax purposes by George Mason shareholders as a result of the Merger except with respect to any cash received in lieu of fractional share interests and no gain or loss will be recognized by United shareholders as a result of the Merger. A condition to consummation of the Merger is the receipt by each of United and George Mason of an opinion from their respective legal counsel as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger. All shareholders should carefully read the discussion of the material federal income tax consequences of the proposed Merger under "The
Merger -- Certain Federal Income Tax Consequences" and are urged to consult with their own tax advisers as to the federal, state, local and foreign tax consequences in their particular circumstances.

     EFFECTS OF THE MERGER ON RIGHTS OF SHAREHOLDERS. As a result of the Merger, holders of George Mason Common Stock who receive shares of United Common Stock will become shareholders of United. For a comparison of the charter and bylaw provisions of United and George Mason governing the rights of United and George Mason shareholders, see "Certain Differences in the Rights of United and George Mason Shareholders."

     MANAGEMENT AFTER THE MERGER. United has agreed to cause at least five members of the George Mason Board (selected by United after consultation with George Mason), including Bernard H. Clineburg, the Chief Executive Officer and President of George Mason, who are still members of the George Mason Board immediately prior to the Effective Time and willing and eligible to serve to be elected or appointed as directors of United at the Effective Time and shall cause Mr. Clineburg to also be elected or appointed as a member of the Executive Committee of the United Board. In addition, United has advised George Mason that it will, by no later than the first meeting of the United Board held after the later to occur of (i) United's shareholders approving the United Share Issuance and United Articles Amendment and (ii) United's 1998 Annual Meeting of Stockholders, reduce the size of the United Board (or agree to increase the number of members of the George Mason Board to join the United Board) such that the former members of the George Mason Board will constitute at least 23% of the United Board. United has agreed to cause Mr. Clineburg to be elected or appointed as the President of United at the Effective Time and as the Chairman and Chief Executive Officer of United Bank. See "The Merger -- Management and Operations After the Merger" and " -- Interests of Certain Persons in the Merger."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of the management of George Mason have interests in the Merger in addition to their interests generally as shareholders of George Mason. Mr. Clineburg has commitments regarding the positions described above with United and has entered into an employment agreement with United and United's Virginia bank subsidiary, United Bank. In addition, at the time of the execution of the Merger Agreement on September 10, 1997, United advised George Mason that it intended that the existing management of GMMC be retained and its chief executive officer report directly to the chief executive officer of the bank resulting from the merger of GMB and United Bank. In addition, under the Merger Agreement, United has agreed to indemnify, for a period of six years after the Effective Date, the present directors, officers and employees of George Mason for all acts and omissions occurring at or prior to the Effective Time to the same extent as such persons could be indemnified by George Mason as of the date of the Merger Agreement. United has also agreed to provide directors' and officers' liability insurance for the present and former officers and directors of George Mason for a period of four years following the Effective Time.

     The Merger Agreement provides that all options to acquire George Mason Common Stock outstanding at the Effective Time under the George Mason Stock Plans (as defined below), including those held by management, will be converted at the Exchange Ratio into options to acquire shares of United Common Stock.

     The Board of Directors of George Mason was aware of these interests and considered them, among other interests and other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "The
Merger -- Interests of Certain Persons in the Merger."

     CONDITIONS TO CONSUMMATION. Consummation of the Merger is subject to various conditions, including, among other matters: (i) approval of the Merger Agreement by the George Mason shareholders and approval of the United Articles Amendment and United Share Issuance by the United shareholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger; and (iii) satisfaction of certain other usual conditions, including the receipt of the tax opinions discussed above. Under the terms of the Merger Agreement, the conditions to the Merger may generally be waived by United or George Mason, as applicable. See "The Merger -- Conditions to Consummation" and " -- Amendment, Waiver and Termination."

     REGULATORY APPROVALS. The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Corporation Commission, and may be subject to the approval of or notice to other regulatory authorities. Other applications for approval of the Merger have been filed with such agencies. There can be no assurance that the approval of the Federal Reserve or the Corporation Commission or any other authority will be obtained or as to the timing or conditions of such approval. See "The
Merger -- Regulatory Approvals."

     TERMINATION. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual action of the board of directors of both George Mason and United, or by action of the board of directors of either company under certain circumstances, including if the Merger is not consummated by July 15, 1998, unless the failure to consummate by such time is due to knowing action or inaction of the party seeking to terminate. See "The Merger -- Amendment, Waiver and Termination."

     ACCOUNTING TREATMENT. The Merger is intended to be accounted for under the pooling-of-interests accounting method. It is a condition to closing that George Mason and United shall each have received from Ernst & Young LLP, their independent auditors, letters, dated the date of or shortly prior to the Effective Date, stating its opinion that the Merger qualifies for pooling-of-interests accounting treatment. See "The Merger -- Accounting Treatment."

     BANK MERGER. Each of George Mason and United have agreed to use reasonable best efforts to cause and effect the merger of United Bank into GMB (the "Bank Merger") as promptly as reasonably practicable following the Effective Date.

     NO DISSENTERS' RIGHTS. Under the Virginia Stock Corporation Act (the "VSCA"), holders of George Mason Common Stock have no dissenters' rights in connection with the Merger. Under the West Virginia Corporation Act ("WVCA"), holders of United Common Stock have no dissenters' rights in connection with the United Articles Amendment and the United Share Issuance. See "The Merger -- No Dissenters' Rights."

     RESALES OF UNITED COMMON STOCK. The shares of United Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, provided that the resale of shares held by persons who may be deemed to be "affiliates" of George Mason and United under applicable federal securities laws will be subject to the requirements of such laws and regulations thereunder, as well as restrictions which are intended to ensure that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

     STOCK OPTION AGREEMENT. As an inducement to the willingness of United to continue to pursue the transactions contemplated by the Merger Agreement, on September 11, 1997, George Mason, as issuer, entered into a stock option agreement with United, as grantee, dated as of September 11, 1997 (the "Stock Option Agreement"). The Stock Option Agreement is attached hereto as Appendix B and is incorporated by reference herein.

     Pursuant to the Stock Option Agreement, George Mason granted to United an irrevocable option (the "Option") pursuant to which United has the right, upon the occurrence of certain events (none of which has occurred to the best of United's and George Mason's knowledge), to purchase up to 1,018,000 shares of George Mason Common Stock, subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of George Mason Common Stock outstanding immediately before exercise of the Option, for a purchase price of $32.375 per share, subject to termination during certain periods.

     Under certain circumstances, United also could elect to sell the Option, and any shares previously purchased thereunder, back to George Mason at a price generally reflecting the price offered or paid by a third-party acquirer for other shares of George Mason. Alternatively, under certain circumstances, United could surrender the Option for a cash payment from George Mason of $9 million.

     In the event that George Mason shareholders fail to approve the Merger Agreement or the United shareholders fail to approve the United Articles Amendment and the United Share Issuance, either George Mason or United may terminate the Merger Agreement in accordance with its terms. Under certain circumstances, the Stock Option Agreement will survive until 18 months after such termination. United will be entitled to exercise its rights under the Stock Option Agreement if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) occur within such 18-month period. The purchase of any shares of George Mason Common Stock pursuant to the Option is subject to compliance with applicable law, including, but not limited to, the receipt of necessary approvals under the BHCA.

     Arrangements such as the Stock Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire George Mason prior to the Merger, even if such persons might have been prepared to offer to pay consideration to George Mason shareholders that has a higher current market price than the shares of United Common Stock to be received by such holders pursuant to the Merger Agreement. See "The
Merger -- Background of the Merger," "The Merger -- Reasons of George Mason for the Merger," "The Merger -- Reasons of United for the Merger," "The
Merger -- Stock Option Agreement" and Appendix B to this Joint Proxy Statement/Prospectus.

     TERMINATION FEE. If (i) the United Board fails to recommend the United Articles Amendment or the United Share Issuance or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of George Mason, (ii) United is in material and willful breach of any of its covenants contained in the Merger Agreement such that George Mason is entitled to terminate the Merger Agreement, or (iii) the shareholders of United do not approve the United Articles Amendment or the United Share Issuance at the United Special Meeting, in each case after there has been proposed by a third party a United Acquisition Transaction, as defined herein (the "Proposal"), then, in any such event, upon the actual consummation of a United Acquisition Transaction with such third party within 18 months after the Proposal, United is obligated to pay George Mason a fee of $9 million. This fee is not payable if United has terminated, or has or had the right to terminate, the Merger Agreement in the event of a breach or failure to obtain required approvals as a result of the George Mason shareholders not approving the Merger Agreement or the George Mason Board failing to recommend the Merger Agreement.

RECENT DEVELOPMENTS

     UNITED. United recorded net income of $40.9 million for the year ended December 31, 1997. Net income per share of $2.70 for 1997 was up 35 percent over $2.00 for 1996. United's return on average assets of 1.68 percent and return on average shareholders' equity of 15.28 percent both exceeded peer group ratios of
1.31 percent and 14.78 percent, respectively, according to the September 30, 1997 Bank Holding Company Performance Report. See "Recent Developments -- United."

     GEORGE MASON. George Mason reported 1997 net income of $8.08 million compared to $6.88 million for 1996, representing an increase of 17.4 percent and marking George Mason's sixth consecutive year of record earnings. Basic earnings per share for 1997 were $1.58 compared to $1.38 for 1996, representing an increase of 14.5 percent. Diluted earnings per share increased to $1.54 for 1997 from $1.35 in 1996, representing a 14.1 percent increase. George Mason's return on average assets and equity for 1997 were 0.90 percent and 11.76 percent respectively, compared to 0.92 percent and 11.21 percent for 1996.

     Net income for the fourth quarter of 1997 totaled $2.15 million compared to $2.03 million for the same period last year, representing an increase of 5.6 percent. Basic earnings per share and diluted earnings per share for the fourth quarter of 1997 were $0.41 and $0.40, respectively, compared to $0.40 and $0.40 for 1996. See "Recent Developments -- George Mason."

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     United Common Stock and George Mason Common Stock are each traded on the Nasdaq Stock Market. The following table sets forth the last sale price of United Common Stock, the last sale price of George Mason Common Stock, and the equivalent price per share (as explained below) of George Mason Common Stock at
(i) the close of business on September 10, 1997, the last trading day immediately preceding public announcement of the Merger, and (ii) January 28, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus:

                                      MARKET PRICE PER SHARE
                        --------------------------------------------------
                           UNITED         GEORGE MASON      EQUIVALENT PER
                        COMMON STOCK      COMMON STOCK      PRICE SHARE(1)
                        ------------      ------------      --------------
September 10, 1997       $    45.50        $    34.50        $     38.675
January 28, 1998         $    46.75        $    38.625       $     39.7375

---------------
(1) The equivalent price per share of George Mason Common Stock at the specified dates represents the last sale price of a share of United Common Stock on such date multiplied by the Exchange Ratio of 0.85.

     Shareholders are advised to obtain current market quotations for United Common Stock. The market price of United Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective Time. Fluctuations in the market price of United Common Stock will result in an increase or decrease in the market value of the consideration to be received by holders of George Mason Common Stock in the Merger. The number of shares of United Common Stock to be received for each share of George Mason Common Stock has been fixed by the Exchange Ratio. Accordingly, an increase in the market value of United Common Stock will increase the market value of the consideration to be received in the Merger. A decrease in the market value of United Common Stock will have the opposite effect. The market value of the consideration at the time of the Merger will depend upon the market value of a share of United Common Stock at such time. See "Comparative Market Prices and Dividends."
                                       8

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following summary presents selected comparative unaudited per share data for United and George Mason on an historical basis and on a pro forma combined basis and equivalent pro forma combined basis assuming the Merger had been effective during the periods presented and accounted for under the pooling-of-interests accounting method. Pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial data and statements of United and George Mason incorporated by reference herein, including the respective notes thereto. See "Available Information," "Incorporation of Certain Information by Reference," " -- Selected Financial Data of United (Historical)," " -- Selected Financial Data of George Mason (Historical)" and "The Merger -- Accounting Treatment."

     The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of the future operations or the actual results or combined financial position of United that would have been achieved had the Merger been consummated as of the dates or for the periods indicated. While no assurance can be given, United expects that it will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. However, the pro forma comparative unaudited per share data do not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of George Mason and United and, therefore, do not purport to be indicative of the results of future operations of United. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,       YEARS ENDED DECEMBER 31,
                                                                                     1997            1996      1995      1994
                                                                               -----------------    ------    ------    ------
UNITED BANKSHARES, INC.
Net income per common share
  Historical(3).............................................................        $  2.04         $ 2.02    $ 2.19    $ 2.02
  George Mason pro forma combined(1)........................................        $  1.89         $ 1.93    $ 2.05    $ 1.86

Net income per diluted common share
  Historical(3).............................................................        $  2.02         $ 2.00    $ 2.18    $ 2.01
  George Mason pro forma combined(1)........................................        $  1.86         $ 1.91    $ 2.03    $ 1.84

Dividends per common share
  Historical................................................................        $  1.00         $ 1.24    $ 1.17    $ 1.06
  George Mason pro forma combined(1)........................................        $  0.89         $ 1.09    $ 1.01    $ 0.91

Book value per common share
  Historical................................................................        $ 18.23         $17.13    $16.45    $15.09
  George Mason pro forma combined(1)........................................        $ 17.77         $16.67    $16.00    $14.44

GEORGE MASON BANKSHARES, INC.
Net income per common share
  Historical(3).............................................................        $  1.17         $ 1.38    $ 1.30    $ 1.05
  Equivalent George Mason pro forma combined(2).............................        $  1.61         $ 1.64    $ 1.74    $ 1.58

Net income per diluted common share
  Historical(3).............................................................        $  1.13         $ 1.35    $ 1.28    $ 1.04
  Equivalent George Mason pro forma combined(2).............................        $  1.58         $ 1.62    $ 1.73    $ 1.56

Dividends per common share
  Historical................................................................        $  0.42         $ 0.46    $ 0.38    $ 0.29
  Equivalent George Mason pro forma combined(2).............................        $  0.75         $ 0.93    $ 0.86    $ 0.77

Book value per common share
  Historical................................................................        $ 13.76         $12.80    $12.18    $10.18
  Equivalent George Mason pro forma combined(2).............................        $ 15.10         $14.17    $13.60    $12.27

---------------
(1) Assumes receipt of 100% of the outstanding shares of George Mason Common Stock in exchange for United Common Stock at the Exchange Ratio.

(2) The equivalent per share amounts are the result of multiplying the pro forma combined dividends, the pro forma combined net income, and pro forma combined book value by the Exchange Ratio.

(3) The earnings per share amounts for all periods presented have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE.
                                       9

SELECTED FINANCIAL DATA OF UNITED (HISTORICAL)

     The following table sets forth selected historical financial data of United and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with United's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of United, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."



                                    FOR THE NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,                           FOR THE YEAR ENDED DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1997          1996          1996          1995          1994          1993          1992
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS:
Total interest income.............$  138,470    $  128,324    $  172,358    $  165,815    $  147,637    $  140,624    $  136,429
Total interest expense............    61,059        53,998        73,185        70,167        55,672        55,037        60,819
Net interest income...............    77,411        74,326        99,173        95,648        91,965        85,587        75,610
Provision for loan losses.........     2,150         2,160         2,610         2,320         2,202         4,830         4,808
Other income......................    14,468         9,864        14,189        14,752        12,238        14,300        11,889
Other expenses....................    43,432        49,544        63,549        57,481        55,908        56,107        52,626
Income taxes......................    15,784        11,910        16,691        17,782        15,709        12,482         9,280
Income before cumulative effect of
  accounting change...............    30,513        20,576        30,512        32,817        30,384        26,468        20,785
Net income........................    30,513        20,576        30,512        32,817        30,384        27,797        20,785
Cash dividends (1)................    14,980        12,997        17,847        13,817        12,604        10,918         7,914
PER COMMON SHARE:
Income before cumulative effect of
  accounting change:(2)
  Basic...........................$     2.04    $     1.36    $     2.02    $     2.19    $     2.02    $     1.76    $     1.51
  Diluted.........................      2.02          1.35          2.00          2.18          2.01          1.75          1.51
Net income:(2)
  Basic...........................      2.04          1.36          2.02          2.19          2.02          1.85          1.51
  Diluted.........................      2.02          1.35          2.00          2.18          2.01          1.84          1.51
Cash dividends....................      1.00          0.92          1.24          1.17          1.06          0.95          0.85
Book value........................     18.23         16.82         17.13         16.45         15.09         14.21         13.22
SELECTED RATIOS:
Return on average shareholders'
  equity..........................     15.41%        10.85%        11.98%        13.86%        13.67%        13.41%        11.80%
Return on average assets..........      1.72%         1.23%         1.35%         1.52%         1.44%         1.39%         1.18%
SELECTED BALANCE SHEET DATA:
Average assets....................$2,373,061    $2,241,745    $2,263,428    $2,162,760    $2,107,476    $2,006,875    $1,762,981
Investment securities.............   449,354       345,360       332,331       321,019       372,069       439,699       402,652
Total loans....................... 1,954,573     1,801,483     1,847,604     1,732,986     1,652,275     1,462,574     1,363,583
Total assets...................... 2,581,025     2,299,270     2,326,877     2,210,230     2,170,340     2,035,452     1,968,276
Total deposits.................... 2,017,597     1,772,585     1,827,554     1,774,599     1,714,190     1,699,131     1,694,713
Long-term borrowings..............     3,867        25,584        25,621        34,497        84,374        32,564        28,691
Total borrowings and other
  liabilities.....................   290,941       271,776       240,809       186,397       230,516       122,274       120,272
Shareholders' equity..............   272,487       254,909       258,514       249,234       225,634       214,047       198,291

---------------
(1) Cash dividends are the amounts declared by United and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.

(2) Earnings per share amounts have been restated to reflect United's adoption of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE.
                                       10

SELECTED FINANCIAL DATA OF GEORGE MASON (HISTORICAL)

     The following table sets forth selected historical financial data of George Mason and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with George Mason's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of George Mason, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."



                                                 FOR THE NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------    --------------------------------------------------------
                                                   1997        1996        1996        1995        1994        1993        1992
                                                 --------    --------    --------    --------    --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS:
Total interest income.........................   $ 47,254    $ 38,888    $ 53,727    $ 44,119    $ 33,659    $ 28,734    $ 27,215
Total interest expense........................     23,950      18,510      26,264      19,949      11,627       9,840      11,143
Net interest income...........................     23,304      20,378      27,463      24,170      22,032      18,894      16,072
Provision for loan losses.....................         23         181         181          18         167         620       5,050
Other income..................................     12,375      11,095      14,852      10,359       5,390       3,611       3,578
Other expenses................................     26,967      24,324      32,179      26,124      20,453      16,600      12,635
Income taxes..................................      2,755       2,118       3,072       2,095       1,830       1,279         966
Income before cumulative effect of accounting
  change......................................      5,934       4,850       6,883       6,292       4,972       4,006         999
Net income....................................      5,934       4,850       6,883       6,292       4,972       4,223         999
Cash dividends................................      2,136       1,574       2,205       1,492       1,114         787         425
PER COMMON SHARE:
Income before cumulative effect of accounting
  change:(1)
  Basic.......................................   $   1.17    $   0.98    $   1.38    $   1.30    $   1.05    $   0.94    $   0.26
  Diluted.....................................       1.13        0.95        1.35        1.28        1.04        0.92        0.26
Net income:(1)
  Basic.......................................       1.17        0.98        1.38        1.30        1.05        0.99        0.26
  Diluted.....................................       1.13        0.95        1.35        1.28        1.04        0.97        0.26
Cash dividends................................       0.42        0.33        0.46        0.38        0.29        0.23        0.15
Book value....................................      13.76       12.09       12.80       12.18       10.18       10.21        9.03
SELECTED RATIOS:
Return on average shareholders' equity........      11.70%      10.60%      11.21%      11.75%      10.21%      10.62%       2.98%
Return on average assets......................       0.90%       0.90%       0.92%       1.05%       1.02%       0.99%       0.27%
SELECTED BALANCE SHEET DATA:
Average assets................................   $879,686    $716,709    $750,083    $595,091    $484,121    $426,390    $364,605
Investment securities.........................    391,839     343,886     345,433     261,934     222,914     180,353     146,138
Total loans...................................    525,752     420,927     446,596     355,040     264,962     242,785     195,331
Total assets..................................    969,578     847,506     872,470     679,596     550,799     461,184     406,781
Total deposits................................    760,327     663,076     693,594     554,464     460,802     372,889     346,898
Long-term borrowings..........................      3,500       4,500       4,000       5,000
Total borrowings and other liabilities........    138,597     123,776     114,532      67,205      43,221      41,462      26,578
Shareholders' equity..........................     70,654      60,654      64,344      57,927      46,776      46,833      33,305

---------------
(1) Earnings per share amounts have been restated to reflect George Mason's adoption of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE.

UNITED AND GEORGE MASON UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
DATA

     The following table sets forth selected unaudited pro forma financial data of United giving effect to the Merger as if it occurred as of the beginning of the periods indicated below, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements contained elsewhere in this Joint Proxy Statement/Prospectus. The Merger is expected to be accounted for as a pooling-of-interests. Such selected unaudited pro forma financial data should be read in conjunction with the United and George Mason Unaudited Pro Forma Condensed Consolidated Financial Information, including the notes thereto. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated as of the beginning of the periods indicated below, or that may exist in the future. The Unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the date indicated or that may be achieved in the future. See "Incorporation of Certain Information by Reference" and "United and George Mason Unaudited Pro Forma Condensed Consolidated Financial Information."



                                    FOR THE NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,                           FOR THE YEAR ENDED DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1997          1996          1996          1995          1994          1993          1992
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS:
Total interest income.............$  185,724    $  167,212    $  226,085    $  209,934    $  181,296    $  169,358    $  163,644
Total interest expense............    85,009        72,508        99,449        90,116        67,299        64,877        71,962
Net interest income...............   100,715        94,704       126,636       119,818       113,997       104,481        91,682
Provision for loan losses.........     2,173         2,341         2,791         2,338         2,369         5,450         9,858
Other income......................    26,843        20,959        29,041        25,111        17,628        17,911        15,467
Other expenses....................    70,399        73,868        95,728        83,605        76,361        72,707        65,261
Income taxes......................    18,539        14,028        19,763        19,877        17,539        13,761        10,246
Income before cumulative effect of
  accounting change...............    36,447        25,426        37,395        39,109        35,356        30,474        21,784
Net income........................    36,447        25,426        37,395        39,109        35,356        32,020        21,784
Cash dividends....................    17,116        14,571        20,052        15,309        13,718        11,705         8,339
PER COMMON SHARE:
Income before cumulative effect of
  accounting change:(1)
  Basic...........................$     1.89    $     1.31    $     1.93    $     2.05    $     1.86    $     1.63    $     1.28
  Diluted.........................      1.86          1.30          1.91          2.03          1.84          1.62          1.28
Net income:(1)
  Basic...........................      1.89          1.31          1.93          2.05          1.86          1.71          1.28
  Diluted.........................      1.86          1.30          1.91          2.03          1.84          1.70          1.28
Cash dividends....................      0.89          0.80          1.09          1.01          0.91          0.81          0.71
Book value........................     17.77         16.25         16.67         16.00         14.44         13.76         12.77
SELECTED RATIOS:
Return on average shareholders'
  equity..........................     14.65%        10.80%        11.83%        13.47%        13.05%        12.96%        10.39%
Return on average assets..........      1.12%         0.86%         1.24%         1.42%         1.36%         1.32%         1.02%
SELECTED BALANCE SHEET DATA:
Average assets....................$3,252,747    $2,958,454    $3,013,511    $2,757,851    $2,591,597    $2,433,265    $2,127,586
Investment securities.............   841,193       689,246       677,764       582,953       594,983       620,052       548,790
Total loans....................... 2,480,325     2,222,410     2,294,200     2,088,026     1,917,237     1,705,359     1,558,914
Total assets...................... 3,550,603     3,146,776     3,199,347     2,889,826     2,721,139     2,496,636     2,375,057
Total deposits.................... 2,777,924     2,435,661     2,521,148     2,329,063     2,174,992     2,072,020     1,996,611
Long-term borrowings..............     7,367        30,084        29,621        39,497        84,374        32,564        28,691
Total borrowings and other
  liabilities.....................   429,538       395,552       355,341       253,602       273,737       163,736       146,850
Shareholders' equity..............   343,141       315,563       322,858       307,161       272,410       260,880       231,596

---------------
(1) Earnings per share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE.

                              RECENT DEVELOPMENTS

UNITED

     For the year ended December 31, 1997, net income increased 34.2 percent to a record $40.9 million. Net income per share of $2.70 for 1997 was up 35 percent over $2.00 for 1996. United's return on average assets of 1.68 percent and return on average shareholders' equity of 15.28 percent both exceed peer group ratios of 1.31 percent and 14.78 percent, respectively, according to the September 30, 1997 Bank Holding Company Performance Report.

     On a tax-equivalent basis, the net interest margin declined slightly to
4.76 percent for 1997 as compared to 4.85 percent for 1996. Higher average loan volumes of $119.3 million for 1997 was the primary reason for the $6.6 million increase in net interest income over 1996. Other income, excluding security transactions, was up $5.4 million or 38.1 percent when comparing 1997 to 1996 primarily from increased income from mortgage banking operations. United continued to control costs as other expense decreased $3.6 million or 5.7 percent when comparing 1997 to 1996. For the year ended December 31, 1997, income taxes approximated $21.5 million compared to $16.7 million for 1996. This increase is principally the result of lower levels of tax-exempt income and higher levels of pretax income. For the years ended December 31, 1997 and 1996, the provision for loan losses was $3.1 million and $2.6 million, respectively. The $0.5 million increase in the provision for possible loan losses in 1997 was commensurate with the level of nonperforming loans during the year.

GEORGE MASON

     George Mason reported 1997 net income of $8.08 million compared to $6.88 million for 1996, representing an increase of 17.4 percent and marking George Mason's sixth consecutive year of record earnings. Basic earnings per share for 1997 were $1.58 compared to $1.38 for 1996, representing an increase of 14.5 percent. Diluted earnings per share increased to $1.54 for 1997 from $1.35 in 1996, representing a 14.1 percent increase. George Mason's return on average assets and equity for 1997 were 0.90 percent and 11.76 percent respectively, compared to 0.92 percent and 11.21 percent for 1996.

     Net income for the fourth quarter of 1997 totaled $2.15 million compared to $2.03 million for the same period last year, representing an increase of 5.6 percent. Basic earnings per share and diluted earnings per share for the fourth quarter of 1997 were $0.41 and $0.40, respectively, compared to $0.40 and $0.40 for 1996.

     The improvement in net income for 1997 was primarily attributable to increases in net interest income and noninterest income. The increase in net interest income was due to a higher level of average earning assets. On a tax equivalent basis, the net interest margin was 3.95 percent for both 1997 and 1996. The increase in noninterest income was led by a substantial increase in gains on sales of mortgage loans. The improvements in revenues were partially offset by an increase in noninterest expenses, which included $368,000 in nonrecurring merger expenses.

     Total assets increased to $1.0 billion at December 31, 1997, compared to $872 million at December 31, 1996. The growth in assets for 1997 represented an increase of $154 million, or 17.6 percent over total assets at year-end 1996, Loans, net of unearned income, increased by $83 million, or 22.1 percent, to $456 million at December 31, 1997, compared to $374 million at December 31, 1996. Mortgage loans held for resale totaled $91 million at year-end 1997, compared to $73 million at year-end 1996. Total deposits were $819 million at year-end compared to $694 million on December 31, 1996.

     Shareholders' equity at December 31, 1997 totaled $76 million compared to $64 million on December 31, 1996. George Mason recently announced a cash dividend of $0.14 per share for the fourth quarter of 1997. Dividends for 1997 totaled $0.56 per share compared to $0.46 per share for 1996, an increase of
21.7 percent.

     Non-performing assets, consisting of nonaccrual loans, restructured loans and other real estate, declined 46.5 percent to $1.1 million at December 31, 1997 compared to $2.0 million at year end 1996. Non-performing assets amounted to 0.10 percent of total assets at December 31, 1997, compared with 0.23 percent at year-end 1996.

                              GENERAL INFORMATION

SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is being furnished to the shareholders of George Mason and United in connection with the solicitation of proxies by the George Mason Board and United Board for use at the George Mason Special Meeting and the United Special Meeting, respectively.

     GEORGE MASON

     The George Mason Special Meeting will be held at the Washington Golf and Country Club, located at 3017 North Glebe Road, Arlington, Virginia at 10:00 a.m., on Monday, March 9, 1998, and any adjournments and postponements thereof to consider and vote upon a proposal to approve the Merger Agreement.

     UNITED

     The United Special Meeting will be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia at 10:00 a.m., on Monday, March 9, 1998, and at any adjournments and postponements thereof to consider and vote upon proposals to approve (i) the United Articles Amendment increasing the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares and (ii) the United Share Issuance.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     GEORGE MASON

     The George Mason Board has fixed the close of business on January 29, 1998 as the record date for determining the George Mason shareholders entitled to receive notice of and to vote at the George Mason Special Meeting. Only holders of record of George Mason Common Stock as of the George Mason Record Date are entitled to notice of and to vote at the Special Meeting. As of the George Mason Record Date, 5,277,301 shares of George Mason Common Stock were issued and outstanding (5,271,625 of which are entitled to vote at the George Mason Special Meeting) and held by approximately 750 record holders. Holders of George Mason Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of George Mason Common Stock held of record at the close of business on the George Mason Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of George Mason Common Stock entitled to vote at the George Mason Special Meeting is necessary to constitute a quorum at the George Mason Special Meeting. For purposes of determining the presence of a quorum, abstentions and shares represented by a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares ("broker non-votes") will be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval. However, because approval of the Merger Agreement requires the affirmative vote of more than two-thirds of the outstanding shares of George Mason Common Stock, abstentions and broker non-votes will have the effect of votes against the Merger Agreement.

     Proxies in the form delivered to George Mason Shareholders with this Joint Proxy Statement/Prospectus are being solicited by the George Mason Board. Shares of George Mason Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the Merger Agreement, and as determined by a majority of the George Mason Board as to any other matter that may come before the George Mason Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the George Mason Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

     A George Mason shareholder who has given a proxy may revoke it at any time prior to its exercise at the George Mason Special Meeting by (i) giving written notice of revocation to the Secretary of George Mason, (ii) properly submitting to George Mason a duly executed proxy bearing a later date, or (iii) voting in person at the George Mason Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to George Mason as follows: George Mason Bankshares, Inc., P.O. Box 600, Fairfax, VA 22030, Attention: Kevin F. DeCoste, Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with George Mason's Secretary or other person responsible for tabulating votes on behalf of George Mason.

     George Mason has retained Regan & Associates, Inc. ("Regan") to assist George Mason in connection with its communications with its shareholders with respect to, and to provide other services to George Mason in connection with, the Special Meeting. Regan will receive a fee of $5,000 for its services and reimbursement of out-of-pocket expenses not to exceed $2,500 in connection therewith.

     UNITED

     The United Board has fixed the close of business on January 29, 1998, as the record date for determining the United shareholders entitled to receive notice of and to vote at the United Special Meeting. Only holders of record of United Common Stock as of the United Record Date are entitled to notice of and to vote at the United Special Meeting. As of the United Record Date, 14,983,758 shares of United Common Stock were issued and outstanding and held by approximately 5,225 record holders. Holders of United Common Stock are entitled to one vote on each matter considered and voted on at the United Special Meeting for each share of United Common Stock held of record at the close of business on the United Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of United Common Stock entitled to vote at the United Special Meeting is necessary to constitute a quorum at the United Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as shares present but broker non-votes will not be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval.

     Proxies in the form delivered to United Shareholders with this Joint Proxy Statement/Prospectus are being solicited by the United Board. Shares of United Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of (i) the United Articles Amendment to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares and (ii) the United Share Issuance, and as determined by a majority of the United Board as to any other matter that may come before the United Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against either of the proposals will be voted in favor of any such adjournment or postponement.

     A United shareholder who has given a proxy may revoke it at any time prior to its exercise at the United Special Meeting by (i) giving written notice of revocation to the Secretary of United, (ii) properly submitting to United a duly executed proxy bearing a later date, or (iii) voting in person at the United Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to United as follows:
United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101,
Attention: Steven E. Wilson, Executive Vice President and Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with United's Secretary or other person responsible for tabulating votes on behalf of United.

     United has retained Corporate Investor Communications, Inc. ("CIC") to assist United in connection with its communications with its shareholders with respect to, and to provide other services to United in connection with, the Special Meeting. CIC will receive a fee of $3,000 for its services and reimbursement of out-of-pocket expenses in connection therewith. United has agreed to indemnify CIC against certain liabilities arising out of or in connection with its engagement.

GENERAL

     The expense of soliciting proxies for the George Mason Special Meeting and the United Special Meeting will be paid for by George Mason and United, respectively. Pursuant to the Merger Agreement, United has agreed to share equally with George Mason all filing fees and printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, George Mason and United and their appropriate agents will be contacting brokers, dealers, banks and voting trustees or their nominees who can be identified as record holders of George Mason and United Common Stock, respectively; such holders, after inquiry by George Mason and United, respectively, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and George Mason and United, respectively, will reimburse them for the expense of mailing the proxy materials to such persons.

VOTES REQUIRED

     GEORGE MASON

     Approval of the Merger Agreement requires the affirmative vote of the holders of more than two-thirds of the shares of George Mason Common Stock outstanding as of the George Mason Record Date.

     As of the George Mason Record Date, George Mason directors and executive officers and their affiliates held approximately 12.76% of the outstanding shares of George Mason Common Stock entitled to vote at the George Mason Special

Meeting. As of the George Mason Record Date, United held no shares of George Mason Common Stock and none of its directors and executive officers or their affiliates held any shares of George Mason Common Stock. See "The Merger -- Interests of Certain Persons in the Merger."

     UNITED

     Approval of the United Articles Amendment requires the affirmative vote of a majority of the outstanding shares of United Common Stock entitled to vote and approval of the United Share Issuance requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the matter at the United Special Meeting. As of the United Record Date, United directors and executive officers and their affiliates held approximately 16.37% of the outstanding shares of United Common Stock entitled to vote at the United Special Meeting. As of the United Record Date, George Mason held no shares of United Common Stock and none of its directors and executive officers or their affiliates held any shares of United Common Stock.

RECOMMENDATION OF GEORGE MASON BOARD OF DIRECTORS

     For the reasons described in the section of this Joint Proxy Statement/Prospectus entitled "The Merger -- Reasons of George Mason for the Merger," the George Mason Board has unanimously adopted the Merger Agreement, believes that the Merger is in the best interests of George Mason and its shareholders and unanimously recommends that shareholders of George Mason vote "FOR" approval of the Merger Agreement. See "The Merger -- Background of the Merger," " -- Reasons of George Mason for the Merger" and -- "Interests of Certain Persons in the Merger."

RECOMMENDATION OF UNITED BOARD OF DIRECTORS

     For the reasons described in the section of this Joint Proxy Statement/Prospectus entitled "The Merger -- Reasons of United for the Merger," the United Board has unanimously approved the United Articles Amendment and United Share Issuance and believes that such proposals are in the best interests of United and its shareholders and unanimously recommends that shareholders of United vote "FOR" approval of the United Articles Amendment and the United Share Issuance. See "The Merger -- Background of the Merger," " -- Reasons of United for the Merger" and "United Articles Amendment."

                                   THE MERGER

     THE FOLLOWING INFORMATION DESCRIBES CERTAIN INFORMATION PERTAINING TO THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPENDICES HERETO, INCLUDING THE MERGER AGREEMENT AND RELATED PLAN OF MERGER, WHICH ARE ATTACHED AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE APPENDICES IN THEIR ENTIRETY.

GENERAL

     The Merger Agreement provides for a transaction in which Merger Sub will merge with and into George Mason. George Mason will be the surviving corporation of the Merger. At the Effective Time, each share of issued and outstanding George Mason Common Stock will cease to be outstanding and each such share (other than certain shares held by George Mason, United or their subsidiaries, if any) will be converted into and exchanged for 0.85 of a share of United Common Stock. The Merger Agreement provides that in the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date for such transaction is prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. United has declared a 100% stock dividend payable March 27, 1998 to shareholders of record as of March 13, 1998, subject to approval of the United Articles Amendment. If the United Articles Amendment is approved and the Effective Date occurs after March 13, 1998, the Exchange Ratio will adjust to
1.7 (subject to further adjustment as provided in the Merger Agreement and described above).

     The Merger Agreement provides that United may change the method of effecting the combination with George Mason at any time prior to the Effective Time, provided that it cannot alter the consideration to be received by George Mason shareholders, adversely affect the tax treatment for George Mason shareholders or materially delay the transactions contemplated by the Merger Agreement.

BACKGROUND OF THE MERGER

     George Mason's business strategy has been to provide its customers with the financial sophistication and range of products typically offered by large, regional banks, while maintaining the quick response and services of a community bank. Throughout most of its operating history, George Mason believed this strategy could best be effected by remaining an independent entity.

     In early 1996, consistent with its fiduciary responsibilities to shareholders, the George Mason Board requested and was presented with a preliminary analysis by an independent investment banking firm regarding whether George Mason's business strategy could still best be effected by remaining independent. Following the presentation, the George Mason Board authorized Bernard H. Clineburg, President and Chief Executive Officer, to explore with the investment banking firm ways to enhance shareholder value.

     In June 1996, George Mason retained the investment banking firm for assistance in determining whether its business strategy could best be effected by independent growth or by joining forces with a strategic partner interested in regional growth. At the September 1996 meeting of the George Mason Board, the investment banking firm reported that it had contacted a number of bank holding companies to ascertain whether any of such companies would be interested in a strategic alliance with George Mason. Three of such companies, including United, expressed a potential interest in a possible transaction with George Mason. At the October 1996 meeting of the George Mason Board, the investment banking firm provided additional information on each of the three indications of interest. The George Mason Board then further discussed the indications at length, considering, among other things, the quality of each other party, whether the projected cost savings of each possible transaction were achievable and whether each of the other parties could provide greater value to George Mason's shareholders than the shareholders would receive if George Mason remained independent. The George Mason Board decided not to further pursue any of the indications and directed management and the investment banking firm to terminate discussions with the three interested parties.

     In mid-1997, Mr. Clineburg was approached by representatives of a large regional bank holding company regarding the acquisition of George Mason and was provided with an indication of interest. On August 12, 1997, Mr. Clineburg contacted Richard M. Adams, Chairman of the Board and Chief Executive Officer of United, and requested a meeting. On August 15, 1997, Mr. Adams and Mr. Clineburg met and discussed a possible strategic transaction, including preliminary terms of an agreement and a proposed exchange ratio of 0.85 of a share of United Common Stock for each share of George Mason Common Stock. On August 26, 1997, the Mergers and Acquisitions Committee of the George Mason Board met to discuss the potential value of George Mason under various earnings and asset growth scenarios, and determined that the value of United's indication of 0.85 of a share of United Common Stock for each share of George Mason Common Stock was significantly greater than the then present value of George Mason Common Stock. At a special meeting on September 4, 1997, the George Mason Board met to assess and consider, among other things, the preliminary indications of interest provided by United and the other institution to Mr. Clineburg and the time frame within which the two institutions were prepared to act. In connection with these preliminary indications of interest, United contemplated a strategic stock transaction with an indicated value of approximately $38 per share and the other institution contemplated a stock transaction with an indicated value of approximately $36 per share. After extensive discussion and a full evaluation of the propriety of remaining independent, it was determined that a business combination with either of the interested parties would provide better shareholder value than continuing as an independent banking organization. The stock currencies of United and the other interested party were considered attractive with the potential for both short term and long term growth opportunity. The George Mason Board considered the transaction with United to be the most attractive to shareholders from a strategic point of view based upon, among other factors, the indicated value of approximately $38 per share, the resulting value to the combined entity of the addition of George Mason's significant banking franchise in the Washington, D.C. metropolitan area to United, the utilization by United of the George Mason banking franchise as a platform for future growth and expansion (both internally and through acquisitions) in the Washington, D.C. metropolitan area, and the unique partnership opportunity offered by the United transaction including George Mason receiving multiple directorships on the United Board and continuity of management at GMB and GMCC. The George Mason Board authorized Mr. Clineburg to further pursue a transaction with United.

     During the following week, George Mason engaged FBR as its financial advisor for a possible transaction with United and engaged Ernst & Young LLP, George Mason's independent auditors, to assist George Mason management in conducting a due diligence investigation of United. George Mason and United and their respective financial and legal advisors engaged in negotiations concerning the terms of a transaction (including negotiations relating to definitive transaction agreements), and each institution performed due diligence on the other. The due diligence review was based on publicly available information, as well as on-site inspections of property.

     On September 10, 1997, the George Mason Board held a special meeting to consider the due diligence findings of George Mason's management and advisors and the negotiated terms of the definitive transaction agreements. Following presentations by management, FBR and George Mason's legal advisor, including summaries of financial and valuation analyses, the terms of the proposed acquisition, regulatory matters and the due diligence findings of George Mason's management and advisors, and after extensive discussion among the members of the George Mason Board, the George Mason Board voted unanimously to authorize the execution of the Merger Agreement and the Stock Option Agreement for the reasons described below.

REASONS OF GEORGE MASON FOR THE MERGER

     The terms of the Merger Agreement, including the consideration to be paid to George Mason's shareholders, were the result of arm's-length negotiations between representatives of United and George Mason. In the course of reaching its determination to approve the Merger Agreement and recommend it to the shareholders of George Mason, the George Mason Board, without assigning any relative or specific weights, considered a number of factors, including, among other things: (i) the George Mason Board's familiarity with and review of George Mason's business, financial condition, results of operations and prospects; (ii) the financial and valuation analyses prepared by FBR; (iii) the fairness opinion rendered by FBR, a copy of which is attached hereto as Appendix C; (iv) the financial terms of the Merger, including the Exchange Ratio and the value of the consideration to be received by George Mason shareholders as a multiple of per share book value and earnings; (v) the George Mason Board's review, based in part on presentations by George Mason management and advisors, of United's business, financial condition, results of operations and management and the performance of the United Common Stock on a historical basis, the prospects of positive long-term performance of United Common Stock, the strategic fit between the parties, the enhanced opportunities for operating efficiencies that could result from the Merger and the respective contributions the parties would bring to a combined institution; (vi) the anticipated effect of the Merger to United as the resulting entity, including but not limited to, a significantly enhanced banking platform for future growth and expansion in the Washington, D.C. metropolitan area; (vii) the treatment of the Merger as a tax free exchange of George Mason Common Stock for United Common Stock for federal income tax purposes; (viii) the increased investment liquidity available to holders of George Mason Common Stock as a result of United's larger market capitalization and the greater trading volume in its common stock; (ix) industry and economic factors; (x) the nature and compatibility of United's management and business philosophy; (xi) the anticipated impact on employees, customers and communities serviced by George Mason; and (xii) regulatory and other factors.

     The Board of Directors of George Mason unanimously recommends that the holders of George Mason Common Stock vote FOR approval of the Merger Agreement and Plan of Merger.

OPINION OF GEORGE MASON FINANCIAL ADVISOR

     Pursuant to a letter agreement dated as of September 5, 1997 (the "FBR Agreement"), Friedman, Billings, Ramsey & Co., Inc. ("FBR") was retained by George Mason to act as its financial advisor in connection with the Merger. At the meeting of the George Mason Board held on September 10, 1997, FBR delivered its written opinion to the George Mason Board to the effect that as of such date, a fixed exchange ratio of 0.85 of a share of United Common Stock for each share of George Mason Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of George Mason Common Stock. FBR has reconfirmed its September 10, 1997 opinion by delivery of its written opinion (the "FBR Opinion") to the George Mason Board, dated the date of this Joint Proxy Statement/Prospectus, stating that as of the date hereof, based on the matters set forth in such opinion and pursuant to the Merger Agreement, the proposed fixed exchange ratio of 0.85 of a share of United Common Stock for each share of George Mason Common Stock to be received by the holders of shares of George Mason Common Stock is fair to such holders from a financial point of view.

     THE FULL TEXT OF THE FBR OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FBR OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. GEORGE MASON'S SHAREHOLDERS ARE URGED TO READ THE FBR OPINION IN ITS ENTIRETY. FBR'S OPINION IS ADDRESSED ONLY TO GEORGE MASON'S BOARD OF DIRECTORS AND DIRECTED ONLY TO THE EXCHANGE RATIO TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF GEORGE MASON COMMON STOCK, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     FBR is a nationally recognized investment banking firm and was selected by George Mason based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familiarity with George Mason. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with rendering the opinions dated September 10, 1997 and the date hereof, FBR, among other things: (i) reviewed the Merger Agreement; (ii) reviewed the Annual Reports to Stockholders of George Mason for the fiscal years ended December 31, 1995 and 1996 and Annual Reports of George Mason on Form 10-K filed with the Commission for the fiscal years ended December 31, 1995 and 1996, as well as Quarterly Reports of George Mason on Form 10-Q filed with the Commission for the interim periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (iii) reviewed the Annual Report to Stockholders of United for the fiscal year ended December 31, 1996 and Annual Reports of United on Form 10-K filed with the Commission for the fiscal years ended December 31, 1994 through 1996, as well as Quarterly Reports of United on Form 10-Q filed with the Commission for the interim periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (iv) reviewed both United's and George Mason's unaudited financial statements for the seven months ended July 31, 1997; (v) reviewed the reported market prices and trading activity for United common stock for the period January 1994 through January 28, 1998 and reviewed the reported market prices and trading activity for George Mason common stock for the period January 1994 through September 10, 1997; (vi) discussed the financial condition, results of operations, business and prospects of George Mason and United with the managements of George Mason and United; (vii) compared the results of operations and financial condition of George Mason and United with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to George Mason or United, as the case may be; (viii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger; (ix) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions previously entered into by United; and (x) performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

     In connection with rendering the FBR Opinion, as set forth herein, FBR assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of United, George Mason or any of their respective subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of United and George Mason). With respect to the financial projections reviewed with each company's management, FBR assumed that they reflect the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of United and George Mason and of the combined company, and that such performances will be achieved. FBR also assumed that there has been no material change in United's or George Mason's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. Finally, FBR assumed without independent verification that the aggregate consolidated allowances for loan losses for George Mason and United were adequate to cover such losses, and that the conditions precedent in the Merger Agreement are not waived.

     The forecasts and projections furnished to FBR for George Mason were prepared by the management of George Mason. As a matter of policy, George Mason does not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

     The George Mason Board imposed no limitations on FBR with respect to the investigation made or procedures followed by FBR in rendering the FBR Opinion. In connection with rendering such fairness opinion to the George Mason Board, FBR performed a variety of financial analyses. The following is a summary of the material financial analyses performed by FBR, but does not purport to be a complete description of FBR's analyses or presentation at the September 10, 1997 meeting of the George Mason Board. FBR believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying the FBR Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, FBR made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of George Mason and United. Any estimates contained in FBR's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold.

     SUMMARY OF TERMS OF PROPOSED TRANSACTIONS. FBR reviewed the terms of the proposed Merger, including the exchange ratio, the form of consideration, and the percentage of premium to George Mason's market price at September 10, 1997. Based on a fixed exchange ratio of 0.85 of a share of United Common Stock for each share of George Mason Common Stock and a price per share of $45.50 for United Common Stock (the closing price for such stock on September 10, 1997), the amount of consideration on September 10, 1997 was $38.675 per share of George Mason Common Stock (the "Exchange Ratio"). As of September 10, 1997, the Exchange Ratio represented a percentage of premium to the current market price per share of $34.50 for George Mason Common Stock (the closing price for such stock on September 10, 1997) of 12.10%.

     Based on the closing share price of United Common Stock as of September 10, 1997, the Exchange Ratio represented a multiple of (i) 27.16x George Mason's earnings per share for the twelve months ended June 30, 1997; (ii) 26.43x IBES analysts' estimate of George Mason's 1997 earnings per share; (iii) 3.08x George Mason's book value per share as of June 30, 1997 and (iv) 3.09x George Mason's tangible book value per share as of June 30, 1997. The Exchange Ratio also represented a tangible book premium to core deposits of 20.60% based on George Mason's tangible book value at June 30, 1997.

     COMPARABLE TRANSACTION ANALYSIS. FBR reviewed certain information relating to transactions announced since January 1, 1997 involving the acquisition of banks nationwide ("Nationwide Transactions"); banks in Virginia ("Virginia Transactions"); banks in the Mid Atlantic Region including the District of Columbia, Maryland, Ohio, Pennsylvania, Virginia, and West Virginia ("Mid Atlantic Region Transactions"); banks nationwide in which the seller's return on average equity ("ROAE") is between 11% and 13% ("Seller's ROAE Comparable Transactions"); and banks nationwide with assets between $500 million and $1.5 billion (the "Asset Comparable Transactions" and collectively, the "Comparable Groups"). In conjunction with its analysis, FBR reviewed valuation multiples based on price to book value, price to tangible book value, price to latest twelve months earnings per share and the premium over tangible book value as a percentage of core deposits. FBR compared United's pending acquisition of George Mason to transactions involving the Comparable Groups over the period from January 1, 1997 through November 10, 1997. FBR computed the foregoing ratios for the Merger based on the Exchange Ratio and a price per share of $45.50 for United Common Stock (the closing price for such stock on September 10, 1997), indicating a price per share of George Mason Common Stock at announcement of the Merger of $38.675. The Comparable Groups included the following numbers of transactions: Nationwide Transactions (338); the Virginia Transactions (12); the Mid Atlantic Region Transactions (41); Seller's ROAE Comparable Transactions
(47); and Asset Comparable Transactions (30). FBR's computations yielded the following median multiples at announcement for the Nationwide Transactions, the Virginia Transactions, the Mid Atlantic Region Transactions, the Seller's ROAE Comparable Transactions and the Asset Comparable Transactions, respectively, as compared with the following indicated multiples for George Mason at announcement of the Merger: (i) price to book value multiples of 2.00x, 2.29x, 2.05x, 2.23 and 2.25x, compared with 3.08x for the Merger; (ii) price to tangible book value multiples of 2.08x, 2.35x, 2.11x, 2.28 and 2.29x, compared with 3.09x for the Merger; (iii) price to latest twelve months earnings multiples of 19.7x, 20.3x, 21.7x, 20.1x and 22.3x, compared with 27.16x for the Merger; and (iv) core deposit premiums of 12.67%, 19.50%, 16.29%, 17.40x and 16.89%, compared with an indicated deposit premium in the Merger of 20.60%.

     DISCOUNTED EARNINGS STREAM AND TERMINAL VALUE ANALYSIS. Using a discounted earnings stream and terminal value analysis, FBR estimated the future stream of earnings flows that George Mason could be expected to produce through the year 2000, under various circumstances, assuming George Mason performed in accordance with the earnings forecasts of George Mason management. To approximate the terminal value of the George Mason Common Stock at the end of a three-year period (December 31, 2000), FBR applied price to earnings multiples ranging from
20.0 to 22.5, applied multiples of tangible book value ranging from 300 percent to 325 percent and applied premiums over tangible book value as a percentage of core deposits of 15.0 percent to 20.0 percent. The net income streams, dividend streams and terminal values were then discounted to present values using a discount rate of 12 percent. When a 12 percent discount rate was applied to median merger multiples based on the price to tangible book value multiples of 300 to 325 percent, the analysis indicated a reference range between $32.63 and $38.51 per share of George Mason Common Stock. When the same discount rate of 12 percent was applied to merger market multiples based on price to earnings per share multiples of 20.0 times to 22.5 times, the analysis indicated a reference range between $28.93 and $35.18 per share of George Mason Common Stock. When the same discount rate of 12 percent was applied to merger market multiples based on tangible book premium to core deposits of 15.0 percent to 20.0 percent, the analysis indicated a reference range between $32.30 and $40.27 per share of George Mason Common Stock.

     PRO FORMA MERGER ANALYSIS. FBR performed pro forma merger analyses that combined George Mason's and United's current and projected income statements and balance sheets based on earnings forecasts of George Mason and United, respectively. Assumptions and analyses of the accounting treatment, acquisition adjustments, operating efficiencies and other adjustments were made to arrive at a base case pro forma analysis to determine the effect of the Merger on United. FBR noted that, based on a fixed exchange ratio of 0.85 of a share of United Common Stock for each share of George Mason Common Stock, and net of the impact of merger related charges and other one-time expenses, the impact of the Merger on United's earnings per share and tangible book value per share based on such earnings forecasts did not appear to be material. The actual results achieved by the combined company will vary from the projected results and such variations may be material.

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing its presentation, FBR used publicly available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy, for United and selected other publicly traded regional commercial banks located in the Mid Atlantic Region of the United States. This peer group consisted of commercial bank holding companies with total assets between $1 billion and $5 billion. FBR reviewed the historical financial information for United and each member of the peer group between December 31, 1991 and June 30, 1997.

     In connection with rendering the FBR Opinion, FBR confirmed the appropriateness of its reliance on the analyses used to render its September 10, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith. The FBR Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Events occurring after the date of the FBR Opinion could materially affect the assumptions used in preparing such opinion.

     Pursuant to the FBR Agreement, George Mason retained FBR to act as its independent financial advisor in connection with the Merger. For its services as financial advisor to George Mason in connection with the Merger, FBR will receive a fee equal to $300,000 (the "Transaction Fee"). Twenty-five percent (25%), or $75,000, of the Transaction Fee was paid upon the execution of the Merger Agreement and the remaining portion is payable at the closing of the Merger. The remaining portion of the Transaction Fee payable to FBR at the Effective Time would be $225,000. George Mason also has agreed to reimburse FBR for its reasonable out-of-pocket expenses in connection with its engagement and to indemnify FBR and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under applicable securities laws.

     FBR has advised George Mason that, in the ordinary course of its business as a full-service securities firm, FBR may, subject to certain restrictions, actively trade the equity securities of George Mason and/or United for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

REASONS OF UNITED FOR THE MERGER

     The Merger is consistent with United's plan to have operations, offices and distinct capabilities in every market of its choice within its region. United believes that, in addition to expanding United's presence in very attractive Virginia markets, the Merger provides an opportunity to enhance United's shareholder value by eliminating redundant or unnecessary costs and enhancing revenue growth prospects.

EFFECTIVE TIME

     If the Merger Agreement is approved by the requisite vote of the George Mason shareholders, the United Articles Amendment and United Share Issuance are approved by the United shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the Effective Date and at the Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the parties have agreed to cause the Effective Date to occur on the fifth business day to occur after the last of the conditions to the consummation of the Merger have been satisfied or waived (or, at the election of United, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or such other date to which the parties may agree in writing. United and George Mason each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by July 15, 1998, except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement. See "The Merger -- Amendment, Waiver and Termination."

DISTRIBUTION OF UNITED CERTIFICATES

     Promptly after the Effective Time, United will send or cause to be sent transmittal materials to each record holder of George Mason Common Stock for use in exchanging those certificates for the shares of United Common Stock to which such shareholder is entitled as a result of the Merger. GEORGE MASON SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS. United will cause the certificates for United Common Stock and/or any check in respect of any fractional share interests or dividends or distributions which a holder of George Mason Common Stock will be entitled to receive to be delivered upon surrender to Chase Mellon Shareholder Services, as exchange agent (the "Exchange Agent"), of certificates representing such shares of George Mason Common Stock owned by such shareholder. No party will be liable to a holder of George Mason Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     After the Effective Time, no dividend or other distribution payable after the Effective Time with respect to United Common Stock will be paid to the holder of any unsurrendered certificate for George Mason Common Stock, and no such unsurrendered shares will be entitled to vote following 90 days after the Effective Date, until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in lieu of any fractional share interest will be delivered to such shareholder, in each case without interest.

     After the Effective Time, there will be no transfers of shares of George Mason Common Stock on George Mason's stock transfer books. If certificates representing shares of George Mason Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of United Common Stock and a check for the amount due in lieu of fractional shares and unpaid dividends and distributions, if any, deliverable in respect thereof.

FRACTIONAL SHARES

     Pursuant to the terms of the Merger Agreement, each holder of shares of George Mason Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of United Common Stock shall receive, in lieu thereof, cash (without interest) in an amount determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by the Nasdaq National Market System (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five trading days on the Nasdaq Stock Market immediately preceding the Effective Date. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder with respect to any fractional shares.

STOCK OPTIONS

     The Merger Agreement provides that each George Mason Stock Option which is outstanding at the Effective Time will be converted into an option to acquire, on the same terms and conditions as were applicable under George Mason's 1986 Incentive Stock Option Plan, 1992 Employee Stock Option Plan, 1993 Employee Stock Option Plan, and 1994 Employee Stock Option Plan (collectively, the "George Mason Stock Plans"), as the case may be, shares of United Common Stock, with the exercise price and shares purchasable thereunder being adjusted to reflect the Exchange Ratio.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS WHO HOLD SHARES OF GEORGE MASON COMMON STOCK AS CAPITAL ASSETS DEALS ONLY WITH HOLDERS WHO ARE (I) CITIZENS OR RESIDENTS OF THE UNITED STATES, (II) DOMESTIC CORPORATIONS OR (III) OTHERWISE SUBJECT TO UNITED STATES FEDERAL INCOME TAX ON A NET INCOME BASIS IN RESPECT OF SHARES OF GEORGE MASON COMMON STOCK ("U.S. HOLDERS"). THIS SUMMARY MAY NOT APPLY TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING, WITHOUT LIMITATION, FOREIGN PERSONS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS, DEALERS IN SECURITIES, PERSONS WHO ACQUIRED OR ACQUIRE SHARES OF GEORGE MASON COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION AND PERSONS WHO HOLD SHARES OF GEORGE MASON COMMON STOCK IN A HEDGING TRANSACTION OR AS PART OF A STRADDLE OR CONVERSION TRANSACTION. ALSO, THE SUMMARY DOES NOT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE MERGER. CONSEQUENTLY, EACH HOLDER SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

     This summary is based on current law and represents the opinion of Sullivan & Cromwell, special counsel to United, and the opinion of Silver, Freedman & Taff L.L.P., special counsel to George Mason. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This summary is based on, among other things, assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of United and George Mason. Neither United nor George Mason intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Merger.

     It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes no gain or loss would be recognized by either George Mason or United as a result of the Merger.

     United's obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Sullivan & Cromwell, dated the Effective Date, to the effect that the Merger constitutes a reorganization within the meaning of Section 368 (a) of the Code. George Mason's obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Silver, Freedman & Taff L.L.P., dated the Effective Date, to the effect that (i) the Merger constitutes a reorganization within the meaning of
Section 368(a) of the Code and (ii) no gain or loss will be recognized by U.S. Holders who receive shares of United Common Stock in exchange for shares of George Mason Common Stock, except with respect to cash received in lieu of fractional share interests. Such opinions will be based upon facts, representations and assumptions set forth therein. In rendering such opinions, counsel may require and rely upon representations contained in letters to be received from George Mason, United and shareholders of George Mason.

     Assuming the Merger qualifies as a "reorganization" within the meaning of
Section 368(a) of the Code, the material federal income tax consequences of the Merger to each of United, George Mason and U.S. Holders who exchange shares of George Mason Common Stock for shares of United Common Stock pursuant to the Merger will be as follows:

          (i) no gain or loss will be recognized by United or George Mason as a result of the consummation of the Merger;

          (ii) no gain or loss will be recognized by a U.S. Holder who receives shares of United Common Stock in exchange for shares of George Mason Common Stock, except as described below with respect to a U.S. Holder who receives cash in lieu of a fractional share interest in United Common Stock;

          (iii) the aggregate adjusted tax basis of shares of United Common Stock (including a fractional share interest in United Common Stock deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of George Mason Common Stock exchanged therefor;

          (iv) the holding period of shares of United Common Stock (including a fractional share interest in United Common Stock deemed received and redeemed as described below) received by a U.S. Holder will include the holding period of the George Mason Common Stock exchanged therefor, provided such shares of George Mason Common Stock were held as capital assets at the Effective Time; and

          (v) a U.S. Holder who receives cash in lieu of a fractional share interest in United Common Stock will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution were "substantially disproportionate" with respect to the U.S. Holder or were "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder would generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest (determined as described in (iii) above). Such capital gain or loss would be long-term capital gain or loss if the U.S. Holder's holding period in the fractional share interest (determined as described in (iv) above) is more than one year. Long-term capital gain of a non-corporate U.S. Holder is generally subject to a maximum tax rate of 28% if the holding period exceeds one year but does not exceed 18 months and to a maximum tax rate of 20% if the holding period exceeds 18 months.

     Under the terms of the Merger Agreement, the conditions to the Merger, including receipt by each party of opinions of counsel relating to tax matters, may generally be waived by United or George Mason, as applicable. As of the date of this Joint Proxy Statement/Prospectus, neither United nor George Mason intends to waive the conditions as to the receipt of opinions of counsel on tax matters. See "The Merger -- Conditions to Consummation" and " -- Amendment, Waiver and Termination."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF GEORGE MASON COMMON STOCK AND OTHER

FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     George Mason will be the surviving corporation resulting from the Merger and a wholly owned subsidiary of United. Following the Merger, George Mason will continue to be governed by the laws of the Commonwealth of Virginia and will operate in accordance with its articles of incorporation and bylaws as in effect immediately prior to the Effective Time until otherwise amended or repealed after the Effective Time. Under the Merger Agreement, United has agreed to cause five members of the George Mason Board, selected by United after consultation with George Mason, including Bernard H. Clineburg, who are still members of the George Mason Board immediately prior to the Effective Time and who are willing and eligible to serve, to be elected or appointed as directors of United and shall cause Mr. Clineburg to also be elected or appointed as a member of the Executive Committee of the United Board. In addition, United has advised George Mason that it will, by no later than the first meeting of the United Board held after the later to occur of (i) United's shareholders approving the United Share Issuance and United Articles Amendment and (ii) United's 1998 Annual Meeting of Stockholders, reduce the size of the United Board (or agree to increase the number of members of the George Mason Board to join the United Board) such that the former members of the George Mason Board will constitute at least 23% of the United Board. The directors and officers of United in office immediately prior to the Effective Time, together with such additional directors selected from the George Mason Board and such additional persons as may thereafter be elected, will serve as the directors and officers of United from and after the Effective Time in accordance with the United Articles and the United Bylaws (the "United Bylaws"). See " -- Interests of Certain Persons in the Merger." In addition, United has also agreed to cause Mr. Clineburg to be elected or appointed as the President of United and as the Chairman and Chief Executive Officer of United's Virginia bank subsidiary, United Bank. In addition, each of George Mason and United has agreed that it will use its reasonable best efforts to cause and effect the merger of United Bank into GMB as promptly as reasonably practicable after the Effective Date. At the time of the execution of the Merger Agreement on September 10, 1997, United also advised George Mason of its intention that the existing management of GMMC be retained and its chief executive officer report directly to the chief executive officer of the bank resulting from the merger of GMB and United Bank.

POST-ACQUISITION COMPENSATION AND BENEFITS

     The Merger Agreement provides that it is United's intention that within a reasonable period of time following the Effective Time, it will (i) provide employees of George Mason and its subsidiaries who remain as employees of United with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of United, (ii) provide employees of George Mason and its subsidiaries who remain as employees of United or its subsidiaries credit for years of service with George Mason or any of its subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, and (iii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the George Mason compensation and benefit plans) and eligibility waiting periods under group health plans of United to be waived with respect to former employees of George Mason and its subsidiaries who remain as employees of United or its subsidiaries (and their eligible dependents) and who become participants in such group health plans.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of George Mason's management and the George Mason Board may be deemed to have certain interests in the Merger that are in addition to their interests as George Mason shareholders. The George Mason Board was aware of these interests in approving the Merger Agreement.

     GEORGE MASON BOARD OF DIRECTORS. As described above, the Merger Agreement provides that United will cause five members of the George Mason Board to be elected or appointed as directors of United at, or as promptly as practicable after, the Effective Time. In addition, United has advised George Mason that it will, by no later than the first meeting of the United Board held after the later to occur of (i) United's shareholders approving the United Share Issuance and United Articles Amendment and (ii) United's 1998 Annual Meeting of Stockholders, reduce the size of the United Board (or agree to increase the number of members of the George Mason Board to join the United Board) such that the former members of the George Mason Board will constitute at least 23% of the United Board.

     EMPLOYMENT AGREEMENT OF BERNARD H. CLINEBURG. On September 10, 1997, Bernard H. Clineburg, President and Chief Executive Officer of George Mason, entered into an employment agreement with United and United's Virginia bank subsidiary, United Bank (the "Employment Agreement"). Under the Employment Agreement, Mr. Clineburg will serve as President of United and Chairman and Chief Executive Officer of United Bank. The Employment Agreement is for a term of three years, commencing on the Effective Date (the "Commencement Date"), and is automatically extended by one day every day so that on any particular day, the remaining term shall be three years, PROVIDED that the term of the Employment Agreement may not be extended beyond the anniversary of the Commencement Date which occurs in the year 2004 and that the United Board and the Board of Directors of United Bank may by written notice advise Mr. Clineburg that the term will not be extended beyond three years from the date of such notice.

     The Employment Agreement provides for payment of an annual base salary of $285,000, subject to increase from time to time, and the possibility of an annual bonus up to an amount equal to 40% of Mr. Clineburg's then current base salary. Mr. Clineburg will also be entitled to participate in other employee benefit plans maintained for the senior executive officers of United Bank and to receive certain fringe benefits. In addition, in consideration for Mr. Clineburg's entering into the Employment Agreement and waiving all rights to which he may otherwise have been entitled under his current employment agreement with George Mason and GMB (which will terminate as of the Commencement Date), Mr. Clineburg is entitled to receive in a lump sum, within seven days following the Effective Date, an amount equal to 299% of his "base amount" (as determined under Section 280G of the Code) (the "Special Payment"), assuming certain conditions under the Code are met and provided that the Special Payment may not exceed $1,750,000. The Employment Agreement provides that if the Special Payment or any other payment to Mr. Clineburg would not be deductible in full by United and United Bank by reason of Section 280G of the Code, the Special Payment or other payments or both shall be reduced until no portion of such payments are not deductible by reason of Section 280G of the Code, or the Special Payment is reduced to zero, whichever occurs first.

     The Employment Agreement provides that in the event Mr. Clineburg's employment is terminated without cause, United and United Bank shall continue to pay to Mr. Clineburg his monthly base salary in effect as of the date of termination for the lesser of (i) the number of months remaining in the term of the Employment Agreement and (ii) 18 months. United and United Bank may not terminate Mr. Clineburg's employment without cause during the first 18 months of his employment. United and United Bank may, however, during such period place Mr. Clineburg on leave of absence while continuing to pay Mr. Clineburg his base salary. In the event Mr. Clineburg is terminated without cause, the number of months used to determine the duration of United's and United Bank's obligation to pay Mr. Clineburg his monthly base salary will be reduced by the number of months, if any, Mr. Clineburg was on a leave of absence.

     Under the Employment Agreement, if Mr. Clineburg's employment is terminated other than (i) by United and United Bank for cause, (ii) by certain regulatory or judicial authorities or (iii) by Mr. Clineburg during the first two years of the Employment Agreement (with certain exceptions), United and United Bank will maintain health care coverage for Mr. Clineburg and his wife, for the lifetime of Mr. Clineburg and his wife, with the same deductibles and co-payments applicable to Mr. Clineburg and his wife as of the date of termination. In addition, with certain exceptions, if (i) Mr. Clineburg's employment is terminated during the term of the Employment Agreement (including, but not limited to, termination by Mr. Clineburg in the event his annual bonus for any year is less than 40% of his then current base salary) or (ii) at the expiration of the term of the Employment Agreement, Mr. Clineburg and United and United Bank are unable to reach agreement on a new employment agreement, a "Constructive Termination" shall be deemed to have occurred under the Supplemental Retirement Benefits Agreement, dated as of July 21, 1997, between Mr. Clineburg and George Mason and GMB (the "SERP"). Under the SERP, upon a "Constructive Termination" of Mr. Clineburg's employment, he shall be entitled to receive, commencing on or after the later of the termination of his employment or attainment of age 55, 180 equal monthly payments in the amount of $20,160.75 each. The Employment Agreement also contains a covenant not to compete with United and United Bank during Mr. Clineburg's employment with United and United Bank and for a period of six months following the termination of his employment for any reason.

     INDEMNIFICATION AND INSURANCE. Under the Merger Agreement, United has agreed for a period of six years following the Effective Date, to indemnify, defend and hold harmless the present directors, officers and employees of George Mason and its subsidiaries for all acts or omissions occurring at or prior to the Effective Time to the same extent George Mason was permitted to indemnify its directors and officers under Virginia law and under the George Mason Articles of Incorporation (the "George Mason Articles") and Bylaws (the "George Mason Bylaws") as of the date of the Merger Agreement. In addition, United has agreed for a period of four years after the Effective Time, to provide directors' and officers' liability insurance for the present and former officers and directors of George Mason and its subsidiaries for claims arising from events which occurred before the Effective Time, which insurance contains at least the same amount of coverage as and terms and conditions no less advantageous than the coverage provided for such persons by George Mason as of the date of the Merger

Agreement. However, in providing such coverage, United is not required to expend more than twice the amount currently expended by George Mason for such coverage.

     STOCK OPTIONS. At the Effective Time, each George Mason Stock Option, whether vested or unvested, will be converted into an option to acquire, on the same terms and conditions as were applicable under such George Mason Stock Option, the number of shares of United Common Stock equal to (i) the number of shares of George Mason Common Stock subject to the George Mason Stock Option, multiplied by (ii) the Exchange Ratio, at an exercise price per share equal to
(x) the aggregate exercise price per share under the George Mason Stock Option divided by (y) the number of full shares of United Common Stock subject to the replacement option, rounded down to the nearest whole cent.

     OTHER CONSIDERATIONS. On September 10, 1997, United advised George Mason of its confirmation of the following mutual understandings between United and George Mason: (i) that the number of directors of George Mason joining the United Board represent at least 23% of the United Board (to be accomplished either through decreasing the size of the United Board or increasing the number of directors of George Mason joining the United Board above the five provided for in the Merger Agreement); (ii) that, following the merger of GMB and United Bank, the board of the resulting entity will have majority representation from the existing GMB board of directors; (iii) that it is United's current intention to have all future Virginia-based acquisitions merged into GMB, so long as the target of any such acquisition is smaller than the combined bank resulting from the merger of GMB and United Bank; (iv) that, pending the closing of the Merger, United would consult with George Mason regarding other possible acquisitions by United in George Mason's existing service areas; and (v) that it is United's current intention that the existing management of GMMC be retained, its chief executive officer report directly to the chief executive officer of the bank resulting from that merger of GMB and United Bank and that GMMC retain its name.

CONDITIONS TO CONSUMMATION

     The obligations of George Mason and United to consummate the Merger are subject to the satisfaction or written waiver of the following conditions: (i) the Merger Agreement shall have been approved by requisite vote of the shareholders of George Mason and the United Articles Amendment and United Share Issuance shall have been approved by the requisite vote of the shareholders of United; (ii) the required regulatory approvals described under "Regulatory Approvals" below shall have been received, generally without any conditions, restrictions or requirements which the United Board reasonably determines in good faith would (A) following the Effective Time, have a material adverse effect on United and its subsidiaries taken as a whole or (B) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome; (iii) no court or regulatory authority shall have taken any action prohibiting the consummation of the transactions contemplated by the Merger Agreement; (iv) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order; (v) the shares of United Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) the shares of United Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq Stock Market; (vii) the United Articles Amendment shall have been filed and effective under the WVCA; (viii) George Mason shall have received an opinion of Silver, Freedman & Taff, L.L.P., special counsel to George Mason, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (b) no gain or loss will be recognized by shareholders of George Mason who receive shares of United Common Stock in exchange for shares of George Mason Common Stock, except the gain or loss may be recognized as to cash received in lieu of fractional share interests (in rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from George Mason and others); (ix) United shall have received an opinion of Sullivan & Cromwell, special counsel to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code (in rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from United and others); (x) the other party's representations and warranties shall remain accurate and each party shall have performed in all material respects all of the obligations required to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; and (xi) each of George Mason and United shall have received from Ernst & Young LLP, their independent auditors, letters, dated the date of or shortly prior to the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

     The conditions to consummation of the Merger may generally be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the United or George Mason shareholders. See " -- Amendment, Waiver and Termination."

REGULATORY APPROVALS

     FEDERAL RESERVE. The Merger is subject to prior approval by the Federal Reserve under Section 3 of the BHCA. The BHCA requires the Federal Reserve, when considering a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institution.

     The BHCA also prohibits the Federal Reserve from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     Assuming Federal Reserve approval, the Merger may not be consummated until 30 days after such approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve and the concurrence of the Department of Justice, the waiting period may be reduced to no less than 15 days.

     STATE AUTHORITIES. Consummation of the Merger is subject to the prior approval of the Corporation Commission. The Corporation Commission will consider: (i) the safety and soundness of George Mason and GMB; the qualification and experience of United and its directors and officers; (ii) whether the Merger would be prejudicial to depositors, creditors, beneficiaries of fiduciary accounts or shareholders of United, George Mason or their banking subsidiaries; and (iii) whether the Merger would be in the public interest. The Merger may also be subject to the approval of, or notice to, other state authorities under various state bank, insurance and securities regulatory statutes.

     STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. United and George Mason have filed all applications and notices and have taken other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligation of each of United and George Mason to consummate the Merger is conditioned upon, among other things, (i) the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve and, to the extent necessary, the state authorities, (ii) the termination or expiration of all statutory or regulatory waiting periods in respect thereof and (iii) no such approvals containing conditions, restrictions or requirements which the United Board reasonably determines in good faith would, after the Effective Time, have a material adverse effect on United and its subsidiaries taken as a whole or any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT ALL SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION, RESTRICTION OR REQUIREMENT THAT CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE " -- THE EFFECTIVE TIME," " -- CONDITIONS TO CONSUMMATION" AND " -- AMENDMENT, WAIVER AND TERMINATION."

AMENDMENT, WAIVER AND TERMINATION

     To the extent permitted by law, George Mason and United may amend the Merger Agreement by written agreement at any time. Prior to or at the Effective Time, either George Mason or United, acting through its respective board of directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

     The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the boards of directors of United and George Mason. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either United or George Mason if: (i) the other party breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually or in the aggregate, has a Material Adverse Effect (as defined in the Merger Agreement); (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority; (iii) the George Mason shareholders fail to approve the Merger Agreement, or the United shareholders fail to approve the United Articles Amendment or the United Share Issuance; (iv) the Merger has not been consummated by July 15, 1998; or (v) the other party's board of directors has failed to recommend approval of the Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the other party.

CONDUCT OF BUSINESS PENDING THE MERGER

     GEORGE MASON. George Mason has agreed in the Merger Agreement, unless the prior written consent of United is obtained and except as otherwise contemplated by the Merger Agreement, not to, and to cause each of its subsidiaries not to:

          (a) conduct the business of George Mason and its subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon George Mason's ability to perform any of its material obligations under the Merger Agreement;

          (b) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of, or rights to acquire, George Mason Common Stock, enter into any agreement with respect to the foregoing, or permit any additional shares of George Mason Common Stock to become subject to new grants of employee or director stock options, other stock rights or similar stock-based employee rights;

          (c)(i) make, declare, pay or set aside for payment any dividend (other than quarterly cash dividends in an amount not to exceed $0.14 per share and dividends from wholly owned subsidiaries) on or in respect of, or declare or make any distribution on, any shares of George Mason stock or
     (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of capital stock;

          (d) enter into or amend or renew any employment, consulting, severance or similar agreements with any director, officer or employee of George Mason or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except (i) for normal individual increases in compensation to employees, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations or (iv) for grants of awards to newly hired employees consistent with past practice;

          (e) enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations) any benefit plan in respect of any director, officer or employee of George Mason or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

          (f) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material;

          (g) acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material;

          (h) amend its or any subsidiary's articles or certificate of incorporation or bylaws;

          (i) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

          (j) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

          (k) except in the ordinary course of business consistent with past practice, generally settle any material claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlement that is not material to George Mason and its subsidiaries, taken as a whole;

          (l)(i) take any action reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation;

          (m) except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

          (n) incur any indebtedness for borrowed money other than in the ordinary course of business; or

          (o) agree or commit to do any of the foregoing.

     In addition, George Mason has agreed in the Merger Agreement that it shall not, and shall cause its subsidiaries and its subsidiaries' officers, directors, agents, advisers and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving George Mason or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, George Mason or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (an "Acquisition Proposal"). In the Merger Agreement, George Mason agreed to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the Merger Agreement with any parties other than United with respect to any of the foregoing and agreed to use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. George Mason has agreed to promptly (within 24 hours) advise United following the receipt by George Mason of any Acquisition Proposal and the substance thereof, and immediately advise United of any developments with respect to any Acquisition Proposal.

     UNITED. United has agreed in the Merger Agreement, unless the prior written consent of George Mason is obtained, and except as otherwise contemplated by the Merger Agreement, not to, and cause each of its subsidiaries not to:

          (a) fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) make, declare, pay or set aside for payment any extraordinary dividend;

          (c)(i) take any action reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained in the Merger Agreement limits the ability of United to exercise its rights under the Stock Option Agreement; or

          (d) agree or commit to do any of the foregoing.

DIVIDEND COORDINATION

     George Mason is obligated under the Merger Agreement after November 1, 1997 to cause its regular quarterly dividend record dates and payment dates for George Mason Common Stock to be the same as United's regular quarterly dividend record dates and payment dates for United Common Stock and may not thereafter change its regular dividend payment dates and record dates.

EXPENSES AND FEES

     The Merger Agreement provides that each party shall be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that United and George Mason have agreed to share equally all Commission filing fees and all printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

     Consummation of the Merger is conditioned upon the receipt by each of United and George Mason of a letter from their respective independent public accountants indicating their concurrence that the Merger qualifies for "pooling-of-interests" accounting treatment if consummated in accordance with the terms of the Merger Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of United and George Mason will be combined at the Effective Date and carried forward at their previously recorded amounts and the shareholders' equity accounts of George Mason and United will be combined on United's consolidated balance sheet. Income and other financial statements of United issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of United and George Mason as if the Merger had taken place prior to the periods covered by such financial statements. See "Summary" and "United and George Mason Unaudited Pro Forma Condensed Consolidated Financial Information."

NO DISSENTERS' RIGHTS

     Under the VSCA, holders of George Mason Common Stock have no dissenters' rights in connection with the Merger.

     Under the WVCA, holders of United Common Stock have no dissenters' rights in connection with the proposals to approve the United Articles Amendment and the United Share Issuance.

NASDAQ LISTING OF UNITED COMMON STOCK

     United has agreed to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq Stock Market, subject to official notice of issuance, the shares of United Common Stock to be issued to the holders of George Mason Common Stock in the Merger.

RESALES OF UNITED COMMON STOCK

     The shares of United Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of George Mason for purposes of Rule 145 under the Securities Act as of the date of the George Mason Special Meeting. Such affiliates may not sell their shares of United Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined operations have been published.

     Each of United and George Mason has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of such party to execute and deliver to United and George Mason, respectively, an agreement pursuant to which such person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of United Common Stock distributed to them pursuant to the Merger except (i) with respect to affiliates of George Mason, in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to United, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act and (ii) with respect to affiliates of each of George Mason and United, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment.

United may place restrictive legends on certificates representing United Common Stock issued to all persons who are deemed to be "affiliates" of George Mason under Rule 145. This Joint Proxy Statement/Prospectus does not cover resales of United Common Stock received by any person who may be deemed to be an affiliate of George Mason.

STOCK OPTION AGREEMENT

     As an inducement to United's willingness to continue to pursue the transactions contemplated by the Merger Agreement, on September 11, 1997, George Mason entered into the Stock Option Agreement with United. The following description of the Stock Option Agreement is qualified in its entirety by reference to the text of such Stock Option Agreement, a copy of which is attached as Appendix B and which is incorporated herein by reference.

     Pursuant to the Stock Option Agreement, George Mason granted United the Option, which permits United to purchase up to 1,018,000 shares of George Mason Common Stock (the "Option Shares"), subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of George Mason Common Stock outstanding immediately before exercise of the Option. The exercise price of the Option is $32.375 per share, subject to adjustment under specified circumstances (such exercise price, as so adjusted, being referred to herein as the "Option Price").

     The Option will become exercisable in whole or in part if both an "Initial Triggering Event" and a "Subsequent Triggering Event" occur with respect to George Mason prior to the occurrence of an "Exercise Termination Event," as such terms are defined below. The purchase of any shares of George Mason Common Stock pursuant to the Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA. If United were to exercise its right to acquire the full 19.9% of the number of shares outstanding of George Mason Common Stock subject to the Option, United would hold approximately 16.6% of the outstanding shares of George Mason Common Stock immediately after such exercise.

     The Stock Option Agreement generally defines the term "Initial Triggering Event" to mean any of the following events or transactions:

          (i) George Mason or GMB, without United's prior written consent, enters into an agreement to engage in an "Acquisition Transaction" (as defined below) with a third party or the George Mason Board recommends that the shareholders of George Mason approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement;

          (ii) A third party shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of George Mason Common Stock;

          (iii) The shareholders of George Mason shall have voted and failed to approve the Merger Agreement at George Mason's shareholder meeting or such meeting has not been held in violation of the Merger Agreement or has been canceled prior to termination of the Merger Agreement if, prior to such shareholder meeting (or if such shareholder meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any third party shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction with respect to George Mason;

          (iv) The George Mason Board withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner adverse to United its recommendation that the shareholders of George Mason approve the Merger Agreement at George Mason's shareholder meeting, or George Mason, without United's prior written consent, authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with a third party;

          (v) A third party makes a proposal to George Mason or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) A third party shall have filed with the Commission a registration statement with respect to a potential exchange offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the Commission with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) George Mason willfully breaches any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach United would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) A third party files an application or notice with the Federal Reserve or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     As used in the Stock Option Agreement, the term "Acquisition Transaction" means (x) a merger or consolidation or any similar transaction, involving George Mason or GMB (other than mergers, consolidations or similar transactions (i) involving solely George Mason and/or one or more of its wholly-owned (except for directors' qualifying shares and a DE MINIMIS number of other shares) subsidiaries, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of George Mason immediately prior to the completion of such transaction own at least 50% of the George Mason Common Stock (or the common stock of the resulting or surviving entity in such transaction) immediately after completion of such transaction, PROVIDED any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of George Mason or GMB or
(z) a purchase or other acquisition (including by merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of George Mason or GMB.

     The Stock Option Agreement generally defines the term "Subsequent Triggering Event" to mean any of the following events or transactions: (i) the acquisition by a third party of beneficial ownership of 25% or more of the then outstanding George Mason Common Stock or (ii) George Mason or GMB, without having received the prior written consent of United, enters into an agreement to engage in an Acquisition Transaction with a third party or the George Mason Board recommends that the shareholders of George Mason approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement; PROVIDED, that for purposes of the definition of "Subsequent Triggering Event," the percentage referred to in clause (z) of the definition of "Acquisition Transaction" above shall be 25% rather than 10%.

     The Stock Option Agreement defines the term "Exercise Termination Event" to mean any of (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with its terms, if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by United if George Mason breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach (but only if the breach giving rise to the termination was willful), individually or in the aggregate, has a Material Adverse Effect (as defined in the Merger Agreement) or if the George Mason Board has failed to recommend approval of the Merger or has modified or changed such recommendation (see
" -- Amendment, Waiver and Termination"); or (iii) the passage of 18 months, subject to extension in order to obtain required regulatory approvals, to comply with applicable regulatory waiting periods or to avoid liability under Section 16(b) of the Exchange Act, after termination of the Merger Agreement if such termination is concurrent with or follows the occurrence of an Initial Triggering Event or is a termination by United if George Mason breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually or in the aggregate, has a Material Adverse Effect or if the United Board has failed to recommend approval of the Merger, or has modified or changed such recommendation (see " -- Amendment, Waiver and Termination"). Notwithstanding anything to the contrary contained in the Stock Option Agreement, the Option may not be exercised at any time when United is in breach of any of its covenants or agreements contained in the Merger Agreement such that George Mason shall be entitled to terminate the Merger Agreement pursuant to the terms thereof as a result of a material breach, and the Stock Option Agreement shall automatically terminate (x) upon the termination of the Merger Agreement by George Mason pursuant to the terms thereof as a result of a breach by United of its covenants or agreements contained therein, (y) by George Mason or United if United's shareholders do not approve the Merger Agreement, or (z) by George Mason or United if necessary governmental approvals are denied.

     If the Option becomes exercisable, it may be exercised in whole or in part within six months following the applicable Subsequent Triggering Event. United's right to exercise the Option and certain other rights under the Stock Option Agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option are subject to adjustment in the event of specified changes in the capital stock of George Mason.

     Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, United will have certain registration rights with respect to the shares of George Mason Common Stock issued or issuable pursuant to the Option.

     The Stock Option Agreement also provides that at any time after the occurrence of a "Repurchase Event" (as defined below), upon request, George Mason shall be obligated to repurchase the Option and all or any part of the Option Shares. Such repurchase of the Option shall be at a price per share equal to the amount by which the "Market/Offer Price" (as defined below) exceeds the Option Price (as adjusted). A repurchase of Option Shares shall be at a price per share equal to the

Market/Offer Price. The term "Market/Offer Price" means the highest of (i) the price per share at which a tender or exchange offer has been made for George Mason Common Stock, (ii) the price per share of George Mason Common Stock that any third party is to pay pursuant to an agreement with George Mason, (iii) the highest closing price per share of George Mason Common Stock within the six-month period immediately preceding the date that notice to repurchase is given or (iv) in the event of a sale of all or substantially all of George Mason's assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of George Mason Common Stock outstanding at the time of such sale. The term "Repurchase Event" is defined to mean (i) the acquisition by any third party of beneficial ownership of 50% or more of the outstanding shares of George Mason Common Stock or (ii) the consummation of an Acquisition Transaction; PROVIDED, that for purposes of the definition of "Repurchase Event," the percentage referred to in clause (z) of the definition of "Acquisition Transaction" above shall be 50% rather than 10%.

     The Stock Option Agreement also provides that United may, at any time following a Repurchase Event and prior to an Exercise Termination Event, surrender the Option (and any Option Shares obtained upon the exercise thereof and still held by United) for a cash surrender fee (the "Surrender Fee") equal to $9 million (i) plus, if applicable, United's purchase price with respect to any Option Shares and (ii) minus, if applicable, any net cash received pursuant to the sale of Option Shares to any third party (less the purchase price of such Option Shares). United may not exercise its right to surrender the Option and receive the Surrender Fee if George Mason has previously repurchased the Option (or any portion thereof) or any Option Shares as described in the preceding paragraph.

     Pursuant to the terms of the Stock Option Agreement, in the event that, prior to an Exercise Termination Event, George Mason enters into certain transactions in which George Mason is not the surviving corporation, certain fundamental changes in the capital stock of George Mason occur or George Mason sells all or substantially all of its or certain of its subsidiaries' assets, the Option will be converted into a substitute option, with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to George Mason.

     The Stock Option Agreement provides that neither United nor George Mason may assign any of its rights or obligations thereunder without the written consent of the other party, except that in the event an Initial Triggering Event occurs prior to an Exercise Termination Event, United may, subject to certain limitations, assign its rights and obligations thereunder in whole or in part (subject to extension in certain cases).

     Arrangements such as the Stock Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire George Mason prior to the Merger, even if such persons were prepared to offer to pay consideration to George Mason shareholders which has a higher current market price than the shares of United Common Stock to be received by such holders pursuant to the Merger Agreement.

     To the best knowledge of United and George Mason, no event giving rise to the right to exercise the Option has occurred as of the date of this Joint Proxy Statement/Prospectus.

TERMINATION FEE

     If (i) the United Board fails to recommend the United Articles Amendment or the United Share Issuance or withdraws such recommendation or modifies or changes such recommendation in a manner adverse in any respect to the interests of George Mason, (ii) United is in material and willful breach of any of its covenants contained in the Merger Agreement such that George Mason is entitled to terminate the Merger Agreement, or (iii) the shareholders of United do not approve the United Articles Amendment or the United Share Issuance at the United Special Meeting, in each case after there has been proposed by a third party a United Acquisition Transaction, as defined herein (the "Proposal"), then, in any such event, upon the actual consummation of a United Acquisition Transaction with such third party within 18 months after the Proposal, United is obligated to pay George Mason a fee of $9 million. This fee is not payable if United has terminated, or has or had the right to terminate, the Merger Agreement in the event of a breach or failure to obtain required approvals or as a result of the George Mason shareholders not approving the Merger Agreement or the George Mason Board failing to recommend the Merger Agreement.

     "United Acquisition Transaction" has the same the meaning as "Acquisition Transaction" under the Stock Option Agreement except that it applies to United and the percentage in clause (z) is 25% instead of 10%. See "Stock Option Agreement."

                           UNITED ARTICLES AMENDMENT

     In connection with the Merger and the United Stock Dividend, the United Board approved the United Articles Amendment to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares. Approval of the United Articles Amendment requires the approval of a majority of the outstanding shares of United Common Stock entitled to vote on the matter. The purpose of the United Articles Amendment is to provide United with a sufficient number of authorized shares of United Common Stock to consummate the Merger and effect the United Stock Dividend. Assuming that the United Articles Amendment is approved and the Effective Date of the Merger occurs after March 13, 1998, over 99% of the increase in authorized United Common Stock will be used for such purpose. Approval of the United Articles Amendment is a condition precedent to consummation of the Merger. See "The Merger -- Conditions to Consummation." Pursuant to the United Stock Dividend, United has declared a 100% stock dividend payable March 27, 1998 to shareholders of record as of March 13, 1998, subject to approval of the United Articles Amendment.

     Authorized but unissued shares of United Common Stock are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. United has not proposed an increase in the number of authorized shares of United Common Stock since the Annual Meeting of Shareholders in 1988, when United had approximately $1.03 billion in total assets. United has increased in size significantly since that time to approximately $2.58 billion of assets as of September 30, 1997.

     Section 2.02 of the Merger Agreement provides that at the Effective Time of the Merger, Article VI of the United Articles shall be amended to read as follows:

          VI. The amount of the authorized capital stock of the corporation is $100,000,000 which shall be divided into 40,000,000 shares of a par value of $2.50 per share.

     Notwithstanding such provision of the Merger Agreement, United and George Mason have agreed in a letter agreement that at the Effective Time of the Merger, Article VI of the United Articles will be amended to read as follows:

          VI. The amount of authorized capital stock of the corporation is $102,500,000 which shall be divided into 41,000,000 shares of a par value of $2.50 per share.

     THE UNITED BOARD UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT.

                       UNITED AND GEORGE MASON UNAUDITED
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Consolidated Financial Information combines the historical Consolidated Financial Statements of United and George Mason, giving effect to the Merger as if it had been effective on September 30, 1997, with respect to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Income. It is intended that the Merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the historical book values of the assets, liabilities and shareholders' equity of George Mason as reported in its Consolidated Balance Sheet will be carried over onto the Consolidated Balance Sheet of United after addressing conformity issues, and no goodwill or other intangible assets will be created. United will include in its Consolidated Statement of Income the consolidated results of operations of George Mason for the entire fiscal year in which the Merger occurs after addressing conformity issues and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of George Mason for prior periods after addressing conformity issues. This information should be read in conjunction with the historical Consolidated Financial Statements of United and George Mason, including their respective notes thereto, which are incorporated by reference into this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Information By Reference." The Unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on the date indicated, or that may exist in the future. The Unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future.

     United regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of United's book value and net income per common share may occur in connection with any future transactions.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    AS OF SEPTEMBER 30, 1997 (IN THOUSANDS)

                                                                              AS REPORTED                           UNITED &
                                                                         ----------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                           UNITED       MASON      ADJUSTMENTS    CONSOLIDATED
                                                                         ----------    --------    -----------    ------------
ASSETS
  Cash and due from bank..............................................   $   80,712    $ 27,995     $      --      $  108,707
  Interest-bearing deposits with other banks..........................           50          45            --              95
  Federal funds sold..................................................           --       8,200            --           8,200
  Investment securities...............................................      449,354     391,839            --         841,193
  Loans (net of unearned income)......................................    1,954,573     525,752            --       2,480,325
  Less: allowance for loan losses.....................................      (24,941)     (5,699)           --         (30,640)
                                                                         ----------    --------    -----------    ------------
  Net loans...........................................................    1,929,632     520,053            --       2,449,685
  Bank premises and equipment.........................................       40,138       9,764            --          49,902
  Other assets........................................................       81,139      11,682            --          92,821
                                                                         ----------    --------    -----------    ------------
     Total Assets.....................................................   $2,581,025    $969,578     $       0      $3,550,603
                                                                         ----------    --------    -----------    ------------
                                                                         ----------    --------    -----------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Demand deposits.....................................................   $  269,645    $154,322     $      --      $  423,967
  Interest-bearing deposits...........................................    1,747,952     606,005            --       2,353,957
                                                                         ----------    --------    -----------    ------------
  Total deposits......................................................    2,017,597     760,327            --       2,777,924
  Short-term borrowings...............................................      140,846     106,503            --         247,349
  Federal Home Loan Bank borrowings...................................      108,889      23,500            --         132,389
  Other liabilities...................................................       41,206       8,594            --          49,800
                                                                         ----------    --------    -----------    ------------
     Total Liabilities................................................    2,308,538     898,924            --       3,207,462
STOCKHOLDERS' EQUITY:
  Common stock........................................................       38,238       5,698         5,212(1)       49,148
  Surplus.............................................................       41,239      39,932       (14,277)(1)      66,894
  Retained earnings...................................................      199,072      24,892                       223,964
  Net unrealized holding gain on AFS securities.......................        4,497         171                         4,668
  Treasury stock......................................................      (10,559)        (39)        9,065(1)       (1,533)
                                                                         ----------    --------    -----------    ------------
     Total Stockholders' Equity.......................................      272,487      70,654             0         343,141
                                                                         ----------    --------    -----------    ------------
     Total Liabilities and Stockholders' Equity.......................   $2,581,025    $969,578     $       0      $3,550,603
                                                                         ----------    --------    -----------    ------------
                                                                         ----------    --------    -----------    ------------

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                AS REPORTED                         UNITED &
                                                                            -------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                             UNITED      MASON     ADJUSTMENTS    CONSOLIDATED
                                                                            --------    -------    -----------    ------------
Interest income..........................................................   $138,470    $47,254     $      --       $185,724
Interest expense.........................................................     61,059     23,950            --         85,009
                                                                            --------    -------    -----------    ------------
Net interest income......................................................     77,411     23,304            --        100,715
Provision for loan losses................................................      2,150         23            --          2,173
                                                                            --------    -------    -----------    ------------
Net interest income after provision for loan losses......................     75,261     23,281            --         98,542
Other income.............................................................     14,468     12,375            --         26,843
Other expenses...........................................................     43,432     26,967            --         70,399
                                                                            --------    -------    -----------    ------------
Income before income taxes...............................................     46,297      8,689            --         54,986
Income taxes.............................................................     15,784      2,755            --         18,539
                                                                            --------    -------    -----------    ------------
  Net income.............................................................   $ 30,513    $ 5,934     $      --       $ 36,447
                                                                            --------    -------    -----------    ------------
                                                                            --------    -------    -----------    ------------
Earnings per common share:(2)
  Basic..................................................................      $2.04      $1.17          $ --          $1.89
  Diluted................................................................      $2.02      $1.13          $ --          $1.86
Average outstanding shares............................................... 15,134,004  5,252,000            --     19,595,946

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                AS REPORTED                         UNITED &
                                                                            -------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                             UNITED      MASON     ADJUSTMENTS    CONSOLIDATED
                                                                            --------    -------    -----------    ------------
Interest income..........................................................   $128,324    $38,888    $       --       $167,212
Interest expense.........................................................     53,998     18,510            --         72,508
                                                                            --------    -------    -----------    ------------
Net interest income......................................................     74,326     20,378            --         94,704
Provision for loan losses................................................      2,160        181            --          2,341
                                                                            --------    -------    -----------    ------------
Net interest income after provision for loan losses......................     72,166     20,197            --         92,363
Other income.............................................................      9,864     11,095            --         20,959
Other expenses...........................................................     49,544     24,324            --         73,868
                                                                            --------    -------    -----------    ------------
Income before income taxes...............................................     32,486      6,968            --         39,454
Income taxes.............................................................     11,910      2,118            --         14,028
                                                                            --------    -------    -----------    ------------
  Net income.............................................................   $ 20,576    $ 4,850     $      --       $ 25,426
                                                                            --------    -------    -----------    ------------
                                                                            --------    -------    -----------    ------------
Earnings per common share:(2)
  Basic..................................................................      $1.36      $0.98          $ --          $1.31
  Diluted................................................................      $1.35      $0.95          $ --          $1.30
Average outstanding shares............................................... 15,227,962  5,116,000            --     19,576,562

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements".

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                AS REPORTED                         UNITED &
                                                                            -------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                             UNITED      MASON     ADJUSTMENTS    CONSOLIDATED
                                                                            --------    -------    -----------    ------------
Interest income..........................................................   $172,358    $53,727    $       --       $226,085
Interest expense.........................................................     73,185     26,264            --         99,449
                                                                            --------    -------    -----------    ------------
Net interest income......................................................     99,173     27,463            --        126,636
Provision for loan losses................................................      2,610        181            --          2,791
                                                                            --------    -------    -----------    ------------
Net interest income after provision for loan losses......................     96,563     27,282            --        123,845
Other income.............................................................     14,189     14,852            --         29,041
Other expenses...........................................................     63,549     32,179            --         95,728
                                                                            --------    -------    -----------    ------------
Income before income taxes...............................................     47,203      9,955            --         57,158
Income taxes.............................................................     16,691      3,072            --         19,763
                                                                            --------    -------    -----------    ------------
Net income...............................................................   $ 30,512    $ 6,883     $      --       $ 37,395
                                                                            --------    -------    -----------    ------------
                                                                            --------    -------    -----------    ------------
Earnings per common share:(2)
  Basic..................................................................      $2.02      $1.38          $ --          $1.93
  Diluted................................................................      $2.00      $1.35          $ --          $1.91
Average outstanding shares............................................... 15,135,996  5,088,000            --     19,542,637

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                AS REPORTED                         UNITED &
                                                                            -------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                             UNITED      MASON     ADJUSTMENTS    CONSOLIDATED
                                                                            --------    -------    -----------    ------------
Interest income..........................................................   $165,815    $44,119    $       --       $209,934
Interest expense.........................................................     70,167     19,949            --         90,116
                                                                            --------    -------    -----------    ------------
Net interest income......................................................     95,648     24,170            --        119,818
Provision for loan losses................................................      2,320         18            --          2,338
                                                                            --------    -------    -----------    ------------
Net interest income after provision for loan losses......................     93,328     24,152            --        117,480
Other income.............................................................     14,752     10,359            --         25,111
Other expenses...........................................................     57,481     26,124            --         83,605
                                                                            --------    -------    -----------    ------------
Income before income taxes...............................................     50,599      8,387            --         58,986
Income taxes.............................................................     17,782      2,095            --         19,877
                                                                            --------    -------    -----------    ------------
  Net income.............................................................   $ 32,817    $ 6,292     $      --       $ 39,109
                                                                            --------    -------    -----------    ------------
                                                                            --------    -------    -----------    ------------
Earnings per common share:(2)
  Basic..................................................................      $2.19      $1.30          $ --          $2.05
  Diluted................................................................      $2.18      $1.28          $ --          $2.03
Average outstanding shares............................................... 15,067,286  4,904,000            --     19,235,686

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                AS REPORTED                         UNITED &
                                                                            -------------------                   GEORGE MASON
                                                                                        GEORGE      PRO FORMA      PRO FORMA
                                                                             UNITED      MASON     ADJUSTMENTS    CONSOLIDATED
                                                                            --------    -------    -----------    ------------
Interest income..........................................................   $147,637    $33,659    $       --       $181,296
Interest expense.........................................................     55,672     11,627            --         67,299
                                                                            --------    -------    -----------    ------------
Net interest income......................................................     99,173     22,032            --        113,997
Provision for loan losses................................................      2,202        167            --          2,369
                                                                            --------    -------    -----------    ------------
Net interest income after provision for loan losses......................     89,763     21,865            --        111,628
Other income.............................................................     12,238      5,390            --         17,628
Other expenses...........................................................     55,908     20,453            --         76,361
                                                                            --------    -------    -----------    ------------
Income before income taxes...............................................     46,093      6,802            --         52,895
Income taxes.............................................................     15,709      1,830            --         17,539
                                                                            --------    -------    -----------    ------------
  Net income.............................................................   $ 30,384    $ 4,972     $      --       $ 35,356
                                                                            --------    -------    -----------    ------------
                                                                            --------    -------    -----------    ------------
Earnings per common share:(2)
  Basic..................................................................      $2.02      $1.05          $ --          $1.86
  Diluted................................................................      $2.01      $1.04          $ --          $1.84
Average outstanding shares............................................... 15,131,766  4,793,000            --     19,205,816

See "Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements."

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

(1) The stockholders' equity accounts have been adjusted to reflect the issuance of 0.85 of a share of United Common Stock for each of the outstanding shares of George Mason Common Stock. Treasury stock has been adjusted for the reissuance of all but 50,000 shares at each respective date which are presumed to be retained for United's incentive stock option programs and other employee benefit plans.

The effect of United's acquisition of First Patriot Bankshares Corporation, Reston, Virginia on August 1, 1997, has not been reflected in the accompanying unaudited pro forma condensed consolidated financial statements. If the effect had been included in the accompanying unaudited pro forma condensed consolidated financial statements, the results would not be materially different than those presented herein.

(2) The earnings per share amounts for all periods presented have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE.

                      DESCRIPTION OF UNITED CAPITAL STOCK

     THE DESCRIPTIVE INFORMATION BELOW OUTLINES CERTAIN PROVISIONS OF THE UNITED ARTICLES AND UNITED BYLAWS AND THE WVCA. THE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE UNITED ARTICLES AND UNITED BYLAWS, WHICH ARE INCORPORATED BY REFERENCE AS EXHIBITS TO THE REGISTRATION STATEMENT, AND THE WVCA. SEE "AVAILABLE INFORMATION."

GENERAL

     The authorized capital stock of United consists of 20,000,000 shares of United Common Stock, par value $2.50 per share. In connection with the Merger, United has proposed to its shareholders an increase in the number of authorized shares of United Common Stock to 41,000,000. See "United Articles Amendment." The United Common Stock does not represent or constitute a deposit account and is not insured by the FDIC or any other government agency. As of the United Record Date, there were 14,983,758 shares of United Common Stock outstanding. In addition, United estimates that approximately 4,761,038 shares of United Common Stock will be issued in connection with the Merger.

     Because United is a holding company, the rights of United to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of United's shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that United itself may be a creditor of that subsidiary with recognized claims. Claims on United's subsidiaries by creditors other than United will include substantial obligations with respect to deposit liabilities, borrowed funds and purchased funds.

     Each share of United Common Stock has the same relative rights and is identical in all respects with each other share of United Common Stock. The United Common Stock is not subject to call for redemption and, upon receipt by United of the shares of George Mason Common Stock surrendered in exchange for United Common Stock, each share of United Common Stock offered hereby will be fully paid and non-assessable.

VOTING RIGHTS

     The holders of United Common Stock possess exclusive voting rights in United. Each holder of United Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are permitted to cumulate votes in elections of directors.

DIVIDENDS

     The holders of the United Common Stock are entitled to such dividends as may be declared from time to time by the United Board out of funds legally available therefor.

PREEMPTIVE RIGHTS

     Holders of United Common Stock do not have any preemptive rights with respect to any shares which may be issued by United in the future. Thus, United may sell shares of United Common Stock without first offering them to the then holders of the United Common Stock.

LIQUIDATION

     In the event of any liquidation, dissolution or winding up of United, the holders of the United Common Stock would be entitled to receive, after payment of all debts and liabilities of United, all assets of United available for distribution.

ISSUANCE OF STOCK

     The United Articles authorize the United Board to issue authorized shares of United Common Stock and any other securities without shareholder approval. However, United Common Stock is listed on the Nasdaq Stock Market, which requires shareholder approval of the issuance of additional shares of United Common Stock under certain circumstances, including the transactions contemplated by the Merger Agreement.

                  CERTAIN DIFFERENCES IN THE RIGHTS OF UNITED
                   SHAREHOLDERS AND GEORGE MASON SHAREHOLDERS

     At the Effective Time, George Mason shareholders automatically will become shareholders of United, and their rights as shareholders will be determined by the United Articles, the United Bylaws and the WVCA, instead of by the articles of incorporation and bylaws of George Mason (the "George Mason Articles" and the "George Mason Bylaws") and the VSCA. The following is a summary of the material differences in the rights of shareholders of United and George Mason. This summary is necessarily general and does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the VSCA, the WVCA and the articles of incorporation and bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

     GEORGE MASON. The George Mason Articles authorize the issuance of up to 9,000,000 shares of common stock, par value $1.11 per share, and up to 1,000,000 shares of preferred stock, par value $.01 per share (the "George Mason Preferred Stock"). As of the George Mason Record Date, there were 5,277,301 shares of George Mason Common Stock (5,271,625 of which are entitled to vote at the George Mason Special Meeting) and no shares of George Mason Preferred Stock issued and outstanding.

     UNITED. United's authorized capital stock is set forth under "Description of United Capital Stock -- General."

VOTING RIGHTS

     GEORGE MASON. The holders of George Mason Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Subject to the voting rights of the holders of George Mason Preferred Stock, if any, the exclusive voting power for all purposes is vested in the holders of the George Mason Common Stock.

     UNITED. Each share of United Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of United. Pursuant to the WVCA and the West Virginia Constitution, holders of United Common Stock have cumulative voting rights in elections of directors. Cumulative voting enables each shareholder to give one nominee for director as many votes as is equal to the total number of nominees multiplied by the number of shares voted, or to distribute such votes on the same basis among two or more nominees.

DIVIDENDS AND OTHER DISTRIBUTIONS

     GEORGE MASON. The holders of George Mason Common Stock are entitled to receive dividends when and as declared by the George Mason Board out of funds legally available therefor.

     UNITED. The WVCA generally provides that United may pay dividends in cash or property out of unreserved and unrestricted earned surplus. Only under certain very limited circumstances may United distribute from capital surplus.

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

     GEORGE MASON. Director conflicts of interest are governed by the VSCA, which provides that no contract or other transaction between George Mason and one or more of its directors, or between George Mason and (i) an entity in which one or more of its directors are financially interested or (ii) an entity in which one or more of its directors serves as director, officer or trustee, will be voidable simply because of the relationship, as long as (i) certain disclosures as to the relationships have been made to those voting on the contract or transactions, or (ii) the contract or transaction is fair to George Mason.

     UNITED. Director conflicts of interest are governed by the WVCA, which provides that no contract or other transaction between United and one or more of its directors, or between United and an entity in which one or more of its directors are financially interested, will be void and voidable simply because of the relationship or because such directors may be present at a meeting of the United Board which authorizes such contract or transaction, as long as (i) certain disclosures as to the relationships have been made to those voting on the contract or transactions and there is a sufficient vote to approve the same without the vote of the interested director or directors, or (ii) the contract or transaction is fair and reasonable to United.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     GEORGE MASON. The VSCA generally requires approval of amendments to articles of incorporation by a vote of two-thirds of the outstanding shares entitled to vote thereon. The George Mason Articles specifically require approval of amendments to its Articles 6 through 9, regarding the classification of the George Mason Board, shareholder approval of certain actions, George Mason Board responsibility in certain matters and indemnification, respectively, and certain transactions with affiliates, by the affirmative vote of 80% of the outstanding shares entitled to vote thereon. The George Mason Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire George Mason Board at any regular meeting of the George Mason Board, or at any special meeting of the George Mason Board called for that purpose; however, any Bylaws adopted by the George Mason Board may be altered, amended, or repealed, and new Bylaws made, by the shareholders of George Mason at any annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

     UNITED. Pursuant to the WVCA, the United Articles may be amended, following approval of the amendment by the United Board, by the affirmative vote of the holders of a majority of the United Common Stock entitled to vote thereon. The United Bylaws may be amended by the majority of the United Board voting at a duly called meeting at which a quorum is present. Such amendment is subject to repeal or change by the affirmative vote of the holders of a majority of the outstanding United Common Stock.

SPECIAL MEETINGS OF SHAREHOLDERS

     GEORGE MASON. A special meeting of the shareholders of George Mason may be called by the George Mason Board, the Chairman, the President or by the holders of 10% or more of all the shares entitled to vote at such a meeting.

     UNITED. The United Bylaws provide that special meetings of United shareholders may be called by the United Board, the Chairman, the President, or the holders of not less than 10% of the United Common Stock outstanding.

NUMBER OF DIRECTORS, CLASSIFIED BOARD OF DIRECTORS

     GEORGE MASON. The George Mason Articles and bylaws provide for a classified board of directors of five to 18 directors, with the exact number of directors to be fixed by the shareholders or George Mason Board. The George Mason Board currently has 16 directors. The George Mason Articles and the George Mason Bylaws state that the George Mason Board shall be divided into three classes to serve staggered three-year terms. The effect of George Mason's having a classified board of directors is that approximately only one-third of the members of the George Mason Board are elected each year. Consequently, two annual meetings are effectively required for George Mason's shareholders to change a majority of the members of the George Mason Board.

     UNITED. The United Bylaws provide that the number of directors shall be not less than five nor more than 35. The United Bylaws also provide that the number may be increased or decreased by an amendment to the bylaws. The United Board has fixed the number at 24 directors. The United Board is not a classified board, meaning that all members of the United Board are elected annually. Consequently, a majority of the members of the United Board could be changed at one annual meeting.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

     GEORGE MASON. Any vacancy occurring on the George Mason Board, including a vacancy resulting from an increase by not more than two in the number of directors, must be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the George Mason Board. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. The George Mason Articles provide directors may be removed by a vote of shareholders holding 80% of the shares entitled to vote for the election of directors.

     UNITED. The United Bylaws provide that any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until his or her successor shall have been elected and qualified.

     Removal of directors is governed by the WVCA, which provides that one or more directors, or the entire board, may be removed, with or without cause, by the shareholders at a meeting called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

     GEORGE MASON. The VSCA generally requires approval of certain mergers, consolidations, dissolutions or a sale of substantially all of a company's assets by a vote of more than two-thirds of the outstanding shares entitled to vote thereon. The George Mason Articles require the affirmative vote of more than two-thirds of the shares entitled to vote for any merger, consolidation, certain share exchanges and issuances, sale of all or substantially all of the company's assets, liquidation, dissolution, certain reclassification and reorganizations, and similar transactions with any other corporation. In addition, the George Mason Articles require the affirmative vote of holder of 80% of the shares of the voting stock of George Mason to approve extraordinary transactions with corporations, individuals or entities which own more than 5% of the issued and outstanding shares of George Mason capital stock, including, among others, mergers, share exchanges, acquisitions of control, sale of substantially all of the assets of George Mason, liquidation and dissolution. This requirement does not apply to transactions which are approved in advance by both (i) a majority of the members of George Mason Board and (ii) a majority of those directors who were directors before the corporation, individual or entity acquired ownership of 5% or more of the shares of George Mason capital stock and who are not affiliates of such entity.

     The VSCA prohibits certain "affiliated transactions" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer, guaranty or issuance or reclassification of equity securities) between a Virginia corporation and an "Interested Shareholder." An Interested Shareholder is (a) a person who beneficially owns 10% or more of the voting power of any class of the corporation's shares or (b) an affiliate or associate of the corporation who, at any time within the three-year period prior to the date in question, was an Interested Shareholder. Such affiliated transactions are prohibited for three years after the date on which the Interested Shareholder became an Interested Shareholder unless such transaction is approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of more than two-thirds of the voting shares other than those owned by the Interested Shareholder. Thereafter, any such affiliated transactions must be approved by the affirmative vote of the holders of more than two-thirds of the voting shares of the corporation other than voting shares held by the Interested Shareholder with whom the affiliated transaction is to be effected, unless, among other things, the transaction was approved by a majority of the disinterested directors or the corporation's shareholders receive a minimum price (as defined in Virginia law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Virginia law do not apply, however, to affiliated transactions with an Interested Shareholder whose acquisition of voting shares making such person an Interested Shareholder was approved by a majority of the disinterested directors.

     A Virginia corporation may adopt an amendment to its charter or bylaws electing not to be subject to the special voting requirements of the foregoing legislation. Any such amendment would have to be approved at the affirmative vote of the holders of at least a majority of the shares entitled to vote that are not owned by an Interested Shareholder. George Mason has not adopted such an amendment.

     UNITED. The WVCA requires the approval of the board of directors and the holders of a majority of the outstanding stock of United entitled to vote thereon for mergers, consolidations, and sales, leases, exchanges, or other dispositions of all or substantially all the assets of United.

CONTROL SHARE ACQUISITIONS

     GEORGE MASON. Virginia law provides that shares of a Virginia corporation, with 300 or more shareholders, acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of a majority of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. A control share acquisition means, subject to certain exceptions, the acquisition of beneficial ownership of voting shares of stock which, if aggregated with all other shares of stock which then have voting rights and are beneficially owned by such a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) 20% or more but less than 33 1/3%; (b) 33 1/3% or more but less than a majority; or
(c) a majority of all voting power. The acquisition of shares of stock in addition to shares which an acquiring person is entitled to vote as a result of having previously obtained shareholder approval does not constitute a control share acquisition, unless as a result of such acquisition, the voting power of the shares beneficially owned by the acquirer would exceed the range in respect of which voting rights had previously been granted.

     A person who has made, or proposes to make, a "control share acquisition," upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand therefor to consider the voting rights of the shares.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the shares acquired in the control share acquisition. The redemption price for such shares is the number of such shares multiplied by the dollar amount (rounded to the nearest cent) equal to the average per share price, including any brokerage commissions, transfer taxes and soliciting dealer's fees, paid by the acquiring person for such shares. If voting rights for such shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the stock as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

     The control share acquisition statute does not apply (i) to shares acquired pursuant to a merger, plan of share exchange, or tender or exchange offer, if the corporation is a party to such transaction or agreement therefor, (ii) to shares acquired directly from the corporation, from a wholly owned subsidiary of the corporation, or from a corporation having beneficial ownership of shares representing at least a majority of the voting power in electing directors, or
(iii) to acquisitions previously approved or exempted by a provision in the charter or bylaws of the corporation. George Mason has not adopted such a provision in its articles of incorporation or bylaws.

     UNITED. The WVCA contains no provision relating to control share acquisitions similar to those described with respect to George Mason.

INDEMNIFICATION, LIMITATION ON LIABILITY

     GEORGE MASON. The George Mason Articles require it to indemnify its directors and officers against liabilities, fines, penalties, settlements, claims and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities, unless such director or officer is found to be guilty of gross negligence or willful misconduct in the performance of his duties. In addition, the George Mason Articles require it to indemnify its directors and officers to the extent provided by the general laws of the Commonwealth of Virginia and to the extent not in conflict with the George Mason Articles, including the advance of expenses under the procedures provided by law. Virginia law permits a corporation to indemnify its present and former directors and officers unless it is established that (i) the director or officer failed to conduct himself in good faith and he did not believe (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was not at least opposed to its best interests; (ii) the director or officer actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Virginia law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director who entirely prevails in the defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding. The George Mason Articles do not provide otherwise.

     As permitted by Virginia law, the George Mason Articles limit the personal liability of directors and officers to George Mason or its shareholders for money damages to the fullest extent permitted by Virginia law. Virginia law does not permit such charter provisions to limit liability for willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim or unlawful insider trading or manipulation of the market for any security.

     UNITED. The United Articles provide that, in addition to any other rights to which a director may be entitled by law, a director or officer of United shall be indemnified by United for liabilities and expenses, except such liabilities and expenses incurred because of such person's gross negligence or willful misconduct in the performance of a duty to United. The United Articles have no similar provision limiting director's liability.

DISSENTERS' RIGHTS

     GEORGE MASON. Virginia law generally provides for dissenters' rights in connection with mergers and share exchanges that would require shareholder approval, and for sales of substantially all of the assets of a corporation (other than in the usual and regular course of business and other than certain liquidations and court-ordered sales) except in certain circumstances. The VSCA provides that no holder of any class or series of shares which is (x) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System or (y) held by at least 2,000 holders of record is entitled to dissent with respect to such a transaction unless, among other things: (i) the articles of incorporation of the corporation issuing such shares provide otherwise; (ii) in the case of a plan of merger or share exchange, the holders of that class or series of shares are required to accept for such shares anything other than (a) cash, (b) shares, or shares and cash in lieu of fractional shares, of the surviving or acquiring corporation or of any other corporation that at the record date fixed for determining shareholders entitled to receive notice of and to vote at the meeting at which the merger or share exchange will be acted on, were either listed subject to notice of issuance on a national securities exchange or the National Association of Securities Dealers Automated Quotations System or held of record by at least 2,000 stockholders or
(c) a combination of cash and shares as set forth in (a) and (b) above; or (iii) the transaction to be voted on is an "affiliated transaction" and is not approved by a majority of disinterested directors as required by the VSCA.

     UNITED. Under the WVCA, a shareholder of a West Virginia corporation has the right to dissent from any merger, consolidation or sale of substantially all of the corporation's assets involving the corporation.

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

     GEORGE MASON. The VSCA permits any George Mason shareholder, upon written demand submitted at least five business days in advance, to inspect and copy certain listed materials, including the articles of incorporation, the bylaws and certain George Mason board resolutions and minutes of shareholders' meetings. The VSCA further permits a George Mason shareholder who has held his shares for six months or more or who owns five percent or more of the outstanding stock of George Mason, upon five business days' prior written demand made in good faith and for a proper purpose, to inspect and copy the accounting records, excerpts from minutes of meeting of the George Mason Board and its committees, the minutes of any shareholders' meetings and the list of shareholders. In addition, George Mason is required to prepare a shareholder list with respect to any shareholders' meeting and to make such list available at George Mason's principal office to any shareholder for a period of ten days prior to the meeting and during such meeting and any adjournments thereof.

     UNITED. The United Bylaws provide that its books and records may be examined at any time by any director, any committee of the shareholders appointed by the shareholders for that purpose or by the holders of one-tenth of the United Common Stock outstanding. The WVCA provides that any shareholder, after having been a shareholder for six months, or the owner of five percent of United Common Stock, without regard to the length of ownership, may, upon written demand, for any proper purpose, inspect the relevant books and records and make extracts therefrom. The WVCA also affords legal remedies to a shareholder improperly denied access, including a penalty equal to ten percent of the value of the shares held by the shareholder.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

UNITED

     United Common Stock is traded on the Nasdaq Stock Market under the symbol "UBSI." The following table sets forth, for the indicated periods, the high and low closing sale prices for United Common Stock as reported by the Nasdaq Stock Market, and the cash dividends declared per share of United Common Stock for the indicated periods.

                                                                                                     PRICE RANGE      CASH DIVIDENDS
                                                                                                  -----------------    DECLARED PER
QUARTER                                                                                            HIGH       LOW         SHARE
-------                                                                                           -------   -------   --------------
1995:
             First.............................................................................   $ 26.00   $ 23.25       $ 0.29
             Second............................................................................   $ 27.75   $ 25.25       $ 0.29
             Third.............................................................................   $ 30.50   $ 26.25       $ 0.29
             Fourth............................................................................   $ 31.00   $ 29.00       $ 0.30
1996:
             First.............................................................................   $ 28.50   $ 30.00       $ 0.30
             Second............................................................................   $ 29.75   $ 26.75       $ 0.31
             Third.............................................................................   $ 30.25   $ 26.25       $ 0.31
             Fourth............................................................................   $ 33.00   $ 29.25       $ 0.32
1997:
             First.............................................................................   $ 34.75   $ 32.25       $ 0.33
             Second............................................................................   $ 42.25   $ 34.38       $ 0.33
             Third.............................................................................   $ 46.94   $ 41.38       $ 0.34
             Fourth............................................................................   $ 48.75   $ 43.59       $ 0.35
1998:
             First (through January 28, 1998)..................................................   $ 49.13   $ 45.50          N/A

     On September 10, 1997, the last trading day before public announcement of the Merger, the closing price per share of United Common Stock on the Nasdaq Stock Market was $45.50. Past price performance is not necessarily indicative of likely future price performance. Shareholders are urged to obtain current market quotations for shares of United Common Stock.

     The holders of United Common Stock are entitled to receive dividends when and if declared by the United Board out of funds legally available therefor. Although United currently intends to continue paying quarterly cash dividends on the United Common Stock, there can be no assurance that United's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the United Board's consideration of other relevant factors.

GEORGE MASON

     George Mason Common Stock is traded on the Nasdaq Stock Market under the symbol "GMBS." The following table sets forth, for the indicated periods, the high and low closing sale prices for George Mason Common Stock as reported in the Nasdaq Stock Market, and the cash dividends declared per share of George Mason Common Stock for the indicated periods.

                                                                         PRICE RANGE       CASH DIVIDENDS
                                                                      -----------------     DECLARED PER
QUARTER                                                                HIGH       LOW          SHARE
-------                                                               -------   -------    --------------
1995(1):
                First..............................................   $ 13.17   $ 11.33       $ 0.09
                Second.............................................   $ 13.67   $ 12.33       $ 0.09
                Third..............................................   $ 15.83   $ 13.17       $ 0.09
                Fourth.............................................   $ 19.33   $ 15.33       $ 0.10
1996:
                First..............................................   $ 23.25   $ 17.83       $ 0.10
                Second.............................................   $ 22.25   $ 19.00       $ 0.11
                Third..............................................   $ 20.63   $ 18.50       $ 0.12
                Fourth.............................................   $ 23.25   $ 18.50       $ 0.13
1997:
                First..............................................   $ 23.00   $ 20.50       $ 0.14
                Second.............................................   $ 29.25   $ 20.00       $ 0.14
                Third..............................................   $ 37.13   $ 26.25       $ 0.14
                Fourth.............................................   $ 40.00   $ 35.50       $ 0.14
1998
                First (through January 28, 1998)...................   $ 40.13   $ 37.00          N/A


---------------
(1) The 1995 data has been adjusted to reflect a three for two stock split effective February 9, 1996.

     On September 10, 1997, the last trading day before public announcement of the Merger, the closing price per share of George Mason Common Stock on the Nasdaq Stock Market was $34.50. Past price performance is not necessarily indicative of likely future price performance. Shareholders are urged to obtain current market quotations for shares of George Mason Common Stock.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF GEORGE MASON

PRINCIPAL BENEFICIAL OWNERS

     As of January 21, 1998, there was no person who owned of record or was known by management to own beneficially more than 5% of the outstanding shares of George Mason Common Stock other than United, which, by holding the Option granted pursuant to the Stock Option Agreement, may be deemed to beneficially own approximately 16.6% of the outstanding shares of George Mason Common Stock. See "The Merger -- Stock Option Agreement."

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     Share ownership of George Mason directors and executive officers is set forth below as of December 31, 1997. Directors have sole voting and investment authority of directly owned shares. The total of directly owned shares also includes stock options granted to executive officers pursuant to incentive stock option plans. For the two directors who are executive officers, direct ownership includes options to purchase shares as follows: Bernard H. Clineburg, 27,425 shares; and Webb C. Hayes, IV, 10,000 shares. The options to purchase shares included in the direct ownership of all executive officers as a group total 114,425. Indirect shares for each individual director include those owned by spouses and immediate family members, unless otherwise indicated.

                                                  AMOUNT AND NATURE OF        PERCENT
      DIRECTORS AND EXECUTIVE OFFICERS           BENEFICIAL OWNERSHIP(1)      OF CLASS
---------------------------------------------    -----------------------     ----------
Alan L. Box                                               24,928(2)                   *
William G. Buck                                            6,087(3)                   *
Randolph W. Church, Jr.                                    9,891(4)                   *
Bernard H. Clineburg                                     103,378(5)               1.96%
James J. Consagra, Jr.                                    32,170(6)                   *
C. Barrie Cook, M.D.                                      51,411(7)                   *
Elizabeth C. Dahlin                                        4,391                      *
Edward S. DeBolt                                          31,080(8)                   *
Kevin F. DeCoste                                          48,308(9)                   *
Lawrence K. Doll                                           2,449                      *
William H. Gordon                                          9,676(10)                  *
Webb C. Hayes, IV                                         90,421(11)              1.72%
William A. Hazel                                          35,580(12)                  *
Barnard F. Jennings                                       37,314(13)                  *
Edward H. Kaplan                                         101,987(14)              1.94%
Arthur Kellar                                             59,236(15)              1.13%
Paul E. Kyle                                              11,998(16)                  *
John M. McMahon                                          140,603                  2.67%
Directors and Executive Officers as a group              800,914              14.86%(1)
                                                 -----------------------     ----------

---------------
* Represents less than 1% of the outstanding shares of George Mason Common
Stock.

(1) In calculating the number of shares of George Mason Common Stock which are beneficially owned (and thus the percentage of George Mason Common Stock beneficially owned), a person is deemed to own George Mason Common Stock if that person has the right to acquire beneficial ownership of George Mason Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

(2) Includes 12,327 shares held by Judy Box, Mr. Box's wife and 274 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(3) Includes 600 shares held as custodian for Mr. Buck's children and 2,206 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(4)  Includes 8,225 shares owned jointly with Lucy C. Church, Mr. Church's wife.

(5) Includes 67,239 shares owned jointly with Cheryl L. Clineburg, Mr. Clineburg's wife and 27,425 shares which may be acquired upon exercise of options within 60 days.

(6) Includes 31,000 shares which may be acquired upon exercise of options within 60 days.

(7) Includes 10,005 shares held jointly with Jean C. Cook, Dr. Cook's wife, 16,875 shares held by Mrs. Cook individually, 234 shares held by Fairfax Pathology Assoc. Ltd. Retirement Account for the benefit of Dr. Cook and 2,499 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(8) Includes 1,079 shares held in an individual retirement arrangement by Sharron DeBolt, Mr. DeBolt's wife.

(9) Includes 46,000 shares which may be acquired upon exercise of options within 60 days.

(10) Includes 5,269 shares held jointly with Anne P. Gordon, Mr. Gordon's wife and 2,921 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(11) Includes 2,250 shares held by Sara F. Hayes, Mr. Hayes' wife.

(12) Includes 1,014 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(13) Includes 5,427 shares held by Nancy Lee Jennings, Judge Jennings' wife and 1,371 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(14) Includes 240 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

(15) Includes 19,855 shares held by Elizabeth Kellar, Mr. Kellar's wife.

(16) Includes 2,432 phantom shares pursuant to the George Mason Directors' Stock Investment and Deferred Fees Plan.

             VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF UNITED

PRINCIPAL BENEFICIAL OWNERS

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United Common Stock, the only class of stock of United outstanding, as of December 31, 1998.

                                                                                 AMOUNT AND NATURE OF         PERCENT OF
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP           CLASS
--------------  ---------------------------------------------------------        --------------------         ----------
Common Stock    United National Bank Trust Department (1)                              1,103,772                 7.37%
                514 Market Street, Parkersburg, WV 26101
                (1,103,772 Shares or 7.37% are registered
                under the nominee name of Parbanc Co.)

---------------
(1) UNB is a wholly owned subsidiary of United and its Trust Department holds in fiduciary capacity or agency capacity 1,238,812 shares of United Common Stock. The voting and investment authority for the shares held by the Trust Department is exercised by UNB's Board of Directors.

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     Share ownership of United directors is set forth below as of December 31, 1997. Directors have sole voting and investment authority of directly owned shares. The total of directly owned shares also includes stock options granted to executive officers pursuant to incentive stock option plans. For three of the directors who are executive officers, direct ownership includes options to purchase shares as follows: Richard M. Adams, 104,491 shares; Douglass H. Adams, 14,566 shares; and I. N. Smith, 10,506 shares. The options to purchase shares included in the direct ownership of all executive officers as a group total 248,451. Indirect shares for each individual director include those owned by spouses and immediate family members, unless otherwise indicated. These shares do not include the Trust Shares defined below in footnote 17.

                                                                             PERCENT
                                                  AMOUNT AND NATURE OF         OF
      DIRECTORS AND EXECUTIVE OFFICERS           BENEFICIAL OWNERSHIP(1)      CLASS
---------------------------------------------    -----------------------     -------
Richard M. Adams                                           355,809(2)          2.37%
I. N. Smith, Jr.                                           235,507(3)          1.57%
Douglass H. Adams                                           55,430(4)              *
Robert G. Astorg                                            13,258(5)              *
Thomas J. Blair, III                                       125,215(6)              *
Harry L. Buch                                                6,063                 *
R. Terry Butcher                                            24,000(7)              *
W. Gaston Caperton                                          11,542                 *
John W. Dudley                                               8,703                 *
H. Smoot Fahlgren                                          149,950              1.00
Theodore J. Georgelas                                       43,957                 *
C. E. Goodwin                                               16,892(8)              *
F. T. Graff                                                  5,000(9)              *
Andrew J. Houvouras                                         27,076(10)             *
Russell L. Isaacs                                           20,958                 *
Robert P. McLean                                             6,869(11)             *
G. Ogden Nutting                                           326,328             2.18%
William C. Pitt                                              5,000(12)             *
Charles E. Stealey                                          78,630(13)             *
William A. Thornhill, III                                  224,727(14)         1.50%
William W. Wagner                                          267,038             1.78%
Harold L. Wilkes                                             2,156                 *
P. Clinton Winter, Jr.                                     187,477(15)         1.25%
James W. Word, Jr.                                          61,551                 *
Directors and Executive Officers as a group
  (28 persons)                                           2,453,046            16.37%
                                                 -----------------------     -------

---------------
* Represents less than 1% of the outstanding shares of United Common Stock.

(1) In calculating the number of shares of United Common Stock which are beneficially owned (and thus the percentage of United Common Stock beneficially owned), a person is deemed to own United Common Stock if that person has the right to acquire beneficial ownership of United Common Stock within sixty
     (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

(2) Mr. R. Adams owns 263,739 shares of United Common Stock directly and 92,070 indirectly. Of the 92,070 shares indirectly owned by Mr. Adams, 25,590 shares are held by the Stevenson Trust over which he exercises voting power, 35,814 shares are owned by the members of his immediate family and 30,666 shares are held in two family trusts over which he exercises voting power but no investment authority. Messrs. Richard M. Adams and Douglass H. Adams are brothers.

(3) Mr. Smith owns 14,157 shares of United Common Stock directly and 221,350 indirectly. Of the 221,350 indirectly owned beneficially by Mr. Smith, 5,275 shares are owned by members of his immediate family and 14,575 shares are owned by the mother of Mr. Smith over which he has the power of attorney. The following shares owned of record by others may be deemed to be owned by Mr. Smith under the rules and regulations of the Commission:
     Kanawha City Company 15,000 shares; Kanawha Company 56,000 shares; Roane Land Company, 500 shares; Roxalana Land Company 75,000 shares; and West Virginia Coal Land Company 55,000 shares.

(4) Mr. D. Adams owns 51,154 shares of United Common Stock directly and 4,276 shares indirectly. Messrs. Richard M. Adams and Douglass H. Adams are brothers.

(5) Mr. Astorg owns 12,533 shares of United Common Stock directly and 725 shares indirectly.

(6) Mr. Blair owns 119,545 shares of United Common Stock directly and 5,670 shares indirectly.

(7) Mr. Butcher owns 23,500 shares of United Common Stock directly and 500 shares indirectly.

(8) Mr. Goodwin owns 15,620 shares of United Common Stock directly and 1,272 shares indirectly.

(9) Mr. Graff owns 2,000 shares of United Common Stock directly and 3,000 shares indirectly. The indirectly owned shares are held by a bank in a trustee account for Mr. Graff over which he exercises voting and dispositive power.

(10) Mr. Houvouras owns 478 shares of United Common Stock directly and 26,598 shares indirectly. The indirect shares are owned by a company in which Mr. Houvouras is a partner.

(11) Mr. McLean owns 6,293 shares of United Common Stock directly and 576 shares indirectly.

(12) Mr. Nutting owns 326,328 shares of United Common Stock indirectly. The voting and investment authority for the indirectly owned shares of Mr. Nutting are as follows: he has beneficial ownership, through shared investment or voting authority of 326,328 shares consisting of 20,952 shares held by Mr. Nutting as co-trustee, and 277,376 shares registered in the name of The Ogden Newspapers, Inc. of which Mr. Nutting is President. He is also a settlor and sole beneficiary of a trust which contains 28,000 shares.

(13) Mr. Stealey owns 15,668 shares of United Common Stock directly and 62,962 shares indirectly. Mr. Stealey's mother holds 22,354 shares of the indirect shares over which Mr. Stealey has power of attorney and the other 40,608 indirect shares are held in a trustee account for Mr. Stealey over which he exercises voting and investment authority.

(14) Mr. Thornhill owns 131,697 shares of United Common Stock directly and 93,030 shares indirectly.

(15) Mr. Winter owns 125,965 shares of United Common Stock directly and 61,512 shares indirectly. Of the 61,094 shares indirectly owned by Mr. Winter, 41,774 shares are held in trusts for Mr. Winter's mother and children for which Mr. Winter acts as executor and 18,400 shares are held by a company which Mr. Winter serves as President. Mr. Winter is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 191,898 shares or 1.28% of United Common Stock.

(16) Mr. Word owns 31,743 shares of United Common Stock directly and 29,808 shares indirectly.

(17) All directors and executive officers of United as a group, 28 persons, own 1,485,991 shares of United Common Stock directly and 967,055 shares indirectly. Not included in indirect owned shares are 1,103,772 shares of United Common Stock held by UNB's Trust Department serving in a fiduciary or agency capacity (the "Trust Shares"). The voting and investment authority for the Trust Shares held by the Trust Department is exercised by UNB's Board of Director. The members of UNB's Board of Directors who are also directors or executive officers of United are: Richard M. Adams, I. N. Smith, Jr. and Gary L. Ellis.

                                    EXPERTS

     The consolidated financial statements of United incorporated by reference in the 1996 United 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of George Mason incorporated by reference in the 1996 George Mason 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of The Palmer National Bancorp, Inc., which statements reflect total assets constituting 15 percent of George Mason's consolidated total assets as of December 31, 1995, and net interest income constituting 16 percent and 17 percent of George Mason's consolidated net interest income for the years ended December 31, 1995 and 1994, respectively, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon, which report is incorporated by reference into the 1996 George Mason 10-K and incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                        VALIDITY OF UNITED COMMON STOCK

     The validity of the shares of United Common Stock being offered hereby will be passed upon for United by Bowles Rice McDavid Graff & Love, Charleston, West Virginia. F. Thomas Graff, Jr., a member of Bowles Rice McDavid Graff & Love, is a director of United.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the George Mason Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter shall properly come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the George Mason Board, provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any adjournment or postponement.

     As of the date of this Joint Proxy Statement/Prospectus, the United Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter shall properly come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the United Board, PROVIDED, HOWEVER, that no proxy which is voted against the proposal to approve (i) the amendment of the United Articles to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares and (ii) the issuance of the shares of United Common Stock to be issued in the Merger will be voted in favor of any adjournment or postponement.

                             SHAREHOLDER PROPOSALS

GEORGE MASON

     If the Merger is not consummated, George Mason expects to hold its next annual meeting of shareholders during May, 1998. The deadline for any proposals of shareholders intended to be presented at such meeting has passed.

UNITED

     United expects to hold its next annual meeting of shareholders during May, 1998. The deadline for any proposals of shareholders intended to be presented at such meeting has passed.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                                                  CONFORMED COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                         dated as of December 10, 1997

                                 by and between

                            UNITED BANKSHARES, INC.

                                      and

                         GEORGE MASON BANKSHARES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
RECITALS.................................................................................................................    A-1

                                                           ARTICLE I

Certain Definitions......................................................................................................    A-1
         1.01   CERTAIN DEFINITIONS......................................................................................    A-1

                                                           ARTICLE II

The Merger...............................................................................................................    A-3
         2.01   THE MERGER...............................................................................................    A-3
         2.02   ARTICLES AMENDMENT.......................................................................................    A-4
         2.03   EFFECTIVE DATE AND EFFECTIVE TIME........................................................................    A-4
         2.04   PLAN OF MERGER...........................................................................................    A-4

                                                          ARTICLE III

Consideration; Exchange Procedures.......................................................................................    A-4
         3.01   MERGER CONSIDERATION.....................................................................................    A-4
         3.02   RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS..................................................................    A-4
         3.03   FRACTIONAL SHARES........................................................................................    A-5
         3.04   EXCHANGE PROCEDURES......................................................................................    A-5
         3.05   ANTI-DILUTION PROVISIONS.................................................................................    A-5
         3.06   OPTIONS..................................................................................................    A-5

                                                           ARTICLE IV

Actions Pending Acquisition..............................................................................................    A-6
         4.01   FOREBEARANCES OF MASON...................................................................................    A-6
         4.02   FOREBEARANCES OF UNITED..................................................................................    A-7

                                                           ARTICLE V

Representations and Warranties...........................................................................................    A-8
         5.01   DISCLOSURE SCHEDULES.....................................................................................    A-8
         5.02   STANDARD.................................................................................................    A-8
         5.03   REPRESENTATIONS AND WARRANTIES OF MASON..................................................................    A-8
         5.04   REPRESENTATIONS AND WARRANTIES OF UNITED.................................................................   A-13

                                                           ARTICLE VI

Covenants................................................................................................................   A-17
         6.01   REASONABLE BEST EFFORTS..................................................................................   A-17
         6.02   STOCKHOLDER APPROVALS....................................................................................   A-17
         6.03   REGISTRATION STATEMENT...................................................................................   A-17
         6.04   PRESS RELEASES...........................................................................................   A-18
         6.05   ACCESS; INFORMATION......................................................................................   A-18
         6.06   ACQUISITION PROPOSALS....................................................................................   A-18
         6.07   AFFILIATE AGREEMENTS.....................................................................................   A-18
         6.08   TAKEOVER LAWS............................................................................................   A-18
         6.09   CERTAIN POLICIES.........................................................................................   A-19
         6.10   NASDAQ LISTING...........................................................................................   A-19
         6.11   REGULATORY APPLICATIONS..................................................................................   A-19
         6.12   INDEMNIFICATION..........................................................................................   A-19
         6.13   BENEFIT PLANS............................................................................................   A-20
         6.14   NOTIFICATION OF CERTAIN MATTERS..........................................................................   A-20
         6.15   DIRECTORS AND OFFICERS...................................................................................   A-20
         6.16   DIVIDEND COORDINATION....................................................................................   A-20

                                                                                                                            PAGE
                                                                                                                            ----
         6.17   BANK MERGER..............................................................................................   A-20
         6.18   MASON FEE................................................................................................   A-20

                                                          ARTICLE VII

Conditions to Consummation of the Merger.................................................................................   A-21
         7.01   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...............................................   A-21
         7.02   CONDITIONS TO OBLIGATION OF MASON........................................................................   A-21
         7.03   CONDITIONS TO OBLIGATION OF UNITED.......................................................................   A-22

                                                          ARTICLE VIII

Termination..............................................................................................................   A-22
         8.01   TERMINATION..............................................................................................   A-22
         8.02   EFFECT OF TERMINATION AND ABANDONMENT....................................................................   A-23

                                                           ARTICLE IX

Miscellaneous............................................................................................................   A-23
         9.01   SURVIVAL.................................................................................................   A-23
         9.02   WAIVER; AMENDMENT........................................................................................   A-23
         9.03   COUNTERPARTS.............................................................................................   A-23
         9.04   GOVERNING LAW............................................................................................   A-23
         9.05   EXPENSES.................................................................................................   A-23
         9.06   NOTICES..................................................................................................   A-23
         9.07   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.......................................................   A-24
         9.08   INTERPRETATION; EFFECT...................................................................................   A-24

EXHIBIT A      Form of Stock Option Agreement (See Appendix B of this Proxy Statement)
EXHIBIT A-1    Plan of Merger
EXHIBIT B      Form of Mason Affiliate Agreement
EXHIBIT C      Form of United Affiliate Agreement

ANNEX A      Form of Supplement for Merger Sub
                     Accession to Acquisition Agreement

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 10, 1997 (this "AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and, United Bankshares, Inc. ("UNITED").

                                    RECITALS

     A. MASON. Mason is a Virginia corporation, having its principal place of business in Fairfax, Virginia.

     B. UNITED. United is a West Virginia corporation, having its principal place of business in Charleston, West Virginia.

     C. STOCK OPTION AGREEMENT. As an inducement to the willingness of United to continue to pursue the transactions contemplated by this Agreement , Mason expects (but is not obligated) to grant to United an option pursuant to a stock option agreement, in substantially the form of EXHIBIT A.

     D. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "CODE").

     E. BOARD ACTION. The respective Boards of Directors of each of United and Mason have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Mason or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Mason or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 5.03(m).

     "CORPORATION COMMISSION" has the meaning set forth in Section 2.01(b).

     "COSTS" has the meaning set forth in Section 6.12(a).

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5.01.

     "EFFECTIVE DATE" means the date on which the Effective Time occurs.

     "EFFECTIVE TIME" means the effective time of the Merger, as provided for in
Section 2.03.

     "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 5.03(m).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

     "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 6.12(a).

     "INSURANCE AMOUNT" has the meaning set forth in Section 6.12(b).

     "INSURANCE POLICY" has the meaning set forth in Section 5.03(t).

     "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MASON" has the meaning set forth in the preamble to this Agreement.

     "MASON AFFILIATE" has the meaning set forth in Section 6.07(a).

     "MASON BOARD" means the Board of Directors of Mason.

     "MASON BY-LAWS" means the By-laws of Mason.

     "MASON CERTIFICATE" means the Amended Articles of Incorporation of Mason.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON MEETING" has the meaning set forth in Section 6.02.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MASON STOCK PLANS" has the meaning set forth in Section 3.06.

     "MATERIAL ADVERSE EFFECT" means, with respect to United or Mason, any effect that (i) is material and adverse to the financial position, results of operations or business of United and its Subsidiaries taken as a whole or Mason and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United or Mason to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

     "MERGER" has the meaning set forth in Section 2.01.

     "MERGER CONSIDERATION" has the meaning set forth in Section 3.01.

     "MERGER SUB" means George Mason Holding Company, a Virginia corporation, and/or one or more other corporations or limited liability companies to be organized under the corporate laws of a State by United prior to the Effective Time; provided that the laws of the State of incorporation thereof shall permit the merger of corporations or limited liability companies organized thereunder with and into a Virginia corporation.

     "MULTIEMPLOYER PLAN" has the meaning set forth in Section 5.03(m).

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

     "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "PENSION PLAN" has the meaning set forth in Section 5.03(m).

     "PLANS" has the meaning set forth in Section 5.03(m).

     "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

     "PROXY STATEMENT" has the meaning set forth in Section 6.03.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03.

     "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

     "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning set forth in Section 5.03(g).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "STOCK OPTION AGREEMENT" has the meaning set forth in Recital C.

     "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

     "TAKEOVER LAWS" has the meaning set forth in Section 5.03 (o).

     "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "TREASURY STOCK" shall mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED" has the meaning set forth in the preamble to this Agreement.

     "UNITED BOARD" means the Board of Directors of United.

     "UNITED COMMON STOCK" means the common stock, par value $2.50 per share, of United.

     "UNITED MEETING" has the meaning set forth in Section 6.02.

     "VSCA" means the Virginia Stock Corporation Act.

     "WEST VIRGINIA SECRETARY" means the Office of the Secretary of State of the State of West Virginia.

     "WVCA" means the West Virginia Corporation Act.

                                   ARTICLE II

                                   THE MERGER

     2.01 THE MERGER. (a) Prior to the Effective Time, United shall take any and all action necessary (i) duly to organize one or more Merger Subs for the purpose of consummating the Merger; (ii) to cause each Merger Sub to become a party to this Agreement, to be evidenced by the execution by each Merger Sub of a supplement to this Agreement in substantially the form of Annex A , and delivery thereof to Mason; and (iii) to cause each Merger Sub to take all actions necessary or proper to comply with the obligations of United and each such Merger Sub to consummate the transactions contemplated hereby.

     (b) At the Effective Time, Merger Sub shall merge with and into Mason (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Mason shall survive and continue to exist as a Virginia corporation (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). United may at any time prior to the Effective Time change the method of effecting the combination with Mason (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Mason Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of Mason's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling of interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and PROVIDED FURTHER, that United shall provide Mason written notice of such change.

     (c) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.02 ARTICLES AMENDMENT. At the Effective Time, Article VI of the United Restated Articles of Incorporation shall be amended to read as follows (the "Articles Amendment"):

     "VI. The amount of the authorized capital stock of the corporation is $100,000,000 which shall be divided into 40,000,000 shares of a par value of $2.50 per share."

     2.03 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of United, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or (ii) such other date to which the parties may agree in writing; PROVIDED, HOWEVER, that in no event shall the Effective Date occur on or prior to January 1, 1998. The time on the Effective Date when the Merger shall become effective is referred to as the "EFFECTIVE TIME."

     2.04 PLAN OF MERGER. The plan of merger included in this Agreement is separately stated in the Plan of Merger (the "PLAN OF MERGER") attached hereto as Exhibit A-1. The parties agree that subject to the provisions of this Agreement, including the approval of the Plan of Merger by the requisite vote of stockholders of Mason, the Plan of Merger shall be incorporated into the articles of merger to be filed with the Corporation Commission to effect the merger.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) OUTSTANDING MASON COMMON STOCK AND MASON RIGHTS. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into
     0.85 of a share of United Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) OUTSTANDING UNITED STOCK. Each share of United Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

          (c) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such

Mason Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with United Bank (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 ANTI-DILUTION PROVISIONS. In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United

Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

     4.01 FOREBEARANCES OF MASON. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of United, Mason will not, and will cause each of its Subsidiaries not to:

          (a) ORDINARY COURSE. Conduct the business of Mason and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Mason's ability to perform any of its material obligations under this Agreement.

          (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Mason Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Mason Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) DIVIDENDS, ETC. (a) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Mason Stock in an amount not to exceed $0.14 per share with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to Mason or another wholly owned Subsidiary of Mason) on or in respect of, or declare or make any distribution on any shares of Mason Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Mason or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

          (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Mason or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

          (g) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) GOVERNING DOCUMENTS. Amend the Mason Certificate, Mason By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Mason's Subsidiaries.

          (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Mason and its Subsidiaries, taken as a whole.

          (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) COMMITMENTS. Agree or commit to do any of the foregoing.

     4.02 FOREBEARANCES OF UNITED. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Mason, United will not, and will cause each of its Subsidiaries not to:

          (a) PRESERVATION. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend.

          (c) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of United to exercise its rights under the Stock Option Agreement.

          (d) COMMITMENTS. Agree or commit to do any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, United has delivered to Mason a schedule and Mason has delivered to United a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Mason's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of United.

     5.02 STANDARD. No representation or warranty of Mason or United contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any ranking not less than senior vice president and that party's in-house counsel, if any.

     5.03 REPRESENTATIONS AND WARRANTIES OF MASON. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Mason hereby represents and warrants to United:

     (a) ORGANIZATION, STANDING AND AUTHORITY. Mason is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Mason is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) MASON STOCK. As of the date hereof, the authorized capital stock of Mason consists solely of (i) 9,000,000 shares of Mason Common Stock, of which 5,117,405 shares were outstanding as of the date hereof, and (ii) 1,000,000 shares of Mason Preferred Stock, of which no shares are outstanding. As of the date hereof, no shares of Mason Common Stock and no shares of Mason Preferred Stock were held in treasury by Mason or otherwise owned by Mason or its Subsidiaries ("TREASURY STOCK"). The outstanding shares of Mason Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Mason Stock authorized and reserved for issuance, Mason does not have any Rights issued or outstanding with respect to Mason Stock, and Mason does not have any commitment to authorize, issue or sell any Mason Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Mason Common Stock which are issuable and reserved for issuance upon exercise of Mason Stock Options as of the date hereof are Previously Disclosed in Mason's Disclosure Schedule.

     (c) SUBSIDIARIES. (i)(A) Mason has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries,
(C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Mason or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. (section mark)55) and are owned by Mason or its Subsidiaries free and clear of any Liens.

     (ii) Mason does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

     (iii) Each of Mason's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

     (d) CORPORATE POWER. Each of Mason and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Mason has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

     (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of more than two-thirds of the outstanding shares of Mason Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Mason and the Mason Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Mason, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). In approving this Agreement and the Merger and the related transactions, the Board of Directors of Mason has satisfied its obligations under Article 8 of the Mason Certificate. The Mason Board of Directors has received the written opinion of Friedman, Billings, Ramsey & Co., Inc. to the effect that as of the date hereof the consideration to be received by the holders of Mason Common Stock in the Merger is fair to the holders of Mason Common Stock from a financial point of view.

     (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Mason or any of its Subsidiaries in connection with the execution, delivery or performance by Mason of this Agreement or the Stock Option Agreement or to consummate the Merger except for
(A) filings of applications or notices with federal and Virginia banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of a certificate of merger in connection therewith. As of the date hereof, Mason is not aware of any reason why the approvals set forth in
Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

     (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Mason or of any of its Subsidiaries or to which Mason or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Mason Certificate or the Mason By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) FINANCIAL REPORTS AND SEC DOCUMENTS. (i) Mason's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Mason's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Mason and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Mason and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

     (ii) Since December 31, 1996, Mason and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

     (iii) Since December 31, 1996, (A) Mason and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Mason.

     (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Mason or any of its Subsidiaries and, to Mason's knowledge, no such litigation, claim or other proceeding has been threatened.

     (i) REGULATORY MATTERS. (i) Neither Mason nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

     (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j) COMPLIANCE WITH LAWS. Each of Mason and its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Mason's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Mason or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
     (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Mason's knowledge, do any grounds for any of the foregoing exist).

     (k) MATERIAL CONTRACTS; DEFAULTS. Except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (l) NO BROKERS. No action has been taken by Mason that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Friedman, Billings, Ramsey & Co., Inc.

     (m) EMPLOYEE BENEFIT PLANS. (i) Section 5.03 (m)(i) of Mason's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of Mason or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither Mason nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

     (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Mason is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Mason, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Mason nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Mason or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Mason or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA AFFILIATE") which is considered one employer with Mason under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA AFFILIATE PLAN"). None of Mason, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Mason's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Mason, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Mason or any of its Subsidiaries is a party have been timely made or have been reflected on Mason's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Mason, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

     (v) Neither Mason nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Mason or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (vi) Mason and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

     (vii) With respect to each Compensation and Benefit Plan, if applicable, Mason has provided or made available to United, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto;
(B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement;
(E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     (viii) Except as disclosed on Section 5.03(m)(viii) of Mason's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (ix) Except as disclosed on Section 5.03(m)(ix) of Mason's Disclosure Schedule, neither Mason nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (x) Except as disclosed on Section 5.03(m)(x) of Mason's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of United, Mason or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (n) LABOR MATTERS. Neither Mason nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Mason or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Mason or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Mason's knowledge, threatened, nor is Mason aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o) TAKEOVER LAWS; DISSENTERS RIGHTS. Mason has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER LAWS"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of Mason's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to United) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA. The provisions of Article 7 of the Mason Certificate do not apply to the entering into of this Agreement, this Agreement and the transactions contemplated hereby, including the Merger, as they have been approved by the required majority votes of the directors referred to therein. The provisions of Article 7 of the Mason Certificate do not apply to the entering into of the Stock Option Agreement, the Stock Option Agreement and the transactions contemplated thereby. Holders of Mason Common Stock do not have dissenters' rights in connection with the Merger.

     (p) ENVIRONMENTAL MATTERS. To Mason's knowledge, neither the conduct nor operation of Mason or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Mason's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Mason's knowledge, neither Mason nor any of its Subsidiaries has received any notice from any person or entity that Mason or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (q) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to Mason and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Mason or its Subsidiaries. Mason has made available to United true and correct copies of the United States federal income Tax Returns filed by Mason and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Mason nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Mason's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Mason's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Mason nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

     (iii) Mason and its Subsidiaries will not be liable for any taxes as a result of any Covered Transaction.

     (r) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Mason's own account, or for the account of one or more of Mason's Subsidiaries or their customers (all of which are listed on Mason's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Mason or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Mason nor its Subsidiaries, nor to Mason's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

     (s) BOOKS AND RECORDS. The books and records of Mason and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

     (t) INSURANCE. Mason's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Mason or its Subsidiaries. Mason and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Mason reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Mason and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (u) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

     (v) DISCLOSURE. The representations and warranties contained in this
Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 REPRESENTATIONS AND WARRANTIES OF UNITED. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, United hereby represents and warrants to Mason as follows:

          (a) ORGANIZATION, STANDING AND AUTHORITY. United is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. United is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) UNITED STOCK. (i) As of the date hereof, the authorized capital stock of United consists solely of 20,000,000 shares of United Common Stock, of which no more than 15,295,130 shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, United does not have any Rights issued or outstanding with respect to United Stock and United does not have any commitment to authorize, issue or sell any United Stock or Rights, except pursuant to this Agreement. The outstanding shares of United Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of United Common Stock to be issued in exchange for shares of Mason Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) SUBSIDIARIES. Each of United's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) CORPORATE POWER. Each of United and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval by (i) the holders of a majority of the outstanding shares of United Common Stock entitled to vote thereon of the Articles Amendment and (ii) the holders of a majority of the votes present or represented by proxy at the United Meeting of the issuance of United Common Stock as contemplated hereby (which are the only shareholder votes required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of United and the United Board prior to the date hereof. This Agreement is a valid and legally binding agreement of United, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking authorities; (B) the adoption and approval by the shareholders of United of the Articles Amendment and the issuance of United Common Stock as contemplated hereby; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of the related certificate of merger and the filing of the Articles Amendment with the West Virginia Secretary; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of United Stock in the Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, United is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Subsidiaries or to which United or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of United or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) United's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of United and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of United and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to United.

          (h) LITIGATION; REGULATORY ACTION. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against United or any of its Subsidiaries and, to the best of United's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither United nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has United or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) COMPLIANCE WITH LAWS. Each of United and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that United or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to United's knowledge, do any grounds for any of the foregoing exist).

          (j) NO BROKERS. No action has been taken by United that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (k) TAKEOVER LAWS. United has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to United.

          (l) ENVIRONMENTAL MATTERS. To United's knowledge, neither the conduct nor operation of United or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Mason's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To United's knowledge, neither United nor any of its Subsidiaries has received any notice from any person or entity that United or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (m) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to United and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of United or its Subsidiaries. Neither United nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by United's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in United's SEC Documents filed on or prior to the date hereof.

          (n) BOOKS AND RECORDS. The books and records of United and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (o) INSURANCE. United's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by United or its Subsidiaries. United and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of United reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; United and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (p) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

          (q) DISCLOSURE. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (r) REPRESENTATIONS AND WARRANTIES OF UNITED WITH RESPECT TO MERGER SUBS. (i) ORGANIZATION, STANDING AND AUTHORITY. Each Merger Sub has been duly organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (ii) POWER. Each Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (iii) AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all requisite action on the part of each Merger Sub and its respective subsidiaries or members. This Agreement is a valid and legally binding agreement of each Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                                   ARTICLE VI

                                   COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Mason and United agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Without limiting the foregoing, United agrees to use its reasonable best efforts prior to the Effective Time to file the Articles Amendment.

     6.02 STOCKHOLDER APPROVALS. United and Mason agree to take, in accordance with applicable law or NASDAQ rules and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon in the case of United, the approval and adoption of the Articles Amendment, the issuance of United Common Stock as contemplated hereby and any other matter required to be approved by United's stockholders for consummation of the Merger (including any adjournment or postponement, the "UNITED MEETING") and, in the case of Mason, the approval of this Agreement, the Plan of Merger and any other matters required to be approved by Mason's stockholders for consummation of the Merger (including any adjournment or postponement, the "MASON MEETING"), in each case as promptly as practicable after the Registration Statement is declared effective.

     6.03 REGISTRATION STATEMENT. (a) United agrees to prepare a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by United with the SEC in connection with the issuance of United Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of United and Mason constituting a part thereof (the "PROXY STATEMENT") and all related documents). Mason agrees to cooperate, and to cause its Subsidiaries to cooperate, with United, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that Mason and its Subsidiaries have cooperated as required above, United agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Mason and United agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. United also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Mason agrees to furnish to United all information concerning Mason, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Mason and United agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the United Meeting or the Mason Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Mason and United further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) United agrees to advise Mason, promptly after United receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of United Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) United and Mason, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

     6.04 PRESS RELEASES. Each of Mason and United agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

     6.05 ACCESS; INFORMATION. (a) Each of Mason and United agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 ACQUISITION PROPOSALS. Mason agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than United with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Mason shall promptly (within 24 hours) advise United following the receipt by Mason of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise United of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07. AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) United shall deliver to Mason a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the United Meeting, deemed to be an "affiliate" of United (each, a "United Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Mason shall deliver to United a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Mason Meeting, deemed to be an "affiliate" of Mason (each, a "Mason Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Each of Mason and United shall use its respective reasonable best efforts to cause each person who may be deemed to be a Mason Affiliate or a United Affiliate, as the case may be, to execute and deliver to Mason and United on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B or Exhibit C, respectively.

     6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 CERTAIN POLICIES. Prior to the Effective Date, Mason shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and United, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of United; PROVIDED, HOWEVER, that Mason shall not be obligated to take any such action pursuant to this Section 6.09 unless and until United acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Mason that United's representations and warranties, subject to
Section 5.02, are true and correct as of such date and that United is otherwise material in compliance with this Agreement. Mason's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

     6.10 NASDAQ LISTING. To the extent so required, United agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ, subject to official notice of issuance, the shares of United Common Stock to be issued to the holders of Mason Common Stock in the Merger.

     6.11 REGULATORY APPLICATIONS. (a) United and Mason and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of United and Mason shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 INDEMNIFICATION. (a) Following the Effective Date and for a period of six years thereafter, United shall indemnify, defend and hold harmless the present directors, officers and employees of Mason and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Mason is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the Mason Certificate and the Mason By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Virginia law, the Mason Certificate and the Mason By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to United) selected by United and reasonably acceptable to such officer or director.

     (b) For a period of four years from the Effective Time, United shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Mason or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to Mason) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Mason; PROVIDED, HOWEVER, that in no event shall United be required to expend more than 200 percent of the current amount expended by Mason (the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; PROVIDED, FURTHER, that if United is unable to maintain or obtain the insurance called for by this Section 6.12(b), United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of Mason or any Subsidiary may be required to make application and provide customary representations and warranties to United's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify United thereof; PROVIDED that the failure so to notify shall not affect the obligations of United under Section 6.12(a) unless and to the extent that United is actually prejudiced as a result of such failure.

     (d) If United or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of United shall assume the obligations set forth in this Section 6.12.

     6.13 BENEFIT PLANS. It is the intention of United that within a reasonable period of time following the Effective Time (a) it will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of United, (b) any such employees will receive credit for years of service with Mason or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting and (c) United shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

     6.14 NOTIFICATION OF CERTAIN MATTERS. Each of Mason and United shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 DIRECTORS AND OFFICERS. (a) United agrees to cause five members of the Mason Board on the date hereof (selected by United after consultation with Mason), including Bernard J. Clineburg, who are still members of the Mason Board immediately prior to the Effective Time and willing and eligible to serve to be elected or appointed as a director of United at the Effective Time and shall cause Mr. Clineburg to also be elected or appointed as a member of the Executive Committee of the United Board.

     (b) United agrees to cause Bernard J. Clineburg, the Chief Executive Officer and President of Mason to be elected or appointed as the President of United at the Effective Time.

     6.16 DIVIDEND COORDINATION. After November 1, 1997, the Board of Directors of Mason shall cause its regular quarterly dividend record dates and payment dates for Mason Common Stock to be the same as United's regular quarterly dividend record dates and payment dates for United Common Stock (e.g., Mason shall move its next dividend record and payment dates from October and October to September and October, respectively), and Mason shall not thereafter change its regular dividend payment dates and record dates.

     6.17 BANK MERGER. Each of Mason and United shall use its reasonable best efforts to cause and effect the merger of United's state-chartered Virginia bank into Mason's state-chartered Virginia bank as promptly as reasonably practicable following the Effective Date.

     6.18 MASON FEE. If (a) the United Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Mason, (b) United shall be in material and willful breach of any of its covenants contained in this Agreement such that Mason shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) or (c) the stockholders of United do not approve this Agreement at the United Meeting, in each case after there has been proposed by a third party a United Acquisition Transaction (the "Proposal"), then, in any such event, upon the actual consummation of a United Acquisition Transaction with such third party within 18 months after the Proposal, United shall pay Mason a fee of $9,000,000.

     Notwithstanding anything to the contrary contained herein, the fee provided for in this Section 6.18 shall not be payable if United has terminated, or has or had the right to terminate, the Merger Agreement pursuant to Section 8.01(b), 8.01(d)(ii) as a result of the Mason stockholders not approving this Agreement or Section 8.01(e).

     For purposes of the foregoing, "United Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction" in the Stock Option Agreement except that the term "Issuer" therein shall refer to and mean United and the percentage referred to in clause (z) of the second sentence shall be 25%.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of United and Mason to consummate the Merger is subject to the fulfillment or written waiver by United and Mason prior to the Effective Time of each of the following conditions:

          (a) STOCKHOLDER APPROVALS. This Agreement and the Plan of Merger shall have been duly approved by the requisite vote of the stockholders of Mason and the Articles Amendment and the issuance of United Common Stock as contemplated hereby shall have been duly approved by the requisite vote of the stockholders of United.

          (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the United Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome.

          (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of United Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (f) LISTING. To the extent required, the shares of United Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (g) ARTICLES AMENDMENT. The Articles Amendment shall have been filed and effective under the WVCA.

     7.02 CONDITIONS TO OBLIGATION OF MASON. The obligation of Mason to consummate the Merger is also subject to the fulfillment or written waiver by Mason prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of United set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Mason shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF UNITED. United shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Mason shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

          (c) OPINION OF MASON'S COUNSEL. Mason shall have received an opinion of Silver, Freedman & Taff, L.L.P. counsel to Mason, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Mason who receive shares of United Common Stock in exchange for shares of Mason Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from Mason and others.

          (d) ACCOUNTING TREATMENT. Mason shall have received from Ernst & Young LLP, Mason's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     7.03 CONDITIONS TO OBLIGATION OF UNITED. The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mason set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of Mason by the Chief Executive Officer and the Chief Financial Officer of Mason to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF MASON. Mason shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, signed on behalf of Mason by the Chief Executive Officer and the Chief Financial Officer of Mason to such effect.

          (c) OPINION OF UNITED'S COUNSEL. United shall have received an opinion of Sullivan & Cromwell, special counsel to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from United and others.

          (d) ACCOUNTING TREATMENT. United shall have received from Ernst & Young LLP, United's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

                                  ARTICLE VIII

                                  TERMINATION

     8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of United and Mason, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) BREACH. At any time prior to the Effective Time, by United or Mason, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) DELAY. At any time prior to the Effective Time, by United or Mason, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Acquisition is not consummated by July 15, 1998, except to the extent that the failure of the Acquisition then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) NO APPROVAL. By Mason or United, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Mason Meeting or the United Meeting.

          (e) FAILURE TO RECOMMEND, ETC. At any time prior to the Mason Meeting, by United if the Mason Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of United; or at any time prior to the United

     Meeting, by Mason, if the United Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Mason.

          (f) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. At any time prior to September 13, 1997, by United if Mason shall not have executed and delivered the Stock Option Agreement to United.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.12, 6.13, 6.15, 6.17 and this Article IX which shall survive the Effective
Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 6.18, 8.02, and this Article IX which shall survive such termination).

     9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Mason Meeting, this Agreement may not be amended if it would violate the VSCA and (B) after the United Meeting, this Agreement may not be amended if it would violate the WVCA.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

     9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Mason and United.

     9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to Mason, to:

        George Mason Bankshares, Inc.
        1185 Main Street
        Fairfax, VA 22030
        Facsimile: (703) 246-0157
        Attn: Bernard H. Clineburg,
           Chief Executive Officer
           James Consagra,
           Chief Financial Officer

        With a copy to:
        Silver, Freedman & Taff, L.L.P.
        1100 New York Avenue, N.W.
        Suite 700
        Washington, D.C. 20005-3934
        Facsimile: (202) 682-0354

        Attn: Barry P. Taff, P.C.
        Christopher R. Kelly, P.C.

        If to United, to:

        United Bankshares, Inc.
        514 Market Street
        Parkersburg, WV 26101
        Attn: Richard M. Adams,
           Chairman of the Board and Chief Executive Officer
           Steven Wilson
           Chief Financial Officer

        With a copy to:
        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004-2498
        Facsimile: (212) 558-3588
        Attn: H. Rodgin Cohen, Esq.
           Mark J. Menting, Esq.

     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Mason, United or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                         GEORGE MASON BANKSHARES, INC.

                                         By: /s/ BERNARD H. CLINEBURG
                                           _____________________________________
                                           Name: Bernard H. Clineburg
                                           Title: President and Chief Executive
                                         Officer

                                         By: /s/ KEVIN F. DECOSTE
                                           _____________________________________
                                           Name: Kevin F. DeCoste
                                           Title: Secretary

                                         UNITED BANKSHARES, INC.

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: Chairman of the Board and
                                         Chief Executive Officer

                                                                     EXHIBIT A-1

                                 PLAN OF MERGER

     PLAN OF MERGER (this "PLAN") of George Mason Bankshares, Inc. ("MASON"), a Virginia corporation, and George Mason Holding Company ("MASON HOLDING"), a Virginia Corporation and wholly owned subsidiary of United Bankshares, Inc. ("UNITED").

                                   ARTICLE I

                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Plan with the meanings set forth below:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EFFECTIVE DATE" means the effective date of the Merger.

     "EFFECTIVE TIME" means the effective time of the Merger.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, as amended, by and between Mason and United.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "TREASURY STOCK" mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED COMMON STOCK" means the common stock, par value $5.00 per share, of United.

     "VSCA" means the Virginia Stock Corporation Act.

     1.2 CERTAIN DEFINITIONS. Terms used and not otherwise defined herein have the meanings specified in the Merger Agreement.

                                   ARTICLE II

                              TERMS OF THE MERGER

     2.1 THE MERGER. The names of the corporations to be merged are George Mason Holding Company and George Mason Bankshares, Inc. At the Effective Time, Mason Holding shall merge with and into Mason (the "MERGER"), the separate corporate existence of Mason Holding shall cease and Mason shall survive and continue to exist as a Virginia corporation and wholly owned subsidiary of United (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

     2.2 EFFECT OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article IV of this Plan, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.3 ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Mason immediately after the Merger shall be those of Mason Holding as in effect immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF MASON. The directors and officers of Mason immediately after the Merger shall be the directors and officers of Mason Holding immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

                                  ARTICLE III

                              MANNER AND BASIS OF
                               CONVERTING SHARES

     3.1 MERGER CONSIDERATION. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

     (a) OUTSTANDING MASON COMMON STOCK. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.85 of a share of United Common Stock (the "EXCHANGE RATIO"). In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Mason Common Stock is the only class of stock of Mason issued and outstanding.

     (b) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Common Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such Mason Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Common Stock.

     3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.4 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with Chase Mellon Shareholder Services (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.4. After becoming so entitled in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to the Merger Agreement and this Plan, in each case, without any interest thereon.

     3.5 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by the Merger Agreement, this Plan and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     4.1 Consummation of the Merger is conditioned upon the following:

     (a) (i) Approval of the Merger Agreement and this Plan by the affirmative vote of more than two-thirds of the outstanding shares of Mason Common Stock and
(ii) approval of an amendment to the United Restated Articles of Incorporation increasing the number of authorized shares of United Common Stock and the issuance by United of shares of United Common Stock to be issued pursuant to the Merger by a majority of the outstanding shares of United Common Stock;

     (b) Receipt of required regulatory approvals;

     (c) Absence of governmental action prohibiting consummation;

     (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

     (e) Receipt of all required permits and authorizations under state securities laws;

     (f) To the extent required, approval of the shares of United Common Stock issued in the Merger for listing on the NASDAQ, subject to notice of issuance;

     (g) The filing and effectiveness of the amendment to the United Restated Articles of Incorporation;

     (h) All representations and warranties made by the respective parties are true and correct as of the Effective Time as contemplated by the Merger Agreement and receipt by the parties of appropriate officers' certificates to such effect; and

     (i) Performance of all required obligations by the respective parties and receipt by the parties of appropriate officers' certificates to such effect.

                                   ARTICLE V

                                  TERMINATION

     5.1 This Plan may be terminated prior to the Effective Time as provided in
Article VIII of the Merger Agreement and shall terminate at the same time as the Merger Agreement.

                                                                       EXHIBIT B

                         FORM OF MASON AFFILIATE LETTER

                                                              ____________, 1997

George Mason Bankshares, Inc.
1185 Main Street
Fairfax, VA 22030
Attention: James Consagra,
          Chief Financial Officer

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Attention: Steven Wilson,
          Chief Financial Officer

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of George Mason Bankshares, Inc. a Virginia corporation ("Mason"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), by and between Mason and United Bankshares, Inc. a West Virginia corporation ("United"), Mason plans to merge with and into United (the "Merger") and that the Merger is intended to be accounted for under the "pooling of interests" accounting method.

     I further understand that as a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of United ("United Stock") (i) in exchange for shares of common stock, par value $1.11 per share, of Mason ("Mason Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of United Stock and Mason Stock, to the extent I felt necessary, with my counsel or counsel for Mason.

     I represent, warrant and covenant with and to United that in the event I receive any United Stock as a result of the Merger:

     1. I shall not make any sale, transfer, or other disposition of such United Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to United, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

     2. I understand that United is under no obligation to register the sale, transfer or other disposition of shares of United Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to United's transfer agent with respect to shares of United Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated ____________, 199_, between the registered holder hereof and United Bankshares, Inc., a copy of which agreement is on file at the principal offices of United Bankshares, Inc."

     4. I understand that, unless transfer by me of the United Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, United reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to United (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to United, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to United that the United Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further represent, warrant and covenant with and to United that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Mason Stock or United Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Mason and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

     I further understand and agree that this letter agreement shall apply to all shares of Mason Stock and United Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

     I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if Mason or United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Mason Stock or United Stock in order for United to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                         Very truly yours,

                                         By ____________________________________
                                           Name:

Accepted this ____ day of
_______________, 1997.

GEORGE MASON BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

UNITED BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

                                                                       EXHIBIT C

                        FORM OF UNITED AFFILIATE LETTER

                                                              ____________, 1997

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Attention: Steven Wilson,
          Chief Financial Officer

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of United Bankshares, Inc., a West Virginia corporation ("United"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), by and between George Mason Bankshares, Inc., a Virginia corporation ("Mason"), and United, Mason plans to merge with and into United (the "Merger") and that the merger is intended to be accounted for under the "pooling of interests" accounting method.

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of United and Mason, to the extent I felt necessary, with my counsel or counsel for United.

     I hereby represent, warrant and covenant with and to United that:

     1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Mason or United (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Mason and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

     2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Mason and United that I am deemed to beneficially own pursuant to applicable federal securities laws.

     3. If United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Mason or United in order for United to be entitled to use the "pooling of interests" accounting method, I will abide by such restrictions.

                                         Very truly yours,

                                         By ____________________________________
                                           Name:

Accepted this ____ day of
_______________, 1997.

UNITED BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

                                                                         ANNEX A

      FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION TO ACQUISITION AGREEMENT

     SUPPLEMENT, dated as of the [ ] day of [ ], 1997 (this "SUPPLEMENT"), to the Agreement and Plan of Merger, dated as of September 10, 1997 (as amended from time to time in accordance with the terms thereof, the "MERGER AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and United Bankshares, Inc. ("UNITED").

     WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

     WHEREAS, pursuant to Section 2.01 of the Merger Agreement, United has determined to consummate the Merger in part through the merger of [insert name(s) of Merger Sub(s)] ([each and][the] "MERGER SUB") with and into Mason.

     NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, [each of] the undersigned (i) adopts and becomes a party to the Acquisition Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

     IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                         [INSERT NAME OF MERGER SUB]

                                         By: ___________________________________
                                           Name:
                                           Title:

                                                                  CONFORMED COPY

          SUPPLEMENT FOR MERGER SUB ACCESSION TO ACQUISITION AGREEMENT

     SUPPLEMENT, dated as of the 10th day of December, 1997 (this "SUPPLEMENT"), to the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997 (as amended from time to time in accordance with the terms thereof, the "MERGER AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and United Bankshares, Inc. ("UNITED").

     WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

     WHEREAS, pursuant to Section 2.01 of the Merger Agreement, United has determined to consummate the Merger in part through the merger of George Mason Holding Company ("MERGER SUB") with and into Mason.

     NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, the undersigned (i) adopts and becomes a party to the Acquisition Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

     IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                         GEORGE MASON HOLDING COMPANY

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: President

                                 PLAN OF MERGER

     PLAN OF MERGER (this "PLAN") of George Mason Bankshares, Inc. ("MASON"), a Virginia corporation, and George Mason Holding Company ("MASON HOLDING"), a Virginia Corporation and wholly owned subsidiary of United Bankshares, Inc. ("UNITED").

                                   ARTICLE I

                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Plan with the meanings set forth below:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EFFECTIVE DATE" means the effective date of the Merger.

     "EFFECTIVE TIME" means the effective time of the Merger.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, as amended, by and between Mason and United.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "TREASURY STOCK" mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED COMMON STOCK" means the common stock, par value $5.00 per share, of United.

     "VSCA" means the Virginia Stock Corporation Act.

     1.2 CERTAIN DEFINITIONS. Terms used and not otherwise defined herein have the meanings specified in the Merger Agreement.

                                   ARTICLE II

                              TERMS OF THE MERGER

     2.1 THE MERGER. The names of the corporations to be merged are George Mason Holding Company and George Mason Bankshares, Inc. At the Effective Time, Mason Holding shall merge with and into Mason (the "MERGER"), the separate corporate existence of Mason Holding shall cease and Mason shall survive and continue to exist as a Virginia corporation and wholly owned subsidiary of United (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

     2.2 EFFECT OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article IV of this Plan, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.3 ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorpora tion and by-laws of Mason immediately after the Merger shall be those of Mason Holding as in effect immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF MASON. The directors and officers of Mason immediately after the Merger shall be the directors and officers of Mason Holding immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     3.1 MERGER CONSIDERATION. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

     (a) OUTSTANDING MASON COMMON STOCK. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.85 of a share of United Common Stock (the "EXCHANGE RATIO"). In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Mason Common Stock is the only class of stock of Mason issued and outstanding.

     (b) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Common Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such Mason Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Common Stock.

     3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.4 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with Chase Mellon Shareholder Services (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this
Section 3.4. After becoming so entitled in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to the Merger Agreement and this Plan, in each case, without any interest thereon.

     3.5 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by the Merger Agreement, this Plan and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     4.1 Consummation of the Merger is conditioned upon the following:

     (a) (i) Approval of the Merger Agreement and this Plan by the affirmative vote of more than two-thirds of the outstanding shares of Mason Common Stock and
(ii) approval of an amendment to the United Restated Articles of Incorporation increasing the number of authorized shares of United Common Stock and the issuance by United of shares of United Common Stock to be issued pursuant to the Merger by a majority of the outstanding shares of United Common Stock;

     (b) Receipt of required regulatory approvals;

     (c) Absence of governmental action prohibiting consummation;

     (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

     (e) Receipt of all required permits and authorizations under state securities laws;

     (f) To the extent required, approval of the shares of United Common Stock issued in the Merger for listing on the NASDAQ, subject to notice of issuance;

     (g) The filing and effectiveness of the amendment to the United Restated Articles of Incorporation;

     (h) All representations and warranties made by the respective parties are true and correct as of the Effective Time as contemplated by the Merger Agreement and receipt by the parties of appropriate officers' certificates to such effect; and

     (i) Performance of all required obligations by the respective parties and receipt by the parties of appropriate officers' certificates to such effect.

                                   ARTICLE V

                                  TERMINATION

     5.1 This Plan may be terminated prior to the Effective Time as provided in
Article VIII of the Merger Agreement and shall terminate at the same time as the Merger Agreement.

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

                                                                  CONFORMED COPY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of September 11, 1997, between United Bankshares, Inc., a West Virginia corporation ("Grantee"), and George Mason Bankshares, Inc., a Virginia corporation ("Issuer").

                                  WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,018,000 fully paid and nonassessable shares of the common stock, par value $1.11 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NASDAQ National Market System on September 4 and 5, 1997; PROVIDED, HOWEVER, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); PROVIDED, FURTHER, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (each, a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 8.01(b) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement, (y) by Issuer or Grantee pursuant to Section 8.01(d) (ii) if Grantee's shareholders do not approve the Merger Agreement at the meeting, or (z) by Issuer or Grantee pursuant to Section 8.01(d)(i).

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean
     (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or any Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, PROVIDED that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of ________, 199_, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed subject to the receipt of any necessary regulatory approvals to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share

Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b) (i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.G., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; PROVIDED, HOWEVER, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $9.0 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                         GEORGE MASON BANKSHARES, INC.

                                         By: /s/ BERNARD H. CLINEBURG
                                           _____________________________________
                                           Name: Bernard H. Clineburg
                                           Title: President and Chief Executive
                                         Officer

                                         By: /s/ KEVIN F. DECOSTE
                                           _____________________________________
                                           Name: Kevin F. DeCoste
                                           Title: Secretary

                                         UNITED BANKSHARES, INC.

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: Chairman of the Board and
                                         Chief Executive Officer

                                                                      APPENDIX C

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                                               January 29, 1998

Board of Directors
George Mason Bankshares, Inc.
11185 Main Street
Fairfax, VA 22030

Board of Directors:

     You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR"), provide you with its opinion as to the fairness, from a financial point of view, to holders of common stock ("Stockholders") of George Mason Bankshares, Inc. ("GMB" or the "Company") of the Consideration (as hereinafter defined) to be received by them pursuant to the Agreement and Plan of Merger between GMB and United Bankshares, Inc. ("UBI"), dated September 10, 1997 (the "Merger Agreement"), pursuant to which GMB will be merged with and into UBI (the "Merger") and George Mason Bank, the wholly-owned banking subsidiary of GMB, will continue in existence as a wholly-owned banking subsidiary of UBI as a result of the Merger. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock of GMB (other than those shares subject to dissenters' rights) shall be converted into the right to receive from UBI .85 shares of UBI common stock (the "Consideration"), subject to certain terms and conditions. The Merger Agreement will be considered at a special meeting of the Stockholders of GMB. The terms of the Merger are more fully set forth in the Merger Agreement.

     In delivering this opinion, FBR has completed the following tasks:

      1. reviewed UBI Annual Reports to Stockholders for the fiscal year ended December 31, 1996 and UBI Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal years ended December 31, 1994 through 1996;

      2. reviewed GMB's Annual Reports to Stockholders for the fiscal years ended December 31, 1995 and 1996 and GMB Annual Reports on Form 10-K filed with the SEC for the fiscal years ended December 31, 1995 and 1996;

      3. reviewed UBI Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed with the SEC;

      4. reviewed GMB's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed with the SEC;

      5. reviewed both UBI's and GMB's unaudited financial statements for the seven months ended July 31, 1997;

      6. reviewed the reported market prices and trading activity for GMB common stock for the period January 1994 through September 9, 1997 and for UBI common stock for the period January 1994 through January 28, 1998;

      7. discussed the financial condition, results of operations, business and prospects of GMB and UBI with the managements of GMB and UBI;

      8. compared the results of operations and financial condition of GMB and UBI with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to GMB or UBI, as the case may be;

      9. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable;

     10. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by UBI;

     11. reviewed a copy of the Merger Agreement; and

     12. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

     In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning GMB and UBI furnished to it by GMB or UBI, or the publicly-available

Board of Directors
George Mason Bankshares, Inc.
January 29, 1998
Page 2
financial and other information regarding GMB, UBI and other financial institutions (or their holding companies). FBR has assumed that all such information is accurate and complete. FBR has further relied on the assurances of management of GMB and UBI that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for UBI and GMB provided to FBR by their respective management, FBR has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of UBI and GMB, as the case may be. FBR has assumed that there has been no material change in GMB's assets, financial condition, result of operations, business or prospects since September 30, 1997. FBR did not undertake an independent appraisal of the assets or liabilities of GMB nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances for loan losses, was not requested to and did not review such allowances, and was not requested to and did not review any individual credit files of GMB. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

     FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, savings institutions and financial institution holding companies, initial and secondary offerings, mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies. FBR has experience in, and knowledge of, the valuation of bank and thrift securities in Virginia, West Virginia and the rest of the United States.

     FBR has acted as a financial advisor to GMB in connection with the Merger and will receive a fee for services rendered which is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of GMB or UBI for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in the securities.

     Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Consideration is fair, from a financial point of view, to the Stockholders of GMB.

     This letter is solely for the information of the Board of Directors of GMB and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent.

                                         Very truly yours,

                                         FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                      C-2